UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

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PepsiCo, Inc.
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700 Anderson Hill Road

Purchase, New York 10577-1444

March 23, 2012

Dear Fellow PepsiCo Shareholders:

We are pleased to invite you to attend our 2012 Annual Meeting of Shareholders, which will be held on Wednesday, May 2, 2012 at 9:00 a.m. Eastern Daylight Time at the North Carolina History Center at Tryon Palace, 529 South Front Street, New Bern, North Carolina 28562. New Bern, North Carolina is the “birthplace” of PepsiCo, and we are pleased to be returning to this historic place for our 2012 Annual Meeting. For your convenience, we will offer a live webcast of our Annual Meeting on our website at www.pepsico.com under “Investors”—“Investor Presentations.”

2011 was an important year for PepsiCo. We delivered solid top- and bottom-line growth and made disciplined investments in the business to generate long-term value. We bolstered our strong leadership team by bringing in external talent with skills that will help position PepsiCo to perform in a new and changing environment. Alberto Weisser, the Chairman and Chief Executive Officer of Bunge Limited, a global food, commodity and agribusiness company, joined our Board of Directors in September 2011. We also added two key executives to our senior team: Enderson Guimaraes, who was previously executive vice president and chief executive officer of Electrolux’s appliances business in Europe, Africa and the Middle East, joined us as President of Global Operations, and Maura A. Smith, who was previously general counsel of International Paper Company, joined us as Executive Vice President, Government Affairs, General Counsel and Corporate Secretary.

2012 is another critical year for PepsiCo. We are implementing a number of key initiatives to further strengthen our Company and enhance shareholder value. To support our Company’s growth globally, we have also announced important changes to our organizational structure, namely that John C. Compton has assumed the role of President, PepsiCo, and that Brian C. Cornell, who was most recently president and chief executive officer of Sam’s Club, a highly successful division of Wal-Mart Stores, Inc., has rejoined PepsiCo as CEO, PepsiCo Americas Foods. In addition, one of our long-serving directors, Arthur C. Martinez, has reached our Board’s retirement age and therefore will retire from the Board effective as of the Annual Meeting. We thank Arthur for his many years of exemplary service to our Company.

At the Annual Meeting, we will ask you to elect our Board of Directors, ratify the appointment of KPMG LLP as our independent registered public accountants, provide your advisory approval of our executive compensation, re-approve the performance measures in our 2007 Long-Term Incentive Plan, and vote upon three shareholder proposals. We will review the Company’s progress during the past year and discuss any other business matters properly brought before the meeting. The attached Proxy Statement explains our voting procedures, describes the business we will conduct and provides information about the Company that you should consider when you vote your shares.

We are pleased to again take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

Your vote is very important to us. Whether or not your plan to attend the Annual Meeting in person, we encourage you to vote promptly. You may vote by telephone or over the Internet, or by completing, signing, dating and returning the enclosed proxy card or vote instruction form if you requested to receive printed proxy materials.

Thank you for your ongoing support of PepsiCo.

Cordially,

Indra K. Nooyi

Chairman of the Board and

Chief Executive Officer

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Wednesday, May 2, 2012 at 9:00 a.m. Eastern Daylight Time

Place	The North Carolina History Center at Tryon Palace, 529 South Front Street, New Bern, North Carolina 28562

Items of Business	•	Item One: Elect as directors the 12 nominees named in the attached Proxy Statement.

•	Item Two: Ratify the appointment of KPMG LLP as our independent registered public accountants for fiscal year 2012.

•	Item Three: Provide advisory approval of our executive compensation.

•	Item Four: Re-approve the performance measures available under our 2007 Long-Term Incentive Plan.

•	Item Five: Consider a shareholder proposal regarding a lobbying practices report, if properly presented.

•	Item Six: Consider a shareholder proposal regarding the formation of a risk oversight committee, if properly presented.

•	Item Seven: Consider a shareholder proposal regarding a policy that the Chairman of the Board should be an independent director, if properly presented.

Record Date	Holders of record of our Common Stock and Convertible Preferred Stock as of the close of business on March 2, 2012 will be entitled to notice of, and to vote, at the Annual Meeting.

Live Webcast	The Annual Meeting will be webcast on our website at www.pepsico.com under “Investors”—“Investor Presentations” beginning at 9:00 a.m. Eastern Daylight Time on May 2, 2012.

Proxy Voting

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, please promptly vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or vote instruction form so that your shares will be represented at the Annual Meeting.

March 23, 2012	By Order of the Board of Directors,

Maura Abeln Smith

Corporate Secretary

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Shareholders

To Be Held on May 2, 2012

The Notice of Annual Meeting, Proxy Statement and the Annual Report for

the fiscal year ended December 31, 2011 are available at www.pepsico.com/proxy12.

PROXY STATEMENT

2012 Annual Meeting of Shareholders

INFORMATION ABOUT OUR ANNUAL MEETING

This Proxy Statement is furnished in connection with the solicitation of proxies by PepsiCo, Inc. on behalf of the Board of Directors for the 2012 Annual Meeting of Shareholders. PepsiCo is making this Proxy Statement and the form of proxy first available on or about March 23, 2012.

The 2012 Annual Meeting of Shareholders will be held on Wednesday, May 2, 2012 at 9:00 a.m. Eastern Daylight Time at the North Carolina History Center at Tryon Palace, 529 South Front Street, New Bern, North Carolina 28562.

At the 2012 Annual Meeting, shareholders will vote on the following matters, as well as any other business properly brought before the meeting:

•	Item One: Elect as directors the 12 nominees named in this Proxy Statement. The Board recommends a vote FOR each of the nominees.

•	Item Two: Ratify the appointment of KPMG LLP as our independent registered public accountants for fiscal year 2012. The Board recommends a vote FOR this proposal.

•	Item Three: Provide advisory approval of our executive compensation. The Board recommends a vote FOR this proposal.

•	Item Four: Re-approve the performance measures available under our 2007 Long-Term Incentive Plan. The Board recommends a vote FOR this proposal.

•	Item Five: Consider a shareholder proposal regarding a lobbying practices report, if properly presented. The Board recommends a vote AGAINST this proposal.

•	Item Six: Consider a shareholder proposal regarding the formation of a risk oversight committee, if properly presented. The Board recommends a vote AGAINST this proposal.

•

Item Seven:    Consider a shareholder proposal regarding a policy that the Chairman of the Board should be an independent director, if properly presented. The Board recommends a vote AGAINST this proposal.

Shareholders of record of PepsiCo Common Stock and Convertible Preferred Stock at the close of business on March 2, 2012, the record date, or their duly authorized proxy holders, are entitled to vote on each matter submitted to a vote at the 2012 Annual Meeting and at any adjournment or postponement of the Annual Meeting.

General Information About the Proxy Materials

Why am I receiving these proxy materials?

Our Board of Directors has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting of Shareholders. As a shareholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

What is included in these materials?

These proxy materials include:

•	this Proxy Statement for the Annual Meeting; and

•	our Annual Report for the fiscal year ended December 31, 2011.

If you received printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials to all of our shareholders, we have elected to furnish such materials to selected shareholders by providing access to these documents over the Internet. Accordingly, on March 23, 2012, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our shareholders. These shareholders have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials by calling the toll-free number found on the Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of the Annual Meeting.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•      view our proxy materials for the Annual Meeting on the Internet;

•      vote your shares after you have viewed our proxy materials;

•      request a printed copy of the proxy materials; and

•      instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will lower our costs of delivery and will reduce the environmental impact of our Annual Meeting.

Copies of the proxy materials are available for viewing at www.pepsico.com/proxy12.

You may have received proxy materials by email. Even if you received a printed copy of our proxy materials, you may choose to receive future proxy materials by email. If you do so, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.

Voting Procedures and Annual Meeting Attendance

Who may vote at the Annual Meeting?

Only shareholders of record of our Common Stock and Convertible Preferred Stock as of the close of business on our record date, March 2, 2012, are entitled to receive notice of and to vote at the Annual Meeting and at any postponement or adjournment of the meeting. As of the record date, there were 1,587,484,314 shares of our Common Stock outstanding and entitled to one vote each at the Annual Meeting and 204,553 shares of Convertible Preferred Stock outstanding and entitled to 1,015,094 votes at the Annual Meeting (which number is equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could be converted on the record date, rounded to the nearest share).

If I am a shareholder of record of the Company’s shares, how do I vote?

If you are a shareholder of record (that is, if your shares are registered in your own name with our transfer agent), you can vote any one of four ways:

•

Via the Internet.    If you received a Notice, you may vote by proxy via the Internet by visiting http://www.proxyvoting.com/pep and entering the control number found in the Notice. If you received or requested printed copies of the proxy materials by mail, you may vote via the Internet by following the instructions on your proxy card.

•	By Telephone. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

•	By Mail. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

•

In Person.    Attend the Annual Meeting and vote in person. Bring your printed proxy card if you received one by mail. Otherwise, the Company will give shareholders of record a ballot at the Annual Meeting.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name (that is, if you hold your shares through a broker, bank or other holder of record), you can vote in one of four ways:

•

Via the Internet.    If you received a Notice, you may vote by proxy via the Internet by visiting the website indicated in the Notice and following the simple instructions on the website using the control number found in the Notice. If you received or requested printed copies of the proxy material by mail, you may vote via the Internet by following the instructions on the vote instruction form.

•	By Telephone. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the vote instruction form.

•	By Mail. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

•	In Person. You must obtain a legal proxy from the organization that holds your shares if you wish to attend the Annual Meeting and vote in person.

As the beneficial owner of shares held in street name, you have the right to direct your bank or broker how to vote your shares, and it is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal.

Which items are considered “routine” or “non-routine”?

Proposal No. 2 (ratification of the appointment of the independent registered public accountants) is a matter that we believe will be designated “routine.”

Proposal No. 1 (election of directors), Proposal No. 3 (advisory approval of our executive compensation), Proposal No. 4 (re-approval of the performance measures available under our 2007 Long-Term Incentive Plan) and Shareholder Proposals No. 5, 6, and 7 are matters the Company believes will be considered “non-routine.”

Can employees who participate in PepsiCo’s Savings Plan/PepsiCo Hourly 401(k) Plan vote?

Yes, if you are an employee who participates in PepsiCo’s Savings Plan/PepsiCo Hourly 401(k) Plan (a portion of which constitutes an Employee Stock Ownership Plan), you can vote the shares you hold in the PepsiCo Savings Plan/PepsiCo Hourly 401(k) Plan as of the close of business on March 2, 2012. To do so, you must sign and return the proxy card or vote by the Internet or telephone, as instructed in the Notice or proxy materials you received in connection with the shares you hold in the PepsiCo Savings Plan/PepsiCo Hourly 401(k) Plan. If you do not provide voting instructions, the trustee will vote the shares credited to your PepsiCo Savings Plan/PepsiCo Hourly 401(k) Plan account in the same proportion as the PepsiCo Savings Plan/PepsiCo Hourly 401(k) Plan shares of other participants for which the trustee has received proper voting instructions.

What constitutes a quorum in order to hold and transact business at the Annual Meeting?

The presence in person or by proxy of the holders of record of a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Votes “for” and “against,” “abstentions” and “broker non-votes” will all be counted as present to determine whether a quorum has been established. Once a share of the Company’s Common Stock or Convertible Preferred Stock is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournments or postponements. If a quorum is not present, the holders of record of a majority of such shares present and entitled to vote may adjourn the meeting until a quorum is obtained.

Can I revoke my proxy or change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by voting again via the Internet or by telephone, by completing, signing, dating and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. Only your latest dated proxy we receive prior to the Annual Meeting will be counted. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Corporate Secretary at 700 Anderson Hill Road, Purchase, NY 10577 a written notice of revocation prior to the Annual Meeting.

What is the voting requirement to approve each of the proposals?

Assuming the existence of a quorum at the Annual Meeting:

•	Election of Directors. For Proposal No. 1, the affirmative vote of a majority of the votes cast with respect to the director is required to elect each director.

We have also implemented a Director Resignation Policy under our Corporate Governance Guidelines. Under this policy, if a director nominee in an uncontested election receives a greater number of votes “against” his or her election than votes “for” his or her election, the director nominee is required to offer his or her irrevocable resignation to the Board of Directors following certification of the shareholder vote. The Nominating and Corporate Governance Committee will consider the resignation offer and make a recommendation to the Board of Directors. Within 90 days following certification of the shareholder vote, the independent members of the Board will make a final determination as to whether to accept the director’s resignation, and will promptly publicly disclose the determination. A director who tenders his or her resignation under this provision shall not be present during the deliberations or voting by the Committee or the Board regarding whether to accept the resignation offer.

•

Ratification of Independent Registered Public Accountants.    For Proposal No. 2, the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy is required to ratify the appointment of the independent registered public accountants.

•

Provide Advisory Approval of our Executive Compensation.    For Proposal No. 3, the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy is required to approve, by non-binding vote, executive compensation.

•

Re-approval of the Performance Measures Available under our 2007 Long-Term Incentive Plan.    For Proposal No. 4, the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy is required to re-approve the performance measures available under our 2007 Long-Term Incentive Plan.

•

Shareholder Proposals 5, 6, and 7.    For Proposals No. 5, 6, and 7, approval of each of proposal requires the affirmative vote of a majority of the votes cast on such proposal at the Annual Meeting in person or by proxy.

Note on Abstentions and Broker Non-Votes.    Abstentions and broker non-votes are not treated as cast either for or against a matter, and therefore will not affect the outcome of the vote.

Note on “Broker Non-Votes.”    Under New York Stock Exchange rules, a broker may cast a vote on behalf of a beneficial owner on routine matters, such as Proposal No. 2, when the broker does not receive specific voting instructions from that beneficial owner. On non-routine Proposals No. 1, 3, 4, 5, 6, and 7, a broker may not cast a vote absent specific voting instructions from the beneficial owners. If you are a beneficial owner holding shares through a broker, bank or other holder of record and you do not vote on certain matters, your broker may cast a vote on your behalf for Proposal No. 2 but not Proposals No. 1, 3, 4, 5, 6, or 7.

Who will serve as the inspector of election?

Representatives from Computershare will serve as the inspectors of election.

Where can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting and publish them on the Investor Relations section of our website at www.pepsico.com. We will also disclose voting results on a Form 8-K filed with the SEC within four business days after the Annual Meeting.

How are proxies solicited and what is the cost?

We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at our Annual Meeting. We bear all expenses incurred in connection with the solicitations of proxies. We have engaged Innisfree M&A Incorporated to solicit proxies for an estimated fee of $18,500, plus expenses.

In addition to the solicitation of proxies by mail and electronically, PepsiCo intends to ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for the solicitation. Our directors, officers and employees also may solicit proxies by mail, telephone, electronic or facsimile transmission or in person. They will not receive any additional compensation for these activities.

How can I attend the Annual Meeting in Person?

Attendance at the Annual Meeting is limited to shareholders of record as of the close of business on March 2, 2012. Admission to the Annual Meeting will be on a first-come, first-served basis and will require an admission ticket. Each shareholder will be asked to present valid picture identification such as a driver’s license or passport. The use of cell phones, PDAs, pagers, recording and photographic equipment and/or computers is not permitted in the meeting rooms at the Annual Meeting. The North Carolina History Center at Tryon Palace is accessible to disabled persons. Upon advance request, we will provide wireless headsets for hearing amplification.

How do I receive an admission ticket?

If you are a registered shareholder and received your proxy materials by mail, your admission ticket is attached to your Notice or proxy card. If you received your proxy materials by email, you will be given an opportunity to print an admission ticket after you vote online.

If you are a beneficial owner of shares held in street name and received your proxy materials by mail, your admission ticket will be your Notice or vote instruction form you received from your bank, brokerage firm or other nominee. If you received your proxy materials by email, you will be given an opportunity to print an admission ticket through the email you received.

Shareholders who do not obtain on admission ticket in advance may obtain one upon verification of their ownership, as of the record date, at the registration desk on the day of the Annual Meeting. If you are a beneficial owner of shares, you must show proof of ownership, such as a bank or brokerage account statement. Registration will begin at 8:30 a.m. Eastern Daylight Time.

Can I listen to the Annual Meeting on the Internet?

Yes, our Annual Meeting will be webcast on May 2, 2012 at 9:00 a.m. Eastern Daylight Time. You are invited to visit www.pepsico.com under “Investors”—“Investor Presentations” to listen to the live webcast of the Annual Meeting. An archived copy of the webcast will be available on our website for at least 90 days following the date of our Annual Meeting.

ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

Our Board of Directors has nominated 12 directors for election at the Annual Meeting. The directors will hold office from election until the next Annual Meeting of Shareholders, or until their successors are elected and qualified. All of the nominees are currently PepsiCo directors who were elected by shareholders at the 2011 Annual Meeting, except for Alberto Weisser, who was elected to the Board in September 2011. Mr. Weisser was first brought to the attention of the Nominating and Corporate Governance Committee by our independent director search firm. Arthur C. Martinez, a member of our Board of Directors and the Chair of our Compensation Committee, has attained the age of 72 and will not stand for re-election pursuant to our retirement policy. As a result, Mr. Martinez will retire from the Board of Directors and the Board will be reduced to 12 directors effective as of the Annual Meeting. Our Board thanks Mr. Martinez for his exemplary service.

The Board looks for its current and potential directors to have a broad range of skills, education, experiences and qualifications that can be leveraged in order to benefit PepsiCo and its shareholders. The Board is particularly interested in maintaining a mix of skills and qualifications that include the following:

Directors’ Skills and Qualifications

• Public Company Leadership Experience • Financial Expertise • Multi-Industry / Company Experience • Consumer Goods Experience	• Information Technology / New Media Experience • Science-Based Capability • Academic / Government / Law / Regulatory Affairs Capability • Significant Global Experience

Additionally, directors are expected to possess personal traits such as candor, integrity and collegiality and must be able to commit significant time to the Company’s oversight.

Following each nominee’s biography below, we have highlighted certain notable skills and qualifications that contributed to his or her selection as a member of our Board of Directors. We have also included a chart immediately after the biographies to highlight the skills and qualifications of the Board as a whole.

We have no reason to believe that any of the nominees for director will be unable to serve if elected. However, if any of these nominees becomes unavailable, the persons named in the proxy intend to vote for any alternate designated by the current Board. Proxies cannot be voted for a greater number of persons than the nominees named.

Our Board of Directors recommends that shareholders vote “FOR” the election of the following directors.

SHONA L. BROWN, 46, was elected to our Board of Directors in 2009. Ms. Brown is Senior Vice President, Google.org of Google Inc., a position she has held since April 2011. Prior to assuming this role, Ms. Brown served as Senior Vice President, Business Operations since 2006 and from 2003 through 2006, she served as Vice President, Business Operations at Google Inc., in both roles leading internal business operations and people operations. From October 1995 to August 2003, Ms. Brown was at McKinsey and Company, a management consulting firm, where she had been a partner since December 2000. She is a director of the following not-for-profit organizations: San Francisco Jazz Organization; The Bridgespan Group; The Exploritorium and The Nature Conservancy.

Skills and Qualifications

As a director, Shona L. Brown provides PepsiCo with the unique perspective of building innovation into the business and people operations (including green operations) of a world-recognized global technology leader, Google Inc. From her career in business and consulting, she brings a deep expertise in building organizations optimized for adaptability, growth and innovation, which benefits PepsiCo as we face similar issues. Her experiences also include serving on a number of not-for-profit boards, with a focus on education and the environment.

IAN M. COOK, 59, was elected to our Board of Directors in 2008. He became Chief Executive Officer and was elected to the Board of Directors of Colgate-Palmolive Company in 2007 and became Chairman of the Board in January 2009. He was named President of Colgate Palmolive Company, a position he still holds, in 2005. Mr. Cook joined Colgate in the United Kingdom in 1976 and progressed through a series of senior management roles around the world. In 2002, he became Executive Vice President, North America and Europe. In 2004, he became Chief Operating Officer, with responsibility for operations in North America, Europe, Central Europe, Asia and Africa and in 2005 became responsible for all Colgate operations worldwide.

Skills and Qualifications

The selection of Ian M. Cook as a director was grounded in Mr. Cook’s strengths in business operations gained from his many years working in global leadership roles, including Chief Executive Officer, and a director at Colgate-Palmolive, a publicly-traded, multi-national consumer products company similar to PepsiCo.

DINA DUBLON, 58, was elected to our Board of Directors in 2005. Ms. Dublon retired from JP Morgan Chase & Co. in 2004, where she had served as Executive Vice President and Chief Financial Officer since 1998. She joined the faculty of the Harvard Business School in July 2011. She is a director of Microsoft Corp. and Accenture plc. She is also a director of the Global Fund for Women and on the board of overseers of the International Rescue Committee. She is a trustee of Carnegie Mellon University.

Skills and Qualifications

Dina Dublon’s qualifications include her deep expertise in financial, strategic and banking activities that were gained while serving as a senior executive at J.P. Morgan Chase & Co., a leading global financial services company; her complementary experiences as a member of the board of directors at several other public companies; and her unique experiences gained while working with not-for-profit organizations focusing on women’s issues and initiatives. These experiences provide valuable insight to PepsiCo’s Board of Directors.

VICTOR J. DZAU, MD, 66, was elected to our Board of Directors in 2005. Dr. Dzau has been Chancellor for Health Affairs at Duke University and President and Chief Executive Officer of the Duke University Health System since 2004. Prior to that he served as Hersey Professor of Medicine at Harvard Medical School and Chairman of the Department of Medicine at Brigham and Women’s Hospital in Boston, Massachusetts from 1996 to 2004. He is a member of the Institute of Medicine of the National Academy of Sciences and the European Academy of Sciences and Arts. He was previously Chairman of the National Institutes of Health (NIH) Cardiovascular Disease Advisory Committee and he served on the Advisory Committee to the Director of NIH. Dr. Dzau has been named 2004 Distinguished Scientist of the American Heart Association and was the recipient of the 2004 Max Delbruck Medal, Berlin, Germany, and the 2005 Ellis Island Medal of Honor. Dr. Dzau is also a director of Alnylam Pharmaceuticals, Inc. and Medtronic, Inc. and served as a director of Genzyme Corporation from 2000 until 2011.

Skills and Qualifications

As a medical doctor and physician/scientist, Victor J. Dzau offers PepsiCo a valuable perspective into the areas of health, wellness and nutrition, an important part of PepsiCo’s growth strategy. He also provides expert oversight to PepsiCo’s research and development teams as well as its Global Nutrition Group and associated programs. In addition to his medical and scientific qualifications, Dr. Dzau has significant experience in serving on the boards of several public companies and health-related organizations.

RAY L. HUNT, 68, was elected to our Board of Directors in 1996. Mr. Hunt is Chairman of the Board, President and Chief Executive Officer of Hunt Consolidated, Inc. He began his association with Hunt Oil Company in 1958 and has held his current position since 1976. He is also a director of numerous corporate organizations, including Bessemer Securities Corporation, Bessemer Securities LLC and King Ranch Inc., and a trustee of numerous charitable organizations, including The Cooper Institute and Southern Methodist University.

Skills and Qualifications

Ray L. Hunt brings to PepsiCo a keen understanding and knowledge regarding strategy and leadership of a global organization operating in a key industry from his long-time position as Chairman and Chief Executive Officer of Hunt Oil Company and his current role with Hunt Consolidated, Inc. In addition, his activities in a large number of privately-held and not-for-profit organizations contribute to Mr. Hunt’s operational business expertise, extensive experience in governance matters and strong management skills.

ALBERTO IBARGÜEN, 68, was elected to our Board of Directors in 2005. Mr. Ibargüen has been President and Chief Executive Officer of the John S. and James L. Knight Foundation since 2005. Mr. Ibargüen previously served as Chairman of Miami Herald Publishing Co., a Knight Ridder subsidiary, and as publisher of The Miami Herald and of El Nuevo Herald. He is a member of the boards of AMR Corporation, American Airlines, Inc., AOL, Inc., the Council on Foreign Relations and the Worldwide Web Foundation in Switzerland.

Skills and Qualifications

PepsiCo and its Board of Directors benefit from the business experiences that Alberto Ibargüen acquired over 25 years of managing major metropolitan newspapers, including the country’s largest Spanish-language daily. Mr. Ibargüen brings market, community and new media insights to PepsiCo that have been developed over time and through his role as Chief Executive Officer of one of the country’s largest private foundations. His skill set also includes legal and financial experience that has deeply enhanced his publishing, business and public company board roles.

INDRA K. NOOYI, 56, has been PepsiCo’s Chief Executive Officer (“CEO”) since 2006 and assumed the role of Chairman of our Board of Directors in 2007. She was elected to our Board and became President and Chief Financial Officer in 2001, after serving as Senior Vice President and Chief Financial Officer since 2000. Ms. Nooyi also served as PepsiCo’s Senior Vice President, Corporate Strategy and Development from 1996 until 2000, and as PepsiCo’s Senior Vice President, Strategic Planning from 1994 until 1996. Prior to joining PepsiCo, Ms. Nooyi spent four years as Senior Vice President of Strategy, Planning and Strategic Marketing for Asea Brown Boveri, Inc. She was also Vice President and Director of Corporate Strategy and Planning at Motorola, Inc.

Skills and Qualifications

Indra K. Nooyi brings to the Board of Directors strong leadership, extensive business and operating experience and tremendous knowledge of our Company as well as deep insights into and experiences within the global food and beverage industry. In addition, Ms. Nooyi brings her broad strategic vision for PepsiCo to the Board of Directors. Ms. Nooyi’s service as the Chairman and CEO of PepsiCo creates a critical link between management and the Board of Directors, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the business.

SHARON PERCY ROCKEFELLER, 67, was elected to our Board of Directors in 1986. She is President and Chief Executive Officer of WETA public radio and television stations in Washington, D.C., a position she has held since 1989, and was a member of the Board of Directors of WETA from 1985 to 1989. She was a member of the Board of Directors of the Corporation for Public Broadcasting until 1992 and is currently a director of the Public Broadcasting Service (PBS) in Washington, D.C. Ms. Rockefeller currently serves as Trustee and President of the International Council of The Museum of Modern Art and as a Trustee on the following not-for-profit boards: National Gallery of Art, Johns Hopkins Medicine, Colonial Williamsburg Foundation and Rockefeller Philanthropy Advisors.

Skills and Qualifications

As a member of our Board of Directors, Sharon Percy Rockefeller brings to PepsiCo her diverse perspective, international and new media experience and keen knowledge of government and public policy matters. She has been President and Chief Executive Officer of WETA/FM, the public broadcasting stations in Washington, D.C., since 1989. Ms. Rockefeller’s activities in the United States and internationally with not-for-profit organizations focused on art, medicine and public broadcasting have provided her with invaluable management and leadership experiences.

JAMES J. SCHIRO, 66, was elected to our Board of Directors in 2003. Mr. Schiro was Chief Executive Officer of Zurich Financial Services from May 2002 to December 2009, after serving as Chief Operating Officer—Group Finance since March 2002. He joined Price Waterhouse in 1967, where he held various management positions. In 1994 he was elected Chairman and senior partner of Price Waterhouse, and in 1998 became Chief Executive Officer of PricewaterhouseCoopers, after the merger of Price Waterhouse and Coopers & Lybrand. Mr. Schiro is also a Director of Koninklijke Philips Electronics N.V., Goldman Sachs Group, Inc. and REVA Medical, Inc.

Skills and Qualifications

James J. Schiro’s credentials include his managerial capabilities gained while he was Chief Executive Officer of Zurich Financial Services as well as his knowledge of global capital markets. He also brings solid financial and banking acumen gained from his role as Chief Executive Officer and other positions held at a large, public accounting firm, providing PepsiCo with important financial background. In addition, the experiences acquired through Mr. Schiro’s positions as a director on several public company boards benefit PepsiCo, its Board of Directors and its shareholders.

LLOYD G. TROTTER, 66, was elected to our Board of Directors in 2008. Mr. Trotter is a managing partner at GenNx360 Capital Partners, a private equity firm, a position he has held since February 2008. He served as Vice Chairman, General Electric, a diversified technology and financial services corporation, and as President and Chief Executive Officer of GE Industrial, from 2006 through February 2008. Between 1989 and 2006, he held various positions at GE, including Executive Vice President, Operations, from 2005 to 2006, President and Chief Executive Officer of GE Consumer and Industrial Systems from 1998 to 2005 and President and Chief Executive Officer, Electrical Distribution and Control from 1992 to 1998. Mr. Trotter was a director of Genpact Limited from 2007 to 2008. Mr. Trotter is also a director of Textron, Inc. and Daimler AG.

Skills and Qualifications

Lloyd G. Trotter qualifications include, among other things, his extensive experience in business operations and executive leadership gained from his many years working in global leadership roles at General Electric. Mr. Trotter also has gained significant experience by serving on the boards of directors at several public companies.

DANIEL VASELLA, MD, 58, was elected to our Board of Directors in 2002. Dr. Vasella has been Chairman of the Board of Novartis AG since 1999. Dr. Vasella served as Chief Executive Officer of Novartis from 1999 to January 2010, after serving as President since 1996. From 1992 to 1996, Dr. Vasella held the positions of Chief Executive Officer, Chief Operating Officer, Senior Vice President and Head of Worldwide Development and Head of Corporate Marketing at Sandoz Pharma Ltd. He also served at Sandoz Pharmaceuticals Corporation from 1988 to 1992. Dr. Vasella is also Chairman of the Board of Alcon Laboratories, Inc.

Skills and Qualifications

As a member of our Board of Directors, Daniel Vasella offers PepsiCo his experience as the Chairman and Chief Executive Officer of the global healthcare company, Novartis AG. His expertise in the important areas of health and wellness and nutrition, and his global perspective in leading and serving on the board of directors at international organizations, provides a great benefit to PepsiCo and its shareholders.

ALBERTO WEISSER, 56, was elected to our Board of Directors in 2011. Mr. Weisser is Chairman and Chief Executive Officer of Bunge Limited, a global food, commodity and agribusiness company, a position he has held since 1999. Mr. Weisser served as Bunge’s Chief Financial Officer from 1993 to 1999. Mr. Weisser is a member of the board of directors of International Paper Company and a member of the North American Agribusiness Advisory Board sponsored by Rabobank Nederland.

Skills and Qualifications

Alberto Weisser is an experienced business leader, having served as Chairman and Chief Executive Officer of Bunge since 1999. Mr. Weisser has a deep understanding of the strategic, financial and compliance issues facing a large, diversified, publicly traded manufacturing company. Mr. Weisser also brings strong financial acumen to our Board resulting from his previous six years’ experience serving as Bunge’s Chief Financial Officer.

The table below includes the skills and qualifications of each director that led our Board of Directors to conclude that the director is qualified to serve on our Board.

OWNERSHIP OF PEPSICO COMMON STOCK

BY DIRECTORS AND EXECUTIVE OFFICERS

The following table shows, as of February 15, 2012: (1) the number of shares of our Common Stock and Convertible Preferred Stock beneficially owned by each director (including each nominee), by each of the executive officers identified in the 2011 Summary Compensation Table on page 41 of this Proxy Statement (“Named Executive Officers”) and by all directors and all executive officers as a group; and (2) the number of phantom units of our Common Stock held in the Company’s income deferral programs by each director (including each nominee), by each Named Executive Officer and by all directors and all executive officers as a group. Each phantom unit is intended to be the economic equivalent of one share of our Common Stock. The information in this table is based solely on statements in filings with the SEC or other reliable information.

As of February 15, 2012, the directors and executive officers as a group own less than 1% of our outstanding Common Stock and less than 1% of our outstanding Convertible Preferred Stock. To our knowledge, as of the record date, there are currently no beneficial holders of more than 5% of our Common Stock or Convertible Preferred Stock.

Name of Individual or Group	Number of Shares of PepsiCo Common Stock Beneficially Owned (1)	Number of Shares of PepsiCo Convertible Preferred Stock Beneficially Owned	Number of Phantom Units of PepsiCo Common Stock Held in PepsiCo’s Deferral Programs (2)	Total
Zein Abdalla	211,059	0	0	211,059
Shona L. Brown	2,925	0	13,479	16,404
Ian M. Cook	3,569	0	11,725	15,294
Dina Dublon	10,413	0	12,714	23,127
Victor J. Dzau	10,911	0	21,503	32,414
Eric J. Foss	154,091	0	50,022	204,113
Ray L. Hunt (3)	962,388	0	37,812	1,000,200
Alberto Ibargüen	12,326	0	13,702	26,028
Hugh F. Johnston	273,106	0	11,344	284,450
Mehmood Khan	126,188	0	0	126,188
Arthur C. Martinez	13,921	0	36,597	50,518
Indra K. Nooyi	2,236,961	0	61,509	2,298,470
Sharon Percy Rockefeller	65,004	0	12,176	77,180
James J. Schiro	35,470	0	27,680	63,150
Maura A. Smith	100	0	0	100
Lloyd G. Trotter	1,000	0	19,542	20,542
Daniel Vasella	27,921	0	22,085	50,006
Alberto Weisser	1,000	0	3,121	4,121
All directors and executive officers as a group (25 persons)	5,911,439	0	406,158	6,317,597

(1)

The shares shown include the following shares that directors and executive officers have the right to acquire within 60 days after February 15, 2012 through the exercise of vested stock options: Zein Abdalla, 146,931 shares; Dina Dublon, 7,958 shares; Victor J. Dzau, 6,588 shares; Eric J. Foss, 99,319 shares; Alberto Ibargüen, 6,588 shares; Hugh F. Johnston, 253,212 shares; Mehmood Khan, 93,533 shares; Arthur C. Martinez, 13,040 shares; Indra K. Nooyi, 1,981,254 shares; Sharon Percy Rockefeller, 19,285 shares; James J. Schiro, 29,447 shares; Daniel Vasella, 19,707 shares and all directors and executive officers as a group, 4,627,427 shares. Except as otherwise noted, the directors and executive officers exercise sole voting and investment power over their shares shown in the table and none of the shares are subject to pledge.

(2)	Reflects phantom units of our Common Stock held in the PepsiCo Executive Income Deferral Program and the PepsiCo Director Deferral Program.

(3)

The shares shown for Mr. Hunt include (i) 288,986 shares held in a corporation over which Mr. Hunt has sole voting and investment power and (ii) 152,500 shares held in a trust over which Mr. Hunt has sole voting power and no investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers to file reports of ownership and changes in ownership of our Common Stock and Convertible Preferred Stock. We received written representations from each such person who did not file an annual statement with the SEC on Form 5 that no Form 5 was due. To the best of our knowledge, based on a review of those forms and written representations, in 2011 all required forms were filed on time with the SEC. However, one transaction involving an option grant in 2003 to Indra K. Nooyi was inadvertently omitted from an earlier filing due to an administrative error and was disclosed on the Form 4/A filed on May 16, 2011.

CORPORATE GOVERNANCE AT PEPSICO

Board of Directors

Our business and affairs are overseen by our Board of Directors pursuant to the North Carolina Business Corporation Act and our By-Laws. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chairman and CEO and with key members of management, by reviewing materials provided to them and by participating in Board and Committee meetings. All members of the Board of Directors are elected annually by the shareholders.

Regular attendance at Board meetings and the Annual Meeting is required of each director. Our Board of Directors held eleven meetings during 2011. Average attendance by incumbent directors at Board and standing Committee meetings in 2011 was 93%. No incumbent director attended fewer than 75% of the total number of Board and applicable Committee meetings in 2011. The independent directors met in executive session at six Board meetings in 2011. All 12 directors then serving attended the 2011 Annual Meeting of Shareholders.

Strong corporate governance is and has been a long-standing priority at PepsiCo. In 2002, the Board of Directors adopted Corporate Governance Guidelines for the Company, which Guidelines are periodically amended.

The Company is also proud of its commitment to be a socially, environmentally and ethically responsible company. This commitment is evidenced in part by our robust Worldwide Code of Conduct. Our Code is available on the Company’s website at www.pepsico.com under “Company”—“Worldwide Code of Conduct.” Annually, all of PepsiCo’s executive officers, other senior employees and directors complete certifications with respect to their compliance with our Worldwide Code of Conduct.

Our Corporate Governance Guidelines are available at www.pepsico.com under “Company”—“Corporate Governance” and are available in print to any shareholder who requests a copy.

Board Leadership Structure

Our Board of Directors annually elects one of its own members as the Chairman of the Board of Directors. PepsiCo’s governing documents allow the roles of Chairman and CEO to be filled by the same or different individuals. The Board does not have a policy on whether the roles of Chairman and CEO should be separate or combined. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time.

The Board believes that the most effective leadership structure for PepsiCo at the present time is for the roles of Chairman and CEO to be combined. As described below, the presence of an active and independent Presiding Director who is charged with meaningful responsibilities required by our Corporate Governance Guidelines provides for independent oversight of the Board of Directors and its responsibilities as well as meaningful coordination between the Chairman and the independent directors. Today, our combined Chairman and CEO role, together with the leadership of our independent Presiding Director, strikes the right balance between strong, balanced and consistent leadership, and effective independent oversight of PepsiCo’s business and affairs.

Presiding Director

PepsiCo’s Corporate Governance Guidelines require that if the Chairman of the Board is not an independent director, an independent director shall be designated as the Presiding Director by the independent members of the Board based on the recommendation of the Nominating and Corporate Governance Committee. The position of Presiding Director rotates among the independent directors of the Board for a three-year term, and the Board evaluates the Presiding Director’s performance annually under the guidance of the Nominating and Corporate Governance Committee. PepsiCo’s Presiding Director is required to: (a) preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; (b) serve as a liaison between the Chairman and the independent directors; (c) provide advice regarding information sent to the Board; (d) approve meeting agendas for the Board; (e) approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; (f) have the authority to call meetings of the independent directors; and (g) if requested by major shareholders, ensure that he or she is available for consultation and direct communication.

In May 2010, the Board of Directors appointed James J. Schiro as the Presiding Director of the Board to serve a three-year term. Mr. Schiro continued in the role throughout 2011 and performed the above duties in addition to assisting the Board of Directors in the fulfillment of its responsibilities in general.

Director Independence

The Company’s Corporate Governance Guidelines provide that an independent director is a director who meets the New York Stock Exchange definition of independence, as determined by the Board. This definition is included in the Corporate Governance Guidelines, which are available at www.pepsico.com under “Company”—“Corporate Governance.” In making a determination of whether a director is independent, the Board of Directors considers all relevant facts and circumstances, including but not limited to the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

Consistent with these considerations, the Board of Directors has reviewed certain relationships and transactions between the Company and the members of the Board (and their respective affiliated companies) and has affirmatively determined that the non-management directors standing for election listed below (and Arthur C. Martinez, who will retire from the Board of Directors effective as of the Annual Meeting) are independent within the meaning of the rules of the New York Stock Exchange.

Shona L. Brown	Ray L. Hunt	Lloyd G. Trotter
Ian M. Cook	Alberto Ibargüen	Daniel Vasella
Dina Dublon	Sharon Percy Rockefeller	Alberto Weisser
Victor J. Dzau	James J. Schiro

In arriving at the foregoing independence determination, the Board of Directors considered transactions and relationships between each director or any member of his or her immediate family and the Company or its subsidiaries or affiliates, including certain arm’s-length, ordinary course commercial transactions between PepsiCo and Bunge Limited (where Alberto Weisser serves as Chairman and Chief Executive Officer) relating to PepsiCo’s purchase of raw materials from subsidiaries of Bunge Limited. The aggregate amounts involved in these commercial transactions was significantly less than the greater of $1 million or 1% of the consolidated gross revenues of either PepsiCo or Bunge.

Communications to the Board of Directors

The PepsiCo Corporate Law Department reviews all communications sent to the Board of Directors and regularly provides a summary of communications to the Board that relate to the functions of the Board or a Board Committee or that otherwise require Board attention. Directors may at any time discuss the Board communications received by the Company and request copies or summaries of such communications. In addition, the Corporate Law Department may forward certain communications only to the Presiding Director, the Chair of the relevant Committee or the individual Board member to whom a communication is directed. Concerns relating to PepsiCo’s accounting, internal control over financial reporting or auditing matters will be referred directly to members of the Audit Committee. Those items that are unrelated to a director’s duties and responsibilities as a Board member may not be provided to the Board by the Corporate Law Department, including, without limitation, solicitations and advertisements; junk mail; product-related communications; job referral materials such as resumes; surveys; and material that is determined to be illegal or otherwise inappropriate.

Shareholders and other interested parties may send communications directed to the Board of Directors, a Committee of the Board, the Presiding Director, the independent directors as a group or an individual member of the Board by any of the following means:

•	by phone at 1-866-626-0633;

•	by sending a letter to PepsiCo, Inc., 700 Anderson Hill Road, Purchase, New York, 10577, ATTN: Secretary; or

•	by submitting a communication on-line through our website www.pepsico.com under “Company”—“Corporate Governance”—“Contact the Board of Directors/Audit Committee.”

Political Contributions Policy

In 2005, the Board of Directors adopted a Political Contributions Policy for the Company, which is amended from time to time. The Political Contributions Policy, together with other policies and procedures of the Company, guides PepsiCo’s approach to political contributions. As specified in its Charter, our Nominating and Corporate Governance Committee oversees this Policy and annually reviews the Company’s key public policy issues, its engagement in the public policy process and its political activities and expenditures.

In keeping with our goals of transparency, our Political Contributions Policy and our annual U.S. political contributions are posted at www.pepsico.com under “Company”—“Corporate Governance”—“Statements and Policies.”

Committees of the Board of Directors

The Board of Directors has three standing Committees: Nominating and Corporate Governance, Compensation and Audit. The table below indicates the members of each Board committee:

Name	Nominating and Corporate Governance	Compensation	Audit
Shona L. Brown*			X
Ian M. Cook			X
Dina Dublon			Chair
Victor J. Dzau	X	X
Ray L. Hunt	Chair	X
Alberto Ibargüen			X
Arthur C. Martinez	X	Chair
Indra K. Nooyi
Sharon Percy Rockefeller	X	X
James J. Schiro			X
Lloyd G. Trotter**	X	X
Daniel Vasella	X	X
Alberto Weisser***			X

*	Shona L. Brown joined the Audit Committee in May 2011. She previously served on the Nominating and Corporate Governance and Compensation Committees.

**	Lloyd G. Trotter joined the Nominating and Corporate Governance and Compensation Committee in May 2011. He previously served on the Audit Committee.

***	Alberto Weisser has been a member of the Audit Committee since his election to the Board effective in September 2011.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which was established in 1997 and renamed in 2002, held six meetings in 2011. The Nominating and Corporate Governance Committee, among other things: (a) identifies and recommends to the Board of Directors for election and/or appointment qualified candidates for membership on the Board and the Committees of the Board; (b) develops and recommends to the Board corporate governance principles and other corporate policies and otherwise performs a leadership role in shaping the Company’s corporate governance; (c) develops and monitors Board succession plans; (d) oversees the development and implementation of succession plans for the Company’s CEO and other executive officers; (e) develops and recommends to the Board criteria and qualifications for selecting director candidates; (f) makes recommendations to the Board concerning the composition, size, structure and activities of the Board and its Committees; (g) assesses and reports to the Board on the performance and effectiveness of the Board and its Committees; and (h) reviews and reports to the Board with respect to director compensation and benefits. The Nominating and Corporate Governance Committee Charter is available on the Company’s website at www.pepsico.com under “Company”—“Corporate Governance” and is also available in print to any shareholder who requests a copy. The Nominating and Corporate Governance Committee is comprised entirely of directors who meet the independence requirements of the New York Stock Exchange.

Process for Selection and Nomination of Directors; Consideration of Director Diversity

In fulfilling its responsibility to identify and recommend to the Board qualified candidates for membership on the Board, the Nominating and Corporate Governance Committee considers the following attributes of candidates for the Board of Directors: (i) relevant knowledge, diversity of background and experience in areas including business, finance, accounting, technology, marketing, international business and government; (ii) personal qualities of leadership, character, judgment and whether the candidate possesses a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards; (iii) roles and contributions valuable to the business community; and (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at meetings. In addition, while not a formal policy, PepsiCo’s director nomination processes call for the Nominating and Corporate Governance Committee, during the review and selection process, to seek diversity within the Board of Directors and adhere to the Company’s philosophy of maintaining an environment free from discrimination based upon race, color, religion, national origin, sex, age, disability, sexual orientation, marital status or any unlawful factor.

The Nominating and Corporate Governance Committee will consider recommendations for director nominees made by shareholders and evaluates them using the same criteria as for other candidates. Recommendations received from shareholders are reviewed by the Chairman of the Nominating and Corporate Governance Committee to determine whether the candidate meets the Board’s minimum membership criteria set forth in the Corporate Governance Guidelines, and if so, whether the candidate’s expertise and particular set of skills and background fit the current needs of the Board of Directors.

Any shareholder recommendation must be sent to the Corporate Secretary of PepsiCo at 700 Anderson Hill Road, Purchase, New York 10577 and must include detailed background information regarding the suggested candidate that demonstrates how the individual meets the Board membership criteria.

From time to time, the Nominating and Corporate Governance Committee engages consulting firms to perform searches for director candidates who meet the current needs of the Board. If a consulting firm is retained to assist in the search process for a director, a fee is paid to such firm.

The Audit Committee

The Audit Committee, which was established in 1967, held ten meetings in 2011. The Audit Committee’s primary responsibilities are to retain the Company’s independent registered public accountants (taking into account the vote on shareholder ratification) and to assist the Board’s oversight of: (a) the quality and integrity of the Company’s financial statements and its related internal controls over financial reporting; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent registered public accountants’ qualifications and independence; and (d) the performance of the Company’s internal audit function and the independent registered public accountants. The report of the Audit Committee is set forth beginning on page 21 of this Proxy Statement. The Audit Committee Charter is available on the Company’s website at www.pepsico.com under “Company”—“Corporate Governance” and is also available in print to any shareholder who requests a copy.

Financial Expertise and Financial Literacy

The Board of Directors has determined that Dina Dublon, James J. Schiro and Alberto Weisser, members of our Audit Committee, satisfy the criteria adopted by the SEC to serve as “audit committee financial experts.” In addition, the Board of Directors has determined that Shona L. Brown, Ian M. Cook, Dina Dublon, Alberto Ibargüen, James J. Schiro and Alberto Weisser, constituting all members of our Audit Committee, are independent directors pursuant to the requirements under the Exchange Act and the New York Stock Exchange Listing Standards, and are financially literate within the meaning of the New York Stock Exchange Corporate Governance Listing Standards.

Directors on Multiple Audit Committees

None of the Company’s directors serves on the audit committee of more than three public companies.

The Compensation Committee

The Compensation Committee, which has been active since 1955, held six meetings during 2011. The Compensation Committee: (a) oversees the policies of the Company relating to compensation of the Company’s executives and makes recommendations to the Board with respect to such policies; (b) produces a report on executive compensation for inclusion in the Company’s Proxy Statement; (c) oversees the design of all employee benefit plans and programs of the Company, its subsidiaries and divisions; (d) meets at least annually with the CEO to discuss the CEO’s self-assessment in achieving individual and corporate performance goals and objectives; and (e) oversees the evaluation of the executive officers and other key executives deemed to be under the Compensation Committee’s purview and evaluates and approves the individual elements of total compensation for such officers. Additional information on the roles and responsibilities of the Compensation Committee is provided in the Compensation Discussion and Analysis beginning on page 23 of this Proxy Statement.

The Compensation Committee is composed entirely of independent members of the Board of Directors who are also “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Section 16 of the Exchange Act. The Compensation Committee Report is set forth on page 40 of this Proxy Statement. The Compensation Committee Charter is available on the Company’s website at www.pepsico.com under “Company”—“Corporate Governance” and is also available in print to any shareholder who requests a copy.

Related Person Transactions

The Board of Directors has adopted written Related Person Transaction Policies and Procedures that apply to, where determined by the General Counsel:

•	any transaction or series of transactions in which the Company or a subsidiary is a participant;

•	where the amount involved exceeds or is expected to exceed $120,000 since the beginning of the Company’s last completed fiscal year; and

•

the related person (i.e. a director, director nominee, executive officer, greater than five percent beneficial owner and any immediate family member of any such person) has a direct or indirect interest.

Review and Approval of Transactions with Related Persons

Transactions with related persons are reviewed in advance by the Audit Committee whenever possible, or as soon as possible thereafter. The Audit Committee will review all relevant facts and circumstances and approve or disapprove of the entry into a transaction. The Audit Committee will take into account, among other factors:

•	whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	whether the transaction would impair the independence of an outside director; and

•	whether the transaction would present an improper conflict of interest for any director or executive officer of the Company.

The Audit Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. On an annual basis, the General Counsel will provide the Chair of the Audit Committee with the list of transactions deemed pre-approved under the policy.

Transactions with Related Persons

There are no related person transactions that require reporting under SEC rules.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is now, or was during 2011, an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company or any of its subsidiaries during 2011 pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons. None of the executive officers of the Company currently serves or served during 2011 on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on PepsiCo’s Board of Directors or Compensation Committee.

Board of Directors Role in Risk Oversight

The Company’s risk management process is intended to ensure that risks are taken knowingly and purposefully. As such, both of the Company’s senior management, including the CEO, and its Board of Directors are involved in PepsiCo’s integrated risk management framework designed to identify, assess, prioritize, address, manage, monitor and communicate risks across the Company’s operations. The Board of Directors has ultimate responsibility for risk oversight under this framework. Consistent with this approach, one of the Board’s primary responsibilities is overseeing and interacting with senior management with respect to key aspects of the Company’s business, including risk assessment and risk mitigation. In addition, the Board has delegated oversight of certain categories of risk to designated Board committees. The Audit Committee assists the Board in overseeing the Company’s risk management processes as well as the Board’s oversight of strategic, financial, operating, business, compliance, safety, reputational and other risks facing the Company. The Compensation Committee assists the Board in overseeing potential risks that may be associated with the Company’s compensation programs, as discussed further below. The committees report to the Board regularly on matters relating to the specific areas of risk the committees oversee. In addition, throughout the year, the Board and the relevant committees receive updates from management with respect to various enterprise risk management issues and dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail.

The Company’s integrated risk management framework also includes both division level and geographically diverse senior-management level risk committees that are cross-functional and that work together with the Company’s internal audit and compliance teams to identify, assess, prioritize and address strategic, financial, operating, business, compliance, safety, reputational and other risks to the Company and its divisions. These risk committees engage with and/or report to PepsiCo’s Audit Committee and/or Board of Directors on a regular basis to address high priority risks.

At its February 2012 meeting, the Compensation Committee reviewed the results of the 2011 annual risk assessment and concluded that the risks arising from the Company’s overall compensation programs are not reasonably likely to have a material adverse effect on the Company.

AUDIT COMMITTEE REPORT

PepsiCo’s Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the Company’s independent auditors and the Company’s financial management and financial reporting procedures. The Audit Committee is comprised entirely of directors who meet the independence, financial experience and other qualification requirements of the New York Stock Exchange and applicable securities laws. The Audit Committee is a separately designated standing audit committee established in accordance with the Exchange Act. The names of the Audit Committee members are included at the end of this Audit Committee Report. The Audit Committee operates under a written charter adopted by the Board of Directors, which is reviewed annually and is available on the Company’s website at www.pepsico.com under “Company”—“Corporate Governance.”

The Company’s management has responsibility for preparing the Company’s financial statements and the Company’s independent auditors (independent registered public accountants), KPMG LLP (“KPMG”), is responsible for auditing those financial statements. In this context, the Audit Committee has met with management and KPMG to review and discuss the Company’s audited financial statements. The Audit Committee discussed with Company management and KPMG the critical accounting policies applied by the Company in the preparation of its financial statements. These policies arise in connection with: revenue recognition; goodwill and other intangible assets; income tax expense and accruals; and pension and retiree medical plans. The Company’s management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles (“GAAP”). The Audit Committee discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, and the Sarbanes-Oxley Act of 2002, and had the opportunity to ask KPMG questions relating to such matters. The discussions included the quality, and not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Company management the process for certifications by the Company’s CEO and Chief Financial Officer, which is required by the SEC and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the SEC.

The Audit Committee reviewed with the Company’s internal auditors and independent registered public accountants the overall scope and plans for their respective audits for 2011. The Audit Committee also received regular updates from the Company’s General Auditor on internal control and business risks and the Company’s senior officer for compliance and business practices on compliance and ethics issues. In addition, the Audit Committee received an update on the Company Law Department’s compliance with Part 205 of Section 307 of the Sarbanes-Oxley Act of 2002 regarding standards of professional conduct for attorneys. The Audit Committee meets with the internal auditors and independent registered public accountants, with and without management present, to discuss their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee also meets independently with the Company’s General Counsel, and the Chief Compliance and Business Practices Officer, with and without other members of management present, to discuss the Company’s compliance with laws and regulations.

The Audit Committee reviewed and discussed with KPMG, KPMG’s independence and, as part of that review, received the written disclosures required by applicable professional and regulatory standards relating to KPMG’s independence from the Company, including the Public Company Accounting Oversight Board pertaining to the independent registered public accountants’ communications with the Audit Committee concerning independence. The Audit Committee also reviewed and pre-approved all fees paid to the independent registered public accountants. These fees are described in the next section of this Proxy Statement. The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company was compatible with the independence of the independent registered public accountants. The Audit Committee has adopted a formal policy on Audit, Audit-Related and Non-Audit Services, which is published on the Company’s website and which is briefly described in the next section of this Proxy Statement. The Audit Committee concluded that the independent registered public accountants are independent from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC. The Audit Committee has also retained KPMG as the Company’s independent registered public accountants for the fiscal year 2012, and the Audit Committee and the Board have recommended that shareholders ratify the appointment of KPMG as the Company’s independent registered public accountants for the fiscal year 2012.

THE AUDIT COMMITTEE

DINA DUBLON, CHAIR SHONA L. BROWN IAN M. COOK	ALBERTO IBARGÜEN JAMES J. SCHIRO ALBERTO WEISSER

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered by KPMG, the Company’s independent registered public accountants, for the audit of the Company’s annual financial statements for 2010 and 2011, and fees billed for other services rendered by KPMG.

	2010	2011
Audit fees	$25,045,000	$25,728,000

Audit-related fees (1)	$1,526,000	$3,051,000

Tax fees (2)	$1,068,000	$887,000

All other fees (3)	$354,000	$982,000

(1)

Audit-related fees for 2010 and 2011 consisted primarily of the audits of certain employee benefit plans, due diligence reviews and other procedures performed in connection with business transactions, agreed upon procedures reports and the issuance of comfort letters.

(2)	Tax fees for 2010 and 2011 consisted primarily of international tax compliance services.

(3)

All other fees for 2010 consisted primarily of fees for cost optimization studies and contract compliance services and for 2011 consisted primarily of fees for assistance with an assessment of accounting standards and regulations.

We understand the need for the independent registered public accountants to maintain their objectivity and independence, both in appearance and in fact, in their audit of the Company’s financial statements. Accordingly, the Audit Committee has adopted the PepsiCo Policy for Audit, Audit-Related and Non-Audit Services. The policy provides that the Audit Committee will engage the independent registered public accountants for the audit of the Company’s consolidated financial statements and other audit-related work. The independent registered public accountants may also be engaged for tax and other non-audit related work if those services: enhance and support the attest function of the audit; are an extension to the audit or audit-related services; or are services with respect to which, under the circumstances, KPMG offers unique qualification and there is clearly no question regarding their independence in providing such service. The policy further provides that on an annual basis the independent registered public accountants’ Global Lead Audit Partner will review with the Audit Committee the services the independent registered public accountants expect to provide in the coming year and the related fee estimates. In addition, PepsiCo provides the Audit Committee with a quarterly status report regarding the Audit Committee’s pre-approval of audit-related, tax or other non-audit services that the independent registered public accountants have been pre-approved to perform, have been asked to provide or may be expected to provide during the balance of the year. PepsiCo’s Policy for Audit, Audit-Related and Non-Audit Services is available on the Company’s website at www.pepsico.com under “Company”—“Corporate Governance.”

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

PepsiCo’s executive compensation programs are designed to align the interests of PepsiCo’s executive officers with those of our shareholders by tying a significant portion of their compensation to the Company’s performance. This Compensation Discussion and Analysis describes the compensation earned by the executive officers identified as Named Executive Officers (“NEOs”) in the 2011 Summary Compensation Table on page 41 of this Proxy Statement, and the alignment between NEO pay and Company performance.

EXECUTIVE SUMMARY

2011 Business Results and Impact on NEO Pay

In 2011, a year characterized by a challenging macroeconomic environment and widespread political turbulence, PepsiCo delivered solid growth across our key operating performance metrics, including mid- to high- single digit growth in worldwide snacks and beverages volume.

While our Net Revenue, Net Income and Earnings Per Share (“EPS”) growth were slightly below the stretch targets established by the Compensation Committee under our incentive plans, we continued to stimulate strong consumer demand for our products. In addition, our successful pricing and productivity programs partially offset the significant impact of inflation, and we continued to reinvest in key capabilities and markets, improving our long-term competitiveness.

In 2011, the Company’s key accomplishments included:

Operating Performance Metric	USD[1]	Constant Currency[1],[2]
Core Net Revenue Growth	14%	13%
Core Net Income Growth	5%	4%
Core EPS Growth	7%	5%

Additionally, we delivered the following:

•	generated $6.1 billion of management operating cash flow, excluding certain items;[1]

•	returned $5.6 billion to shareholders through share repurchases and dividends; and

•	Total Shareholder Return (“TSR”) of 5%, which was above the S&P 500 index return of 2%.[3]

The Company’s performance was reflected in the compensation earned by the NEOs in 2011 as follows:

•

CEO Compensation:    Consistent with our strong pay-for-performance philosophy, approximately 90% of Ms. Nooyi’s target total compensation is tied directly to the Company’s performance, and Ms. Nooyi is awarded above-target pay only when PepsiCo delivers above-target performance. As reflected in the 2011 Summary Compensation Table on page 41 of this Proxy Statement, the Compensation Committee awarded

[1]

Core U.S. dollar (“USD”) results, core constant currency results and management operating cash flow are non-GAAP financial measures that exclude certain items. Please refer to Exhibit A to this Proxy Statement for a reconciliation of these measures relative to reported GAAP financial results, and to pages 48-50 of PepsiCo's 2011 Form 10-K for a more detailed description of the items excluded from these measures.

[2]

To ensure that performance is evaluated in a manner that more accurately reflects the Company’s operating results, the Compensation Committee applies business performance metrics that are measured on a core constant currency basis to both long-term and annual incentive awards. Constant currency financial measures assume constant foreign currency exchange rates for comparing year-over-year results to ensure that executives are incentivized to grow non-U.S. operations with respect to the applicable local currency, and do not receive windfall incentive payouts as a result of currency fluctuations.

[3]	Returns are based on 2011 calendar year.

Ms. Nooyi a 2011 annual incentive award of $2.5 million, 22% below target, and a 2011 long-term incentive award valued at $9.4 million. As described in the 2011 Proxy Statement, following a review of peer group data in November 2010, the Compensation Committee increased Ms. Nooyi’s annual base salary, for the first time since her appointment as CEO in 2006, from $1,300,000 to $1,600,000, effective February 2011. This increase better aligns Ms. Nooyi’s base salary with the peer group median. In summary, Ms. Nooyi earned total direct compensation of $17.1 million, which represents a 6% increase from her 2010 total direct compensation, driven primarily by changes in her retirement benefit valuation.

•

Performance Stock Unit (“PSU”) Payouts:    The most significant element of our NEOs’ target total annual compensation is the long-term incentive award. Because PepsiCo’s 2011 core constant currency EPS growth of 5% was lower than the target range of 7% to 9% growth established by the Compensation Committee in March 2011, the Compensation Committee certified that PSU awards granted in 2009 were earned at 73% of target for the 2011 performance year. As a result of meeting 100% of the core constant currency EPS growth targets for 2009 and 2010 and 73% of the core constant currency EPS growth targets for 2011, 91% of the PSUs awarded in 2009 were paid out in February 2012, with 9% forfeited.

•

Annual Incentive Awards:    Annual cash incentive awards were, on average, 12% below target for our NEOs as a result of Company performance that was slightly below target with respect to operating results.

Changes to 2012 Program to Reinforce Our Pay-for-Performance Philosophy

At our 2011 Annual Meeting of Shareholders, 95% of the votes cast approved our advisory resolution regarding the compensation of our NEOs. With shareholders showing strong support for our executive compensation program, the Compensation Committee continued its regular practice of evaluating the program to ensure continued linkage between pay and Company performance. As such, the Compensation Committee undertook a comprehensive review of the long-term incentive (“LTI”) program design during 2011 and approved the use of two new LTI vehicles beginning in 2012, as illustrated in the following chart:

The following provides an overview of PepsiCo’s executive compensation program design and objectives, as well as specific pay actions approved by the Compensation Committee, for our NEOs in 2011.

NEO PAY MIX

To align pay levels for NEOs with the Company’s performance, our pay mix places the greatest emphasis on performance-based incentives. As illustrated in the following charts, approximately 90% of our Chairman and CEO’s target total compensation, and approximately 75% to 80% of the average target total compensation of our other NEOs, is performance-based:

COMPONENTS OF OUR EXECUTIVE COMPENSATION AND BENEFITS PROGRAMS

The following table summarizes the primary components of our executive compensation and benefits programs for executive officers. Each component is designed to align the interests of our executive officers with the Company and our shareholders.

	Component	Type	Objective
1	Long-Term Incentive Awards	Performance-based

-   Align executive officers’ interests with those of PepsiCo’s shareholders

-   Motivate executive officers to deliver performance that will result in sustained long-term growth in PepsiCo’s stock price

-   Emphasize Company operating performance objectives and absolute share price improvement through the use of balanced performance metrics (adding relative shareholder returns in 2012)

2	Annual Cash Incentive Awards	Performance-based	- Drive Company, business unit and individual annual performance - Focus on growing net revenue, profitability, share of retail sales and delivering strategic business imperatives
3	Base Salary	Fixed	- Attract and retain talented executives - Provide reasonable and market-competitive fixed pay
4	Retirement	Fixed	- Attract and retain talented executives - Provide opportunity for financial security in retirement at market-competitive levels
5	Benefits and Perquisites	Fixed	- Attract and retain talented executives - Provide market-competitive benefits

1. Long-Term Incentive Compensation.    To motivate senior executives to deliver high levels of sustained long-term performance and to promote an ownership culture, the annual LTI award is weighted more heavily than any other component of total compensation for NEOs.

Target award levels for LTI awards vary by position and are determined based on competitive benchmarking. Target award levels are expressed in dollars (rather than as a percentage of base salary). Through 2011, the actual size of awards granted ranged from 0% to 150% of target and were determined for each executive officer based on prior year business performance, individual performance and potential for future contributions to PepsiCo, as determined by the Compensation Committee.

Beginning with the 2012 award, actual awards can range from 0% to 125% of target. The Compensation Committee directly approves individual awards to executive officers.

1(a). Stock Options.    Through 2011, NEOs received 50% of their annual LTI award in grants of stock options subject to three-year cliff vesting and ten-year expiration periods, subject to Compensation Committee and Board approval. No dividends are earned on stock option grants.

1(b). Performance Stock Units (PSUs).    Through 2011, NEOs received the remaining 50% of their annual LTI award in PSU awards that are paid in shares of PepsiCo Common Stock, subject to the attainment of operating performance targets over each award’s performance period. PSU performance targets have never been adjusted or reset, and management does not have the authority to do so. The actual number of shares issued for each PSU award is determined as follows:

•	At Target. When PepsiCo achieves the applicable performance targets, executive officers are eligible to receive the target number of shares subject to the award.

•	Below Target. If PepsiCo performs below target, the number of shares earned is proportionately reduced. Executive officers receive no shares if PepsiCo performs below a threshold level.

•	Above Target. If PepsiCo exceeds target-level performance, executives can earn up to 125% of the target number of shares subject to the award.

Notwithstanding the achievement of any performance target(s) established by the Committee, the Committee has the discretion to reduce the number of PSUs paid.

2009 PSU Awards:    The payout earned with respect to the 2009 PSU award was determined based on three annual core constant currency EPS growth targets set by the Compensation Committee at the beginning of each year over the three-year performance period. The following table illustrates the 2009 PSU award:

(1)	Measured on a constant currency basis.

As illustrated in the above table, in March 2011, the Compensation Committee set ~7-9% core constant currency EPS growth as the financial performance level necessary for executive officers to earn the full 2009 PSU award for the 2011 performance year. PepsiCo’s 2011 actual core constant currency EPS growth of 5% was lower than the ~7-9% core constant currency EPS growth target.

Accordingly, the Compensation Committee certified that executive officers had earned 73% of the final third of the PSUs granted in 2009, representing a proportional reduction from the target amount. As a result of PepsiCo’s meeting 100% of the core constant currency EPS growth targets for 2009 and 2010 and 73% of the core constant currency EPS growth target for 2011, 91% of the PSUs awarded to executive officers in 2009 vested in February 2012 and 9% of those PSUs were forfeited, as outlined in the following table:

Name[1]	2009 PSUs Granted	2009 PSUs Forfeited Due to EPS Achievement	2009 PSUs Vested and Paid Out in ‘12
Indra K. Nooyi	113,208	10,076	103,132
Hugh F. Johnston	11,640	1,036	10,604
Zein Abdalla	14,717	1,310	13,407
Mehmood Khan	15,849	1,411	14,438

(1)	Mr. Foss and Ms. Smith did not receive a 2009 PSU award because they were not PepsiCo employees at the time of grant.

2010 and 2011 PSU Awards:    Vesting of PSUs awarded in 2010 and 2011 is subject to the following two equally weighted financial performance metrics:

•	two-year average core constant currency EPS growth; and

•	two-year average constant currency international net revenue growth as a multiple of North America net revenue growth.

The Compensation Committee established the second metric to support the Company’s strategy of achieving high growth in emerging markets and to reflect PepsiCo’s ongoing expansion and investment in global markets. The Compensation Committee also extended the performance period to two years in order to reward consistent performance.

The following table illustrates the 2010 and 2011 PSU awards:

(1)	Measured on a constant currency basis.

As illustrated in the above table, in March 2010, the Compensation Committee set ~10-12% two-year average core constant currency EPS growth and 2.0-2.5x two-year average International Net Revenue Growth as a multiple of North America Net Revenue Growth as the financial performance levels necessary for executive officers to earn the target number of shares under the 2010 PSU award.

PepsiCo’s actual two-year average core constant currency EPS growth of 9% was slightly below target, and our actual two-year average International Net Revenue Growth as a multiple of North America Net Revenue Growth of 4.3x exceeded target.

Pursuant to the terms of his retention agreement, on April 12, 2010 the Board of Directors granted an annual target award of 22,105 PSUs to Mr. Foss, subject to a two-year performance and vesting period. In connection with his retirement on December 9, 2011, Mr. Foss forfeited 2,393 of his target PSUs. In February 2012, the Compensation Committee certified that Mr. Foss earned 20,580 shares, with payment to be made on April 12, 2012 in accordance with the terms of his retention agreement. This payout reflects attainment of the level of performance reflected in the table above.

For all other NEOs, the Compensation Committee will approve the final payout at the end of the three-year vesting period in March 2013. Notwithstanding the achievement of any performance target(s) established by the Committee, the Committee has the discretion to reduce the number of PSUs paid.

1(c). Changes to LTI Design for 2012: Reinforcing Pay-for-Performance.    Operating under the guiding principles described in the Executive Summary beginning on page 23 of this Proxy Statement, in 2011 the Compensation Committee undertook a comprehensive review of PepsiCo’s LTI program. The Committee determined that beginning with the 2012 grant, the annual LTI award will be comprised of PepsiCo Equity Performance Units (“PEPunits”) representing 60% of the award value and a Long-Term Cash award (“LTC Award”) representing 40% of the award value.

PEPunits: Focus on Shareholder Returns.

PEPunits provide our NEOs with an opportunity to earn shares of PepsiCo Common Stock with a value that adjusts based upon absolute changes in PepsiCo’s stock price as well as PepsiCo’s TSR relative to the S&P 500 over a three-year performance period. We believe this new performance-based equity vehicle will incentivize our executive officers to focus on increasing PepsiCo’s absolute stock price as well as delivering TSR in excess of the S&P 500, which is widely regarded as a strong gauge of the large-cap U.S. equity market.

Prior to application of the external performance adjustments described above, certain pre-established three-year cumulative Net Income targets must be achieved. We believe that this performance requirement reinforces the importance of achieving PepsiCo’s profitability goals.

Subject to the attainment of cumulative Net Income performance, the number of shares that are earned at the end of the three-year performance period is determined by an Absolute Stock Price Adjustment and a Relative TSR Adjustment, illustrated in the charts below:

•   The Absolute Stock Price Adjustment is determined based on the growth or decline in the value of PepsiCo Common Stock over a three-year performance period.

–   Change in share price is determined by dividing the average share price for the 90 days prior to the vesting date by the average share price for the 90 days prior to the grant date.

•   The Absolute Stock Price Adjustment at the end of the performance period is reduced to zero if PepsiCo’s share price declines by 50% or more, and is capped at 150%.

•   The Relative TSR Adjustment factor varies from 75% to 125% of target:

–   75% multiplier corresponds with PepsiCo performance at or below the 25th percentile of the S&P 500.

–   100% multiplier corresponds with PepsiCo performance at the S&P 500 median.

–   125% multiplier corresponds with PepsiCo performance at or above the 75th percentile of the S&P 500.

–   Applicable adjustment is interpolated between these performance levels.

•   PEPunits do not earn or pay out dividends.

We believe this new performance-based equity vehicle will incentivize our executive officers to focus on increasing PepsiCo’s absolute share price over the long term as well as delivering total shareholder returns in excess of the S&P 500, which is widely regarded as a strong gauge of the large-cap U.S. equity market. This new LTI vehicle has been designed to ensure that PepsiCo executive compensation is well-aligned to absolute and relative shareholder returns once we have achieved our internal operating performance goal.

LTC Award: Focus on Operating Performance.

The LTC Award is denominated and paid in cash, subject to the level of performance achieved with respect to two equally weighted operating performance metrics, EPS growth and International Net Revenue growth as a multiple of North American Net Revenue growth. The potential payout is capped at 150% of the dollar amount awarded on the grant date.

We believe the LTC Award effectively complements PEPunits by incentivizing our executive officers to focus on critical measures of Company performance other than stock price.

The following chart illustrates the 2012 LTC Award:

(1)	Measured on a constant currency basis.

1(d). PSU Retention Awards.    The Compensation Committee selectively grants retention equity awards to diverse and talented leaders who are critical to PepsiCo’s business continuity and growth and to incentivize key leaders to achieve critical business objectives. These awards are generally PSUs, but may consist of stock options or restricted stock units (“RSUs”) with vesting periods designed to facilitate retention through key business and/or career milestones. The awards have no value to the executive unless the executive remains employed with PepsiCo for the relevant vesting period, and the awards are cancelled if the executive terminates employment or retires. The Board of Directors approved two retention PSU awards to NEOs during 2011:

•

On March 1, 2011, the Compensation Committee granted Mr. Abdalla an award of 78,431 PSUs with a grant date fair value of $5.0 million. The award is scheduled to vest on the fifth anniversary of the grant date, subject to the achievement of pre-established financial targets related to the constant currency gross margin and constant currency net revenue growth of PepsiCo’s healthy and nutritious products in Europe and at the Company level over the five-year vesting period.[4]

•

On March 1, 2011, the Compensation Committee granted Dr. Khan an award of 78,431 PSUs with a grant date fair value of $5.0 million. 50% of the award is scheduled to vest on the third anniversary of the date of grant and 50% on the fifth anniversary of the date of grant, subject to the achievement of pre-established financial targets related to the constant currency gross margin and constant currency net revenue growth of PepsiCo’s healthy and nutritious products at the Company-level over the applicable vesting periods.[4]

In both cases, the number of shares earned will be reduced if PepsiCo performs below target, and cannot exceed the number of PSUs awarded even if performance exceeds target. Notwithstanding the achievement of any performance target(s) established by the Committee, the Committee has the discretion to reduce the number of PSUs paid.

2. Annual Incentive Compensation.    We provide annual cash incentive opportunities to our NEOs under the shareholder-approved PepsiCo, Inc. Executive Incentive Compensation Plan (“EICP”). Awards granted under the EICP are designed to drive Company, business unit and individual performance.

Each executive officer’s target annual incentive opportunity (expressed as a percentage of base salary) is based on job responsibility, alignment with internally comparable positions and peer company market data. The potential payout ranges from 0% to 200% of a NEO’s target annual incentive opportunity. If financial performance with respect to a specific measure is above or below target, the actual payout will be above or below the target annual incentive opportunity.

[4]

Growth targets are not disclosed because they relate to the growth of specific products and product categories and disclosure of these targets would result in competitive harm to PepsiCo. The targets were intended to be challenging, as they were set at levels necessary for PepsiCo to grow nutritious products classified under PepsiCo’s Global Nutrition Group from approximately $10 billion in 2010 to $30 billion by 2020.

When determining the actual annual incentive award payable to each executive officer, the Compensation Committee considers both business and individual performance. For our Chairman and CEO, the Committee does not assign a specific weighting to any particular performance measure. For NEOs other than the Chairman and CEO, business performance is weighted approximately two-thirds and individual performance is weighted approximately one-third, as illustrated below:

Business Performance Metrics:    Our annual incentive plan utilizes business performance metrics that executives directly influence to ensure a link between performance and actual incentive payments. The business performance metrics used by the Compensation Committee in 2011 are listed in the table below:

Name	Business Performance Metrics[1]
	Weighting	Top-line Metric	Bottom-line Metric(s)	Other Metric(s)
Indra K. Nooyi	100% PepsiCo	Net Revenue	EPS & NOPBT[2]	Cash Flow[3] and ROIC[4]
Hugh F. Johnston	100% PepsiCo	Net Revenue	EPS	Share of Retail Sales
Zein Abdalla	100% PepsiCo Europe	Net Revenue	NOPBT	Share of Retail Sales[5]
Mehmood Khan	100% PepsiCo	Net Revenue	NOPBT	Share of Retail Sales
Maura A. Smith	100% PepsiCo	Net Revenue	Net Income	Share of Retail Sales

(1)	All metrics are measured on a core constant currency basis, other than Cash Flow and ROIC, which are measured in accordance with the definitions set forth in footnotes 3 and 4, respectively, below.
(2)	“NOPBT” represents net operating profit before taxes, excluding net interest expense and corporate unallocated expenses.
(3)	“Cash Flow” represents management operating cash flow growth adjusted for the items reflected in the reconciliation included in Exhibit A to this Proxy Statement.
(4)

“ROIC”, or return on invested capital, represents Net Income attributable to PepsiCo plus net interest expense after tax, divided by invested capital, adjusted for the non-core items reflected in the Net Income reconciliation included in Annex A to this Proxy Statement and based on average year-end 2010 and year-end 2011 results.

(5)	“Share of Retail Sales” represents food and beverage share of retail sales in certain categories in which PepsiCo operates.

The business performance measures used in the annual incentive program relate to Company-wide performance or business unit performance depending on the NEO’s position and scope of responsibility.

Annual performance of our Chairman and CEO is evaluated based upon the Company’s performance with respect to Cash Flow, ROIC and core constant currency Net Revenue, EPS and NOPBT. For NEOs other than Ms. Nooyi, business performance measures are equally weighted between a top-line metric and a bottom-line metric to ensure that they are motivated to deliver profitable growth. In 2011, the Committee also reviewed the overall business performance score in light of PepsiCo’s share of retail sales performance to ensure alignment of annual incentive payouts with PepsiCo’s performance against key competitors in certain markets and categories in which we operate.

Consistent with the terms of his retention agreement with PepsiCo, upon his retirement Mr. Foss received a pro-rated annual incentive payment assuming target-level performance.

Business Results:    In determining annual incentive awards for 2011, the Compensation Committee considered actual Company performance against the pre-established performance targets noted in the table below.

Although incentive payments were primarily determined on a constant currency basis, the following table also provides our USD results for comparability purposes:

Company Performance Measures	USD	CONSTANT CURRENCY
	2011 Actual Results	2011 Actual Results	2011 Target Growth
PepsiCo Core Net Revenue	14%	13%	14%
PepsiCo Core Net Income	5%	4%	7%
PepsiCo Core NOPBT	7%	6%	10%
PepsiCo Core EPS	7%	5%	~7-9%
PepsiCo Core ROIC[1]	16%	N/A	N/A
PepsiCo Cash Flow[2]	-11%	N/A	N/A

(1)

The 2011 ROIC target was 16% USD, adjusted for the non-core items reflected in the Net Income reconciliation included in Annex A to this Proxy Statement and based on average year-end 2010 and year-end 2011 results. 2011 USD ROIC reported in PepsiCo’s 2011 Form 10-K was 14%, and was computed based on average quarterly results for the five quarters ending on December 31, 2011.

(2)	The 2011 Cash Flow target was 1.4% USD growth versus actual 2010 results.

PepsiCo’s Share of Retail Sales targets for each business unit (which are used to calculate the Company-wide Share of Retail Sales target), and Mr. Abdalla’s business unit net revenue and NOPBT performance targets for PepsiCo Europe are not disclosed because such disclosure would result in competitive harm to PepsiCo. These targets were set at levels necessary to deliver PepsiCo’s 2011 core constant currency EPS targets of 7% to 9% growth after considering the following: anticipated competitor and retailer growth, the macroeconomic and consumer environment, and category trends derived from analyst projections and historic data. That these business unit targets were challenging is demonstrated by the fact that, in the face of difficult macroeconomic conditions, PepsiCo’s EPS guidance assumed growth in all PepsiCo divisions and business units.

Individual Performance Measures:    The Compensation Committee evaluates individual performance based on metrics related to an individual’s contribution to PepsiCo’s strategic business imperatives, such as improving operating efficiencies, driving sustainable innovation, increasing customer satisfaction and management and development of a diverse and talented workforce. The strategic business imperatives are intended to be challenging. They can be both qualitative and quantitative and vary for each executive officer. The Compensation Committee gives no specific weighting to the various strategic imperatives and evaluates individual performance in a non-formulaic manner.

Overall Results:    The following table summarizes the actual annual incentive awards paid to the NEOs in March 2012 based on 2011 business and individual performance in the context of the target annual incentive opportunity and the potential range of payouts:

Name	Target Annual Incentive (% of Base Salary)	Range of Potential Payouts Based on Business & Individual Results ($)[1]	Actual Annual Incentive Award ($)	Actual Annual Incentive as a % of Target Incentive
Indra K. Nooyi	200%	0 - 6,400,000	2,500,000	78%
Hugh F. Johnston	130%	0 - 1,950,000	857,270	88%
Zein Abdalla	140%	0 - 2,139,200	785,090	73%
Mehmood Khan	125%	0 - 1,750,000	862,750	99%
Maura A. Smith	100%	0 - 1,500,000	752,250	100%

(1)

Under the EICP, a plan intended to qualify certain performance-based compensation as deductible under Section 162(m) of the Internal Revenue Code, the Compensation Committee set the maximum 2011 annual incentive award for all executive officers based on a scale that ranged from no award ($0) for core constant currency EPS of $4.13 to a $9 million award opportunity for core constant currency EPS of $4.46. Based on PepsiCo’s 2011 actual core constant currency EPS of $4.35, the maximum 2011 award for each executive officer was $6 million. The Compensation Committee then exercised its negative discretion in determining actual incentive awards based on business and individual performance measures as described above. Please refer to Exhibit A to this Proxy Statement for a reconciliation of core USD and core constant currency results to reported GAAP financial results and to pages 48-50 of PepsiCo’s 2011 Form 10-K for a more detailed description of the items excluded from these measures.

In November 2011, the Compensation Committee approved the following changes to target annual incentive opportunities effective for 2012:

•	Mr. Johnston’s target annual incentive opportunity was increased from 130% to 140% of base salary to bring his total target cash compensation opportunity closer to the peer group median.

•

Mr. Abdalla’s target annual incentive opportunity was increased from 140% to 150% of base salary to recognize the significantly increased complexity and size of the Europe business unit following the successful closing of the Wimm-Bill-Dann acquisition in 2011.

•

Dr. Khan’s target annual incentive opportunity was increased from 125% to 130% of base salary to recognize his additional accountability for the Global Nutrition Group (established in 2011) and to bring his total target cash compensation opportunity closer to market.

•

In connection with her appointment as Executive Vice President, Government Affairs, General Counsel and Secretary, effective May 4, 2011, the Compensation Committee approved a target annual incentive opportunity of 100% of base salary for Ms. Smith.

3. Base Salary.    The Compensation Committee annually reviews NEO salaries, and annual salary increases are not automatic or guaranteed. When considering any adjustments, the Compensation Committee takes into account data for similar positions among our peer group and other Fortune 500 companies, internal pay equity, and the underlying accountabilities and scope of responsibility for each position. The base salaries paid to our NEOs in 2011 are presented in the Summary Compensation Table on page 41 of this Proxy Statement.

The Compensation Committee approved the following changes to NEO base salaries for 2011 and 2012:

•

As noted above, effective February, 2011, the Compensation Committee increased Ms. Nooyi’s annual base salary from $1,300,000 to $1,600,000 to better align her base salary with the peer group median. Ms. Nooyi’s base salary had not been increased since 2006.

•

As part of the 2010 year-end salary review process, the Compensation Committee increased Mr. Johnston’s annual base salary from $675,000 to $750,000, Mr. Abdalla’s salary from $700,000 to $764,000 and Dr. Khan’s salary from $650,000 to $700,000, effective February 2011.

•

As part of the 2011 year-end salary review process, the Compensation Committee increased Mr. Johnston’s annual base salary from $750,000 to $800,000 and Mr. Abdalla’s annual base salary from $764,000 to $800,000, effective February 2012. No other salary increases were approved for NEOs for 2012.

•

In connection with her appointment as Executive Vice President, Government Affairs, General Counsel and Secretary, effective May 4, 2011, the Compensation Committee approved a $750,000 annual base salary for Ms. Smith.

4. Retirement Programs.    The Company’s retirement programs are designed to facilitate the retirement of employees who have performed at PepsiCo over the long term. The Company maintains a qualified defined benefit pension plan for the majority of U.S. employees hired before January 1, 2011, and a non-qualified defined benefit pension plan, the Pension Equalization Plan, for those employees with annual compensation or pension benefits in excess of the limits imposed by the Internal Revenue Service (“IRS”). The Pension Equalization Plan provides for a benefit under the same formula as provided under the qualified plan, but without regard to the IRS limits. The terms of these plans are substantially the same for all participating employees and are described in the narrative to the 2011 Pension Benefits Table. Ms. Nooyi, Mr. Johnston and Dr. Khan have accrued pension benefits under these plans, and they also participate, along with Ms. Smith, in the PepsiCo Savings Plan, the same tax-qualified savings plan provided to other U.S. employees.

Mr. Abdalla participates in the PepsiCo International Retirement Plan, a separate international non-qualified defined benefit pension plan that provides a pension benefit to designated executives who live and work outside of their home country. The pension benefit provided under the PepsiCo International Retirement Plan is substantially the same as that provided to U.S. employees under the U.S. qualified pension plan and Pension Equalization Plan and is offset by amounts paid to the executive by the Company under any other Company-sponsored retirement plan or government mandated retirement or severance programs.

All U.S. salaried employees hired on or after January 1, 2011 are eligible to receive company-provided automatic retirement contributions (“ARC”) under the PepsiCo Savings Plan equal to a percentage of pay based on age and years of service. Eligible employees whose participation in the ARC portion of the PepsiCo Savings Plan is limited because of the compensation limit imposed by Section 401(a)(17) of the Internal Revenue Code are also eligible to participate in the Automatic Retirement Contribution Equalization Plan (“ARC Equalization Plan”), a non-qualified, non-elective defined contribution deferred compensation plan. Because Ms. Smith joined the Company after January 1, 2011, she participates in the ARC portion of the PepsiCo Savings Plan and the ARC Equalization Plan.

Our NEOs are also eligible for retiree medical coverage on the same terms as our other employees. PepsiCo does not provide executive officers any special benefit plans such as executive life insurance, and the Company does not provide any enhanced retirement benefit formulas to our NEOs.

5. Benefits and Perquisites

5(a). Benefits.    Executive officers receive the same healthcare benefits as other employees. U.S.-based medical benefits are the same for all participants in the Company’s healthcare program; however, our executive officers are required to pay three times as much as non-executive employees for their coverage. International medical benefits plans vary, but executives typically receive the benefits offered in the relevant broad-based plan.

Mr. Abdalla, who is based in Geneva, Switzerland, participates in PepsiCo’s Global Mobility Program applicable to all employees on international assignment. The Global Mobility Program facilitates the assignment of employees to positions in other countries by minimizing any financial detriment or gain to the employee from the international assignment. Under the program, Mr. Abdalla’s compensation package is linked to the U.S. compensation structure because he is considered a global talent and his assignments with PepsiCo are not expected to involve a return to his home country. Mr. Abdalla economically pays taxes at a U.S. income tax rate on his compensation and receives housing and other allowances to reflect the incremental cost of living in Switzerland as compared to the U.S.

5(b). Perquisites.    Consistent with our pay-for-performance philosophy, we limit executive perquisites to a company car allowance, an annual physical and limited personal use of company aircraft and ground transportation.

As an internationally recognized business leader and public figure, the Compensation Committee requires Ms. Nooyi to use company aircraft and ground transportation for all travel. This requirement serves to enhance her security and personal safety, and to increase her time available for business purposes. The Committee reaffirmed this requirement following an exhaustive independent security study completed in 2010. This independent study identified real and present risks for Ms. Nooyi due to her considerable visibility in multimedia venues as the leader and identifiable face of PepsiCo, one of the largest and most recognized U.S. corporations.

In 2011, as in prior years, the Committee reviewed her personal aircraft usage and deemed it suitable. The Committee will continue its ongoing assessment of Ms. Nooyi’s perquisites to ensure they remain appropriate. Ms. Nooyi is fully responsible for personal income tax liability associated with her perquisites.

Personal use of company ground transportation and company aircraft is made available to other executive officers on a limited basis. Executives are fully responsible for personal income tax liability associated with personal use of company ground transportation and company aircraft. Business unit CEOs must reimburse PepsiCo for the full variable operating cost of personal flights in excess of a limited number of hours per year as established by the Compensation Committee. Personal use of company ground transportation and company aircraft for other executive officers must be approved by the Chairman and CEO on a case-by-case basis.

In addition to PepsiCo’s perquisites, Mr. Foss, who joined PepsiCo in connection with the acquisition of The Pepsi Bottling Group, Inc. (“PBG”) in 2010, received financial advisory services in 2011 under a legacy PBG program.

5(c). Change-in-Control Provisions.    All employees, including NEOs, and non-employee directors, are provided change-in-control protection for their LTI awards under our shareholder-approved long-term incentive plans. For all grants in 2007 and thereafter, stock options vest and RSUs and PSUs are paid at target if the participant is terminated without cause or resigns for good reason within two years following a change-in-control of PepsiCo (i.e., “double trigger” vesting) or if the acquiring entity fails to assume the awards. We utilize “double trigger” vesting to ensure management talent will be available to assist in the successful integration following a change-in-control and to align with prevailing governance practices.

All equity awards granted by PepsiCo prior to 2007 and all legacy PBG awards assumed by PepsiCo in connection with the PBG acquisition in 2010 vest upon a change in control of PepsiCo, and, if the employee is terminated without cause within two years thereafter, or the participant’s options are adversely modified, the employee will receive a payment up to the present value of all outstanding options at the time of such event calculated using the Black-Scholes formula.

NEOs are not eligible to receive any cash severance, continued health and welfare benefits, pension service credit, tax gross-ups or any other change-in-control benefits other than the change-in-control protections under our long-term incentive plans described in the preceding paragraph.

5(d). Executive Deferral.    Under the PepsiCo Executive Income Deferral Program, most U.S.-based executives can elect to defer up to 75% of their base salary and up to 100% of their annual cash incentive awards into phantom investment funds on a tax-deferred basis. Executives have the opportunity to invest their deferrals into market-based funds, including the PepsiCo Common Stock Fund. The executive deferral program does not guarantee a rate of return, and none of the funds provide “above market” earnings. PepsiCo does not match an executive’s deferrals.

The PepsiCo Executive Income Deferral Program is a non-qualified and unfunded program in which account balances are unsecured and at-risk. This means that the participants’ balances may be forfeited in the event of the Company’s bankruptcy. The narrative accompanying the 2011 Non-Qualified Deferred Compensation Table describes the material features of the executive deferral program.

HOW WE DETERMINE COMPENSATION

Our Compensation Philosophy.    It is critical to our long-term success and growth that our businesses are managed by highly capable leaders with the experience, skills and dedication to oversee a growing and changing global organization. To achieve this objective, we have designed our compensation programs to:

•	recruit, retain and motivate a large group of talented and diverse domestic and international employees;

•	reward sustained Company performance and individual achievements by aligning a significant portion of total compensation to PepsiCo’s financial results and strategic objectives;

•

set total compensation targets for executive officers that are intended to result in total compensation above the peer group median when our financial performance exceeds that of our peer group median and are intended to result in total compensation below the peer group median if our financial performance falls below the peer group median; and

•	motivate our employees to act as long-term business owners who are accountable for business results and who take responsibility for the assets of the business and its employees.

Role of the Compensation Committee.    The Compensation Committee oversees the design and administration of PepsiCo’s compensation programs and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends. As part of its processes and procedures for determining executive compensation, the Compensation Committee periodically:

•

reviews and approves performance goals and other objectives related to the compensation of our Chairman and CEO, and recommends compensation for our Chairman and CEO to the independent members of the Board based on her performance;

•

evaluates and approves executive officer compensation to ensure that a significant portion is performance-based, while creating incentives for above-target performance and consequences for below-target performance;

•	reviews and establishes the peer group companies used as a reference to benchmark Company performance and executive officer compensation;

•

reviews tally sheets, which provide a comprehensive overview of the aggregate value of the compensation and benefits for executive officers as well as the total value executive officers would receive upon a variety of termination scenarios (such as resignation, retirement, long-term disability, death and change-in-control);

•	sets the specific performance targets for incentive awards to govern the compensation paid to our executive officers;

•

confirms with the Compensation Committee’s independent external advisor that total compensation paid to each executive officer is appropriate based on an analysis that compares the Company’s financial performance relative to the performance of its peer group as measured by financial metrics including shareholder returns and operating performance;

•	approves base salary adjustments to the extent they are warranted by changes in market pay data; and

•	approves annual and long-term incentive award payouts each year based on performance achieved relative to the pre-established performance targets.

Role of Management.    The Compensation Committee and Board of Directors determine the compensation of the Chairman and CEO without management input. The Compensation Committee meets with the Chairman and CEO at the beginning of the year to agree upon her performance objectives for the year. At the end of the year, the Chairman and CEO provides the Compensation Committee a self-assessment based on her achievement of the agreed-upon objectives and other leadership accomplishments. This self-assessment, in addition to Company performance and market compensation data provided by the Compensation Committee’s independent external advisor, is used by the Compensation Committee in setting the Chairman and CEO’s compensation.

The Compensation Committee solicits input from the Chairman and CEO to obtain her evaluation of performance and her recommendation in determining pay for other executive officers. No executive officer is present when his or her compensation is discussed by the Compensation Committee or the Board of Directors.

In addition, the Company’s Human Resources department prepares materials for review by the Compensation Committee and provides data, analysis and recommendations for the Compensation Committee’s consideration regarding the Company’s compensation programs and policies, as well as pay levels for executives who are not executive officers. The Human Resources department also administers PepsiCo’s compensation and benefits programs and policies based on the direction of the Compensation Committee.

Role of the Independent External Advisor.    The Compensation Committee has engaged Frederic W. Cook & Co. as its independent external advisor. The Compensation Committee considers analysis and advice from its independent external advisor when making compensation decisions and recommendations for the Chairman and CEO and the executive officers and when making decisions on plan design. Frederic W. Cook & Co. provides recommendations on Chairman and CEO pay directly to the Compensation Committee without consulting PepsiCo’s Chairman and CEO or management. The Chairman and CEO has no prior knowledge of the independent external advisor’s recommendations for her pay and takes no part in the Compensation Committee’s discussions and decisions.

The independent external advisor attends Compensation Committee meetings, and Compensation Committee members have direct access to the advisor without management involvement. The independent external advisor works directly for the Compensation Committee, and the Compensation Committee has the sole authority to hire and terminate the advisor. The advisor sometimes obtains input from management to ensure that the consultant’s recommendations and advice reinforce PepsiCo’s business strategy, principles and values.

The services performed by Frederic W. Cook & Co. have been limited to executive compensation consulting for the Compensation Committee. Frederic W. Cook & Co. is prohibited from undertaking any work with PepsiCo management or employees, and undertook no such work in 2011. As such, the Compensation Committee has determined that Frederic W. Cook & Co. has no conflicts of interest with PepsiCo.

Peer Group.    The Compensation Committee utilizes a peer group to evaluate whether executive officer pay levels are aligned with Company performance and to benchmark PepsiCo’s compensation program design and governance features. In selecting the current peer group, the Compensation Committee primarily identified companies that have a comparable size (based on revenue and market capitalization), strong consumer brands, an innovative culture, compete with PepsiCo for executive talent and possess significant international operations.

Based on these criteria, the Compensation Committee utilized the following 22 peer companies for 2011 pay decisions:

– 3M Company	– Kellogg Company
– Abbott Laboratories	– Kraft Foods Inc.
– Anheuser-Busch InBev SA/NV	– McDonald’s Corporation
– Apple, Inc.	– Nestlé S.A.
– Colgate-Palmolive Company	– Nike, Inc.
– General Electric Company	– The Coca-Cola Company
– General Mills, Inc.	– The Procter & Gamble Company
– Groupe Danone	– The Walt Disney Company
– Hewlett-Packard Company	– Unilever PLC
– International Business Machines Corporation	– United Parcel Service, Inc.
– Johnson & Johnson	– Wal-Mart Stores, Inc.

PepsiCo currently is at the 67th and 62nd percentile of the peer group based on revenue for the four quarters ended on or prior to December 31, 2011 and 2011 year-end market capitalization, respectively.

GOVERNANCE FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

We believe that PepsiCo’s compensation programs should ensure that our executives remain accountable for business results and take responsibility for the assets of the business and its employees. Consistent with this objective, our Board of Directors has incorporated the following governance features into our executive compensation programs:

Risk Mitigation.    PepsiCo’s executive compensation programs include features intended to discourage employees from taking unnecessary and excessive risks that would threaten the financial health and viability of the Company, including:

•

Balanced Performance Metrics.    The annual cash incentive program utilizes balanced financial metrics consisting of top-line metrics, such as Net Revenue, bottom-line metrics, such as NOPBT, and market-based metrics, such as Share of Retail Sales, which reinforces the importance of growing PepsiCo’s share of retail sales in certain categories in which we operate. The program also requires achievement of the operating profit plan for executive officers to receive above-target annual incentive awards. This requirement provides a strong incentive to sell profitable products as we grow our top line.

•

Accountability for Prior Business Unit Results.    Half of the annual incentive award for any executive officer who assumes a new leadership position in a different business unit is determined based on the prior business unit’s results. This ensures the executive officer remains accountable for the results of the long-term strategies he or she established in the prior business unit.

•

Emphasis on Long-term Shareholder Value Creation.    Long-term incentive awards are the most significant element of executive officer pay and focus executives on creating long-term shareholder value, measured in terms of absolute share price growth, share price changes relative to the broader equity market, and delivering exceptional long-term operating results.

•

Clawback Provisions.    Under PepsiCo’s annual incentive, long-term incentive and executive deferral programs, the Company has the right to cancel and recoup awards and gains from an executive if he or she: (i) violates PepsiCo’s Worldwide Code of Conduct, (ii) engages in gross misconduct, (iii) violates applicable non-compete, non-solicitation or confidentiality provisions, or (iv) causes or contributes to the need for an accounting adjustment to the Company’s financial results through gross negligence or misconduct.

Stock Ownership Requirements.    Under PepsiCo’s stock ownership guidelines in 2011, executive officers were required to own shares of PepsiCo Common Stock equal to a specified multiple of their annual base salary. The levels applicable to executive officers range from between two and eight times annual base salary:

• CEO	8x annual salary

• Business Unit CEOs	4x annual salary

• All Other Executive Officers	2x annual salary

Shares of PepsiCo Common Stock or equivalents held by the executive officer (or immediate family members), in the 401(k) plan, in a deferred compensation account, or in a trust for the benefit of immediate family members count towards satisfying the requirement. Unexercised stock options and unvested PSUs and RSUs do not count towards satisfying the requirement.

Executive officers have five years from the date they first become subject to a particular level of stock ownership to meet the ownership requirement. All of our executive officers have met or are on track to meeting their ownership requirements within the five-year period. Executive officers who terminate or retire from PepsiCo are required to continue to hold 100% of the shares needed to meet the applicable level of stock ownership until at least six months after termination or retirement and to continue to hold at least 50% of the shares needed to meet the applicable level of stock ownership until at least eighteen months after termination or retirement.

Following a review of PepsiCo’s stock ownership guidelines in 2011, the Compensation Committee revised the requirement applicable to the Chief Financial Officer. Effective April 2012, the revised ownership requirement for the Chief Financial Officer is increased from 2x to 4x annual base salary. All other stock ownership guidelines for PepsiCo’s executive officers were reaffirmed at existing levels.

Exercise and Hold and Share Retention Policies.    To ensure that our executive officers exhibit a strong commitment to PepsiCo share ownership, the Board of Directors adopted an Exercise and Hold Policy in 2002. This policy limits the proceeds that an executive officer may receive in cash upon exercise of stock options during each calendar year to 20% of the aggregate value of all of the executive officer’s in-the-money vested stock options. Any proceeds in excess of this 20% limit must be held in shares of PepsiCo Common Stock for at least one year after the date of exercise. Executive officers who maintain the required level of stock ownership are exempt from this requirement.

Beginning in 2012, the Compensation Committee implemented a mandatory share retention policy which requires executive officers to hold at least 50% of the shares, net of applicable tax withholding, received upon the vesting and payout of PEPunits in furtherance of PepsiCo’s stock ownership guidelines. Executive officers who maintain the required level of stock ownership are exempt from this requirement.

No Employment Contracts.    With the exception of Mr. Foss, who terminated his employment with PepsiCo in December 2011, none of our NEOs has an employment contract or separation agreement. Consistent with our approach of rewarding performance, employment is not guaranteed, and either the Company or the NEO may terminate the employment relationship at any time. In some cases, the Compensation Committee or Board of Directors may agree to provide separation payments to departing executives upon their termination to obtain an extended non-compete, non-solicitation and non-disclosure agreement and a release of claims, or extend offers of employment to executive-level candidates.

Prohibition on Hedging.    Our insider trading policy prohibits executive officers from using any strategies or products (such as derivative securities or short-selling techniques) to hedge against the potential changes in the value of PepsiCo Common Stock. In addition, executive officers may not hold PepsiCo securities in a margin account or pledge PepsiCo stock or PepsiCo stock options as collateral for a loan.

Limited Trading Windows.    Executive officers can only purchase and sell PepsiCo Common Stock and exercise stock options during approved trading windows, which generally open two business days after PepsiCo issues its quarterly earnings release. Trading windows typically close one month after the opening of the window.

Responsible Equity Grant Practices.    PepsiCo’s equity grant practices ensure all grants are made on fixed grant dates and at exercise prices or grant prices equal to the “Fair Market Value” of PepsiCo Common Stock on such dates.

•

Stock option and PSU grants are awarded under our shareholder-approved long-term incentive plans at “Fair Market Value,” defined as the average of the high and low stock prices rounded up to the nearest quarter on the date of grant. This formula mitigates the impact of our stock price’s intra-day volatility when setting the grant price of equity awards.

•	PepsiCo does not backdate, reprice or grant equity awards retroactively. Repricing of awards would require shareholder approval under our shareholder-approved long-term incentive plans.

•

Our annual grant is provided on March 1st of each year. Thus, on March 1, 2011, the Board granted stock options and PSUs to all executive officers with a grant price of $63.75. The Compensation Committee has delayed the grant date for the 2012 awards to April in light of a recently-completed reorganization.

SEPARATION AND NEW HIRE ARRANGEMENTS

Retention Agreement with Mr. Foss.    As described in our 2010 Proxy Statement, in connection with the acquisition of PBG, PepsiCo entered into a retention agreement with Mr. Foss, the former Chairman and CEO of PBG, that replaced his prior retention agreement with PBG. The agreement provided that Mr. Foss would serve as the CEO of Pepsi Beverages Company (the successor to PBG following the acquisition) to bring stability, strong leadership and valuable continuity to the integration of PepsiCo’s North American beverage businesses. Under the new PepsiCo retention agreement, Mr. Foss waived any rights to severance payments or benefits under his former PBG retention agreement. In accordance with the terms of the new agreement, Mr. Foss received a cash severance payment of approximately $6.5 million upon his election to terminate his employment with PepsiCo. Please refer to the Potential Payments on Termination or Change in Control section beginning on page 54 of this Proxy Statement for information regarding Mr. Foss’s severance benefits.

Offer Letter with Ms. Smith.    On March 16, 2011, PepsiCo executed a new hire offer letter with Ms. Smith in connection with her appointment as EVP, Government Affairs, General Counsel and Secretary. To partially replace the value of unvested equity awards, supplemental retirement benefits and other compensation forfeited by Ms. Smith in connection with her acceptance of employment with PepsiCo, the Company awarded her a $2.0 million cash sign-on bonus, with 50% paid on her start date of April 29, 2011 and 50% scheduled to be paid on the first anniversary of her start date, and a $3.0 million new hire RSU award which vests in three equal installments on each of the first, second and third anniversaries of the date of grant, subject to her continued employment through each vesting date. The sign-on bonus is subject to clawback provisions requiring Ms. Smith to forfeit any unpaid portion and repay a pro-rated amount of any paid portion upon a voluntary termination or an involuntary termination for cause (as defined in the offer letter) prior to the second anniversary of her start date. As a result of PepsiCo’s requiring Ms. Smith to immediately relocate to New York at her time of hire, Ms. Smith was unable to recoup her invested principal from her Memphis, Tennessee home due to adverse conditions in the housing market. The Company provided her with relocation benefits under the Company’s relocation program for salaried employees and loss on home sale assistance with an aggregate value of $1.3 million, inclusive of tax reimbursement. Like all PepsiCo executive officers, Ms. Smith’s offer letter does not guarantee employment and does not provide for separation payments upon her termination. Please refer to the Summary Compensation Table on page 41 of this Proxy Statement for additional information regarding Ms. Smith’s 2011 compensation.

TAX CONSIDERATIONS

In establishing total compensation for the executive officers, the Compensation Committee considers the effect of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction for compensation over $1 million paid for any fiscal year to the Chief Executive Officer and the three other highest paid executive officers other than the Chief Financial Officer unless the compensation qualifies as performance-based. While the Compensation Committee generally seeks to preserve the deductibility of most compensation paid to executive officers, the primary objective of the compensation program is to support the Company’s business strategy. Thus, the Compensation Committee believes it should have flexibility in awarding compensation, even though some compensation awards may result in non-deductible compensation expenses.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

THE COMPENSATION COMMITTEE

ARTHUR C. MARTINEZ, CHAIR VICTOR J. DZAU RAY L. HUNT	SHARON PERCY ROCKEFELLER LLOYD G. TROTTER DANIEL VASELLA

2011 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the NEOs for the fiscal year ended December 31, 2011. The NEOs are the Company’s Chairman and Chief Executive Officer, Chief Financial Officer and certain other executive officers who were most highly compensated in fiscal year 2011 by reference to their total compensation in the table below (excluding amounts disclosed in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column).

Name and Principal Position (a)	Year (b)	Salary ($)(3) (c)	Bonus ($)(4) (d)	Stock Awards ($)(5) (e)	Option Awards ($)(6) (f)	Non- Equity Incentive Plan Compen- sation ($)(7) (g)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(8) (h)	All Other Compen- sation ($)(9) (i)	Total ($) (j)
Indra K. Nooyi	2011	1,584,615	—	6,249,986	3,231,373	2,500,000	3,029,699	520,416	17,116,089
Director; Chairman and Chief Executive Officer	2010	1,300,000	—	6,000,029	3,507,967	3,000,000	2,143,083	224,302	16,175,381
	2009	1,300,000	—	6,000,024	3,676,980	3,000,000	1,590,743	200,603	15,768,350

Hugh F. Johnston (1)	2011	752,885	—	1,120,023	579,066	857,270	1,007,072	34,660	4,350,976
Chief Financial Officer	2010	642,308	—	729,106	426,280	966,010	480,881	34,775	3,279,360

Zein Abdalla (2)	2011	768,846	—	6,200,006	620,422	785,090	975,324	846,724	10,196,412
Chief Executive Officer, PepsiCo Europe

Mehmood Khan (2)	2011	705,769	—	6,124,972	581,645	862,750	407,290	37,046	8,719,472
Chief Scientific Officer, PepsiCo Chief Executive Officer, Global Nutrition Group

Maura A. Smith (2)	2011	507,692	1,000,000	3,575,036	304,689	752,250	N/A	1,347,757	7,487,424
Executive Vice President, Government Affairs, General Counsel and Corporate Secretary

Eric J. Foss (1)	2011	961,539	—	1,260,018	651,446	—	6,026,292	6,671,738	15,571,033
Former Chief Executive Officer, Pepsi Beverages Company	2010	846,154	—	7,885,843	3,409,230	1,404,000	2,031,912	116,423	15,693,562

(1)	Mr. Johnston and Mr. Foss were not NEOs for 2009. As a result, the 2011 Summary Compensation Table includes only their 2011 and 2010 compensation information.

(2)

Mr. Abdalla, Dr. Khan and Ms. Smith were not NEOs for 2010 and 2009. As a result, the 2011 Summary Compensation Table includes only their 2011 compensation information. Effective March 9, 2012, Dr. Khan was appointed to the position of Executive Vice President, PepsiCo Chief Scientific Officer, Global Research and Development and Ms. Smith was appointed to the position of Executive Vice President, PepsiCo General Counsel, Public Policy & Government Affairs, and Corporate Secretary.

(3)

Fiscal 2011 was a 53-week fiscal year, and the salary amounts reflect the extra week’s salary earned. Salary amounts reflect the actual base salary payments made to the NEOs in 2011, 2010 and 2009. Ms. Smith was hired on April 29, 2011 at an annual salary of $750,000; accordingly her reported salary reflects the pro-rated amount earned in 2011. Mr. Foss retired from PepsiCo on December 9, 2011; accordingly his 2011 salary is pro-rated to reflect his active service during 2011.

(4)

“Bonus” refers to cash annual incentive payments that are not performance-based. In accordance with the terms of her new hire offer letter described on page 40 of this Proxy Statement, Ms. Smith was awarded a cash sign-on bonus of $2,000,000 to partially replace the value of certain compensation and other benefits forfeited upon her acceptance of employment with PepsiCo. 50% of the sign-on bonus was paid on Ms. Smith’s start date of April 29, 2011, and the remaining 50% is scheduled to be paid on the first anniversary of her start date, subject to Ms. Smith’s continuous employment through that date. The sign-on bonus is subject to clawback provisions requiring Ms. Smith to forfeit any unpaid portion and repay a pro-rated amount of any paid portion upon a voluntary termination or an involuntary termination for cause (as defined in the offer letter) prior to the second anniversary of her start date. In 2010 and 2009, no such payments were made to any NEO, as all cash incentive payments were performance-based and are reflected in column (g) of the table above labeled “Non-Equity Incentive Plan Compensation.”

(5)

The amounts reported for stock awards represent the aggregate grant date fair value of awards granted in 2011, 2010 and 2009, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). The amounts also include the following:

•

For each of Mr. Abdalla and Dr. Khan, a $5 million retention PSU award in 2011 described on page 30 of this Proxy Statement. The number of shares earned cannot exceed the target number of PSUs awarded even if performance exceeds target levels.

•

For Ms. Smith, a $3 million new hire RSU award in 2011 to partially replace the value of certain compensation and other benefits forfeited upon her acceptance of employment with PepsiCo described on page 40 of this Proxy Statement.

•

For Mr. Foss, a $2.5 million retention PSU award in 2010 described on page 54 of this Proxy Statement and in 2010 approximately $3.92 million additional expense related to the accelerated vesting of his legacy PBG RSU awards converted into PepsiCo RSUs at PepsiCo’s acquisition of PBG in accordance with the terms of his retention agreement.

The amounts reported in this column assume target-level performance for the annual PSU awards. If PepsiCo were to exceed its performance targets, grant recipients may earn up to 125% of the target number of PSUs granted. The following table reflects the grant date fair value of the annual PSU awards only, at target and maximum earn-out levels:

	Value of 2011 PSU Award ($)
Name	At Target Level	At Maximum 125% Level
Indra K. Nooyi	6,249,986	7,812,482
Hugh F. Johnston	1,120,023	1,400,028
Zein Abdalla	1,200,030	1,500,037
Mehmood Khan	1,124,996	1,406,245
Maura A. Smith	575,019	718,773

Pursuant to the terms of his retention agreement described on page 39 of this Proxy Statement, a pro-rata portion of Mr. Foss’s target 2011 PSU award vested in connection with his retirement on December 9, 2011, based on his service to his retirement date. His pro-rated target award of 5,116 PSUs (with a grant date fair value of $326,145) will be settled in shares of PepsiCo Common Stock, subject to achievement of the applicable performance targets and a maximum payout of 6,395 shares (with a grant date fair value of $407,681). Notwithstanding the level of performance achieved, the Compensation Committee retains the discretion to reduce the number of shares issued in settlement of the 2011 PSU awards.

For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the PSUs and RSUs reported in column (e), please see Note 6 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the applicable fiscal year.

(6)

The amounts reported for option awards represent the aggregate grant date fair value of the stock option awards granted in 2011, 2010 and 2009 calculated in accordance with ASC Topic 718. For Mr. Foss, the amount also includes approximately $2.55 million additional expense in 2010 related to the accelerated vesting of his legacy PBG stock option awards converted into PepsiCo stock options at PepsiCo’s acquisition of PBG in accordance with the terms of his retention agreement.

For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the option awards reported in column (f), please see Note 6 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the applicable fiscal year.

(7)

As described in the Annual Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 30 of this Proxy Statement, the amounts reported in column (g) reflect compensation earned for performance under the annual incentive compensation program for that year, paid in March of the subsequent year.

(8)

The amounts reported reflect the aggregate change in the actuarial present value of each NEO’s accumulated benefit under the defined benefit pension plans in which he or she participates. The change in pension value reflects changes in age, service and earnings during 2011 and the effect of a change in the discount rate from 5.68% on December 23, 2010 to 4.6% on December 30, 2011 used to determine the present value. During 2011, 2010 and 2009, PepsiCo did not pay above-market or preferential rates on non-qualified deferred compensation.

(9)	The following table provides details for the amounts reported in column (i) for 2011 for each NEO:

Name	Personal Use of Company Aircraft (A)($)	Personal Use of Ground Transport- ation (A)($)	Car Allowance (B)($)	Company Contributions to Defined Contribution Plans (C)($)	Global Mobility (D)($)	Tax Reimburse- ment (E)($)	Severance (F)($)	Miscel- laneous (G)($)	Total All Other Compens- ation ($)
Indra K. Nooyi	484,524	28,082	—	7,350	—	—	—	460	520,416
Hugh F. Johnston	—	—	25,350	8,250	—	—	—	1,060	34,660
Zein Abdalla	5,183	—	43,211	—	527,585	270,720	—	25	846,724
Mehmood Khan	—	—	25,350	4,900	—	—	—	6,796	37,046
Maura A. Smith	26,521	—	17,550	39,227	858,090	405,419	—	950	1,347,757
Eric J. Foss	91,629	—	24,375	7,288	—	—	6,527,651	20,795	6,671,738

(A)

Personal use of Company aircraft and ground transportation is valued based on the aggregate incremental cost to the Company. The aggregate incremental cost is calculated based on the variable operating costs that were incurred as a result of personal use of the aircraft (such as fuel, maintenance, landing fees and crew expenses) or ground transportation (such as fuel and the driver’s compensation). The NEOs are fully responsible for all personal income taxes associated with any personal use of aircraft and ground transportation.

As an internationally recognized business leader and public figure, the Compensation Committee requires Ms. Nooyi to use company aircraft and ground transportation for all travel. This requirement serves to enhance her security and personal safety, and to increase her time available for business purposes. The Committee reaffirmed this security requirement following an exhaustive independent security study completed in 2010. This independent study identified real and present risks for Ms. Nooyi due to her considerable visibility in multimedia venues as the leader and identifiable face of PepsiCo, one of the largest and most recognized U.S. corporations. Approximately two-thirds of the personal aircraft use reported for Ms. Nooyi in the table above reflects significant mileage incurred in connection with two trips to India, Ms. Nooyi’s home country. The Committee will continue its ongoing assessment of Ms. Nooyi’s use of company-provided transportation to ensure that it remains appropriate.

Beginning in 2009, Business unit CEOs must reimburse PepsiCo for the full variable operating cost of personal flights in excess of a limited number of hours per year as established by the Compensation Committee. Personal use of company ground transportation and company aircraft for other executive officers must be approved by the Chairman and CEO on a case-by-case basis.

(B)	Mr. Abdalla’s car allowance is paid in Swiss Francs and converted into U.S. dollars based on an average daily exchange rate of 1.00 USD = 0.8866 CHF for 2011.

(C)	Amounts reported reflect Company matching contributions to the PepsiCo Savings Plan, a tax-qualified defined contribution plan.

Amounts reported for Ms. Smith also reflect ARC contributions under the PepsiCo Savings Plan and contributions under the ARC Equalization Plan, a nonqualified, non-elective defined contribution deferred compensation plan that provides benefits to employees whose participation in the ARC portion of the PepsiCo Savings Plan is limited because of the compensation limit imposed by the Section 401(a)(17) of the Internal Revenue Code. Ms. Smith is eligible for these benefits because she joined the Company after January 1, 2011 and is accordingly not eligible to accrue a benefit under any defined benefit pension plan maintained by the Company.

Effective January 30, 2012, PepsiCo discontinued company matching contributions under the PepsiCo Savings Plan for salaried exempt employees who are currently earning a benefit under a defined benefit pension plan with PepsiCo. Accordingly, NEOs other than Ms. Smith are no longer eligible for matching contributions.

(D)	The amounts reported include the following:

•

For Mr. Abdalla, an annual expense for benefits that he receives pursuant to our Global Mobility Program as a result of his international assignment in Geneva, Switzerland. These benefits include housing, cost-of-living and home-leave allowances, reimbursement of his children’s educational expenses and tax preparation services and reflect the incremental cost of living in Switzerland as compared to the U.S. The Global Mobility Program facilitates the assignment of employees to positions in other countries by minimizing any financial detriment to the employee from the international assignment. Under the program, Mr. Abdalla’s compensation package is linked to the U.S. compensation structure because he is considered a global talent and his assignments with PepsiCo are not expected to involve a return to his home country. Amounts are paid in Swiss Francs and converted into U.S. dollars based on an average daily exchange rate of 1.00 USD = 0.8866 CHF for 2011.

•

For Ms. Smith, relocation benefits related to PepsiCo requiring Ms. Smith to move to New York from Tennessee at the time of hire, including assistance with temporary living, moving of household goods, travel and new home closing costs under the Company’s salaried employee relocation program, and loss on home sale assistance due to adverse housing market conditions.

(E)

For Mr. Abdalla, the amount reported reflects tax equalization designed to cover taxes on his compensation above the taxes he would have incurred in the United States. The tax amount paid in Swiss Francs was converted into U.S. dollars based on an average daily exchange rate of 1.00 USD = 0.8866 CHF for 2011. For Ms. Smith, the tax reimbursements reported reflect all federal, state and local tax obligations directly related to relocation and home loss assistance, and taxes incurred with respect to such reimbursements.

(F)	Consistent with the terms of Mr. Foss’s retention agreement, the amount reported includes severance pay and other separation benefits associated with his retirement on December 9, 2011.

(G)

The amounts reported include reimbursement for the annual executive physical and, for Mr. Foss, financial advisory services under a legacy PBG program, consistent with the treatment of all former PBG senior executives who remained with PepsiCo.

2011 GRANTS OF PLAN-BASED AWARDS

The following table summarizes grants of stock options, PSUs and RSUs and target annual cash incentive opportunities provided to NEOs in 2011. Stock option and PSU awards granted in 2011, which are included in the following table, recognized 2010 performance. The material terms of PepsiCo’s annual and long-term incentive programs are described in the Compensation Discussion and Analysis beginning on page 23 of this Proxy Statement.

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)(3)				All Other Stock Awards: Number of Shares of Stock or Units (#)(i)		All Other Awards: Number of Securities Underlying Options (2)(4) (#)(j)	Exercise or Base Price of Option Awards ($/Sh) (4) (k)	Grant Date Fair Value of Stock and Option Awards ($)(5) (l)
		Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)		Maximum (#)(h)
Indra K. Nooyi	—	0	3,200,000	6,400,000	—	—		—	—		—	—	—
	3/1/2011	—	—	—	0	98,039		122,548	—		—	—	6,249,986
	3/1/2011	—	—	—	—	—		—	—		392,157	$63.75	3,231,373
Hugh F. Johnston	—	0	975,000	1,950,000	—	—		—	—		—	—	—
	3/1/2011	—	—	—	0	17,569		21,961	—		—	—	1,120,023
	3/1/2011	—	—	—	—	—		—	—		70,275	$63.75	579,066
Zein Abdalla	—	0	1,069,600	2,139,200	—	—		—	—		—	—	—
	3/1/2011	—	—	—	0	18,824		23,530	—		—	—	1,200,030
	3/1/2011	—	—	—	—	78,431	(6)	—	—		—	—	4,999,976
	3/1/2011	—	—	—	—	—		—	—		75,294	$63.75	620,422
Mehmood Khan	—	0	875,000	1,750,000	—	—		—	—		—	—	—
	3/1/2011	—	—	—	0	17,647		22,058	—		—	—	1,124,996
	3/1/2011	—	—	—	—	78,431	(7)	—	—		—	—	4,999,976
	3/1/2011	—	—	—	—	—		—	—		70,588	$63.75	581,645
Maura A. Smith	—	0	750,000	1,500,000	—	—		—	—		—	—	—
	5/4/2011	—	—	—	0	8,244		10,305	—		—	—	575,019
	5/4/2011	—	—	—	—	—		—	43,011	(8)	—	—	3,000,017
	5/4/2011	—	—	—	—	—		—	—		32,975	$69.75	304,689
Eric J. Foss	—	0	1,500,000	3,000,000	—	—		—	—		—	—	—
	3/1/2011	—	—	—	0	19,765		24,706	—		—	—	1,260,018
	3/1/2011	—	—	—	—	—		—	—		79,059	$63.75	651,446

(1)

The amounts reported reflect the potential range of 2011 annual cash incentive awards under the shareholder-approved EICP, as described in the Compensation Discussion and Analysis beginning on page 23 of this Proxy Statement.

(2)

The amounts reported reflect the 2011 long-term equity incentive awards under the shareholder-approved PepsiCo, Inc. 2007 Long-Term Incentive Plan. Beginning in 2011, the grant date for annual LTI awards is scheduled for March 1 of each year, subject to approval by the Compensation Committee.

(3)

The actual number of shares of PepsiCo Common Stock that are earned for annual 2011 PSU awards is determined based on the level of achievement attained with respect to the pre-established financial performance targets over the two-year performance period. If PepsiCo performs below the pre-established financial performance targets, the number of PSUs earned will be reduced below the target number. The amounts reported in the “target” column reflect the number of PSUs that will be paid out if the financial performance targets are achieved at 100%, and the amounts reported in the “maximum” column reflect the maximum number of PSUs that will be paid out if the performance targets are exceeded.

The PSUs earned by NEOs other than Mr. Foss will vest and be paid out in shares of PepsiCo Common Stock on the third anniversary of the grant date subject to pro-rata vesting upon retirement between age 55 and 61 with at least 10 years of service and full vesting upon retirement at age 62 and older with at least 10 years of service, in each case subject to achievement of the applicable performance targets over the full two-year performance period. Ms. Nooyi is currently eligible for pro-rata vesting. Pursuant to the terms of his retention agreement, a pro-rata portion of Mr. Foss’s target 2011 PSU award vested in connection with his retirement on December 9, 2011. His pro-rated award of 5,116 PSUs will be paid out in shares of PepsiCo Common Stock on the third anniversary of the grant date, subject to achievement of the applicable performance targets. Notwithstanding the level of performance achieved, the Compensation Committee retains the discretion to reduce the number of shares issued in settlement of the 2011 PSU awards.

For additional information regarding these awards, please see the Performance Stock Units (PSUs) section of the Compensation Discussion and Analysis beginning on page 26 of this Proxy Statement.

(4)

PepsiCo’s stock option exercise price equals the average of the low and high stock prices on the March 1, 2011 grant date, rounded up to the next highest quarter, in order to mitigate the impact of the intra-day stock price volatility on the exercise price. The 2011 stock option awards granted to the NEOs vest on the third anniversary of the grant date, subject to pro-rata vesting upon retirement between ages 55 and 61 with at least 10 years of service and full vesting upon retirement at age 62 or older with at least 10 years of service. Ms. Nooyi is currently eligible for pro-rata vesting. All of the stock option awards have a term of ten years.

(5)

The amounts reported represent the aggregate grant date fair value of all PSUs, RSUs, and stock options granted to NEOs in 2011 calculated in accordance with ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the PSUs and RSUs reported, please see Note 6 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The assumptions used in calculating the grant date fair value of the stock option award on March 1, 2011 are: Option Term – 7 years, Volatility – 15.33%, Risk Free Rate – 2.82% and Dividend Yield – 2.9%. The assumptions used in calculating the grant date fair value of the stock option award on May 4, 2011 are: Option Term – 7 years, Volatility – 15.51%, Risk Free Rate – 2.62% and Dividend Yield – 2.7%.

(6)

The amount reported reflects a retention PSU award. The award is scheduled to vest on the fifth anniversary of the grant date, subject to the achievement of pre-established financial targets related to the constant currency gross margin and constant currency net revenue growth of PepsiCo’s healthy and nutritious products in Europe and at the Company level over the five year vesting period. The number of shares earned will be reduced if PepsiCo performs below target, and cannot exceed the number of PSUs awarded even if performance exceeds target.

(7)

The amount reported reflects a retention PSU award. 50% of the award is scheduled to vest on the third anniversary of the grant date and 50% on the fifth anniversary of the grant date, subject to the achievement of pre-established financial targets related to the constant currency gross margin and constant currency net revenue growth of PepsiCo’s healthy and nutritious products at the Company level over the vesting period. The number of shares earned will be reduced if PepsiCo performs below target, and cannot exceed the number of PSUs awarded even if performance exceeds target.

(8)

The amount reported reflects a new hire RSU award which vests in three equal installments on each of the first, second and third anniversaries of the grant date, subject to continued employment through each vesting date, as described in the Compensation Discussion and Analysis beginning on page 23 of this Proxy Statement.

2011 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table lists all outstanding stock option, PSU and RSU awards as of December 31, 2011 for the NEOs. The material terms and conditions of the equity awards reported in this table are described in the Long-Term Incentive Compensation section of the Compensation Discussion and Analysis beginning on page 26 of this Proxy Statement. No stock options, PSUs or RSUs granted to a NEO have been transferred to any other person, trust or entity.

	Option Awards (1)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Option Exercise Price($) (d)	Option Grant Date (e)	Option Vesting Date (f)	Option Expiration Date (g)
Indra K. Nooyi			392,157		63.75	03/01/11	03/01/14	02/28/21
			360,902		66.50	04/12/10	04/12/13	04/11/20
			452,830		53.00	02/06/09	02/01/12	01/31/19
	374,899				68.75	02/01/08	02/01/11	01/31/18
	304,220				65.00	02/02/07	02/01/10	01/31/17
	375,000	(3)			45.51	07/26/01	07/26/11	07/25/16
	72,705				57.50	02/03/06	02/01/09	01/31/16
	77,777				53.75	02/01/05	02/01/08	01/31/15
	88,444				47.25	02/01/04	02/01/07	01/31/14
	188,550				39.75	02/01/03	02/01/06	01/31/13
	46,829	(2)			39.75	02/01/03	02/01/03	01/31/13
Hugh F. Johnston			70,275		63.75	03/01/11	03/01/14	02/28/21
			43,856		66.50	04/12/10	04/12/13	04/11/20
			46,561		53.00	02/06/09	02/01/12	01/31/19
	49,052				68.75	02/01/08	02/01/11	01/31/18
	45,025				65.00	02/02/07	02/01/10	01/31/17
	360				57.50	02/03/06	02/01/09	01/31/16
	385				53.75	02/01/05	02/01/08	01/31/15
	55,464				47.25	02/01/04	02/01/07	01/31/14
	56,365				39.75	02/01/03	02/01/06	01/31/13
Zein Abdalla			75,294		63.75	03/01/11	03/01/14	02/28/21
			54,737		66.50	04/12/10	04/12/13	04/11/20
			59,259		53.00	02/06/09	02/01/12	01/31/19
	19,411				68.75	02/01/08	02/01/11	01/31/18
	531				65.00	02/02/07	02/01/10	01/31/17
	600				57.50	02/03/06	02/01/09	01/31/16
	642				53.75	02/01/05	02/01/08	01/31/15
	14,815				47.25	02/01/04	02/01/07	01/31/14
	3,411				47.25	02/01/04	02/01/06	01/31/13
	557				47.25	02/01/04	02/01/07	01/31/14
	47,705				39.75	02/01/03	02/01/06	01/31/13
Mehmood Khan			70,588		63.75	03/01/11	03/01/14	02/28/21
			50,526		66.50	04/12/10	04/12/13	04/11/20
			63,396		53.00	02/06/09	02/01/12	01/31/19
	30,137				68.75	02/01/08	02/01/11	01/31/18
Maura A. Smith			32,975		69.75	05/04/11	03/01/14	02/28/21
Eric J. Foss			20,467	(4)	63.75	03/01/11	03/01/14	02/28/21
			78,852	(4)	66.50	04/12/10	04/12/12	04/11/20

Stock Awards (1)(5)
Number of Shares of Units of Stock that Have Not Vested (#) (h)		Grant Date (i)	Vesting Date (j)	Market Value of Shares or Units of Stock that Have Not Vested ($) (k)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (6)(#) (l)		Grant Date (m)	Vesting Date (n)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (o)
					98,039		03/01/11	03/01/14	6,504,888
					90,226		04/12/10	04/12/13	5,986,495
					113,208		02/06/09	02/01/12	7,511,351

17,167	(3)	05/03/06	05/03/12	1,139,030	17,569		03/01/11	03/01/14	1,165,703
					10,964		04/12/10	04/12/13	727,461
					11,640		02/06/09	02/01/12	772,314

					78,431	(7)	03/01/11	03/01/16	5,203,897
					18,824		03/01/11	03/01/14	1,248,972
					13,684		04/12/10	04/12/13	907,933
					14,717		02/06/09	02/01/12	976,473

					78,431	(8)	03/01/11	03/01/14	5,203,897
					17,647		03/01/11	03/01/14	1,170,878
					12,632		04/12/10	04/12/13	838,133
					15,849		02/06/09	02/01/12	1,051,581
43,011	(9)	05/04/11	05/04/14	2,853,780	8,244		05/04/11	03/01/14	546,989
					5,116	(4)	03/01/11	03/01/14	339,447
					19,712	(4)	04/12/10	04/12/12	1,307,891
					13,255	(4)(10)	04/01/10	02/26/12	879,469

(1)

With the exception of the awards discussed in footnotes (2), (3), (4), (7), (8), (9) and (10) below, each of the stock option and PSU awards listed in the table vests three years after the grant date subject to continued service with PepsiCo through the vesting date and, in the case of PSUs, achievement of applicable performance targets. Each of the awards that are not retention awards would vest on a pro-rata basis at retirement between ages 55 and 61 with at least 10 years of service, and would vest in full at retirement at age 62 or older with at least 10 years of service, subject to achievement of applicable performance targets.

(2)	These options were fully vested on the grant date as they were granted after achieving certain company business metrics.

(3)

These retention option and RSU awards were designed to retain key leaders who are critical to business continuity and growth. The vesting periods of these retention awards vary by individual and were designed to facilitate retention through key business and career milestones. The awards are cancelled if the NEO’s employment terminates or he or she retires prior to the end of the vesting period.

(4)

Pursuant to the terms of his retention agreement, a pro-rata portion of Mr. Foss’s 2011 and 2010 stock option and target PSU awards vested in connection with his retirement on December 9, 2011, subject to achievement of the applicable performance targets. Accordingly, the amounts reported reflect the pro-rata portion of the target number of PSUs granted. In February 2012, the Compensation Committee certified that Mr. Foss earned 20,580 shares with respect to his pro-rated target 2010 PSU award. For additional details regarding Mr. Foss’s PSU awards, please see the Performance Stock Units (PSUs) section of the Compensation Discussion and Analysis on page 26 and the 2011 Grants of Plan-Based Awards table beginning on page 44 of this Proxy Statement.

(5)

The market value of unvested PSUs and RSUs reflected in columns (k) and (o) have been valued by multiplying the number of unvested RSUs and PSUs reflected in columns (h) and (l) by $66.35, PepsiCo’s closing stock price on December 30, 2011, the last trading day of the 2011 fiscal year.

(6)

The reported awards reflect grants of PSUs that will vest and be earned based on the achievement of financial performance targets during a three-year performance period for the 2009 awards and a two-year performance period for the 2010 and 2011 awards and require that the NEO continues to provide service to PepsiCo through the end of a three-year vesting period. Awards vest on a pro-rata basis at retirement between ages 55 and 61 with at least 10 years of service, and vest in full at retirement at age 62 or older with at least 10 years of service, subject, in each case, to achievement of applicable performance targets. Ms. Nooyi is currently eligible for pro-rata vesting. For the 2011, 2010 and 2009 awards, the number of PSUs displayed in column (l) reflects the target number of PSUs awarded. Notwithstanding the level of performance achieved, the Compensation Committee retains the discretion to reduce the number of shares issued in settlement of these awards. For additional details regarding these awards, please see the Performance Stock Units (PSUs) section of the Compensation Discussion and Analysis on page 26 and the 2011 Grants of Plan-Based Awards table beginning on page 44 of this Proxy Statement.

(7)	The reported award reflects Mr. Abdalla’s retention PSU award described on page 30 of this Proxy Statement

(8)	The reported award reflects Dr. Khan’s retention PSU award described on page 30 of this Proxy Statement

(9)

The reported award reflects Ms. Smith’s new hire RSU award which vests in three equal installments on each of the first, second and third anniversaries of the grant date, subject to her continued employment through each vesting date.

(10)	The reported award reflects Mr. Foss’s 2010 retention PSU award described on page 54 of this Proxy Statement.

2011 OPTION EXERCISES AND STOCK VESTED

	Option Awards (1)		Stock Awards (2)
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise (3)($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting (3)($) (e)
Indra K. Nooyi	175,932	3,554,618	77,890	4,965,293
Hugh F. Johnston	76,894	1,414,134	10,126	645,507
Zein Abdalla	136,480	3,768,021	27,719	1,812,695
Mehmood Khan	0	0	35,323	2,280,044
Maura A. Smith	0	0	0	0
Eric J. Foss	498,844	5,605,941	20,677	1,310,715

(1)

All stock option exercises during 2011 were executed in a manner consistent with PepsiCo’s Exercise and Hold Policy, which is described in the Governance Features of our Executive Compensation Programs section of the Compensation Discussion and Analysis beginning on page 38 of this Proxy Statement.

(2)

The following table lists details of the PSU and RSU awards that vested in 2011 for the NEOs. The last column includes dividend equivalent amounts earned as a result of the PSUs and RSUs that vested in 2011 and were paid out in cash. The dividend equivalent amounts are not included in the above table. The PSUs vested on February 14, 2011 based upon the level of achievement attained with respect to the pre-established EPS growth target for each year in the 2008—2010 three-year performance period. A detailed overview of PSUs is provided in the Performance Stock Units (PSUs) section of the Compensation Discussion and Analysis beginning on page 26 of this Proxy Statement.

Name	Type		Grant Date	Payout Date	Number of Shares Granted (#)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Dividend Equivalent Paid ($)
Indra K. Nooyi	PSUs		2/1/2008	2/14/2011	93,506	77,890	4,965,293	413,985
Hugh F. Johnston	PSUs		2/1/2008	2/14/2011	12,156	10,126	645,507	53,820
Eric J. Foss	PSUs		4/1/2010	2/26/2011	18,797	20,677	1,310,715	29,775
Mehmood Khan	RSU	(A)	2/1/2008	2/1/2011	29,091	29,091	1,882,770	154,619
Mehmood Khan	PSUs		2/1/2008	2/14/2011	7,481	6,232	397,274	33,123
Zein Abdalla	RSU		2/1/2008	2/1/2011	9,454	9,454	611,863	50,248
Zein Abdalla	RSU	(B)	7/22/2005	7/22/2011	18,265	18,265	1,200,832	171,965

(A)	The amount reported reflects a new hire RSU award to partially replace value forfeited upon retirement from his former employer.

(B)	The amount reported reflects a retention RSU award. This award is designed to facilitate retention through key business and career milestones.

(3)

The value realized on exercise of stock options is equal to the amount per share at which the NEO sold shares acquired on exercise (all of which occurred on the date of exercise) minus the exercise price of the stock options times the number of shares acquired on exercise of the options. The value realized on vesting of stock awards is equal to the average of the high and low market prices of PepsiCo Common Stock on the date of vesting times the number of shares acquired upon vesting. The number of shares and value realized on vesting includes shares that were withheld at the time of vesting to satisfy tax withholding requirements.

2011 PENSION BENEFITS

PepsiCo Salaried Employees Retirement Plan

The PepsiCo Salaried Employees Retirement Plan (“Salaried Plan”), which is a qualified defined benefit pension plan under the Internal Revenue Code, provides retirement benefits to eligible U.S. salaried employees of the Company hired prior to January 1, 2011. Ms. Nooyi and Messrs. Johnston and Khan participate in the Salaried Plan, and Mr. Foss participated in the PBG Salaried Employees Retirement Plan prior to its merger into the Salaried Plan in 2010. Benefits for the NEOs who participate in the Salaried Plan are determined using the same formula as for other eligible employees. NEOs receive no additional years of credited service or other enhancements in determining their benefits that are not available to other employees in the Salaried Plan.

Normal retirement benefits under the Salaried Plan are payable at age 65 with five years of service. Unreduced early retirement benefits are payable as early as age 62 with 10 years of service. Reduced early retirement benefits are payable as early as age 55 with 10 years of service and are determined by reducing the normal retirement benefit by 4% for each year prior to age 62. Currently, Ms. Nooyi has met the eligibility requirements for early retirement.

Upon retirement, pension plan benefits are payable as a single life annuity, a single lump sum distribution, a joint and survivor annuity, or a 10-year certain annuity. The single life annuity beginning at a NEO’s normal retirement date is determined by the following basic formula:

•	3% for each year of service up to 10 years, plus 1% for each year of service in excess of 10, multiplied by the executive’s highest consecutive five-year average monthly earnings;

•

reduced by 0.43% of the executive’s highest consecutive five-year average monthly earnings up to his or her monthly Social Security Covered Compensation, multiplied by the executive’s years of service up to 35.

Pensionable earnings include base salary and annual incentive compensation. Other bonus awards, stock options, PSUs and RSUs are not considered when determining pension benefits.

All Salaried Plan participants, including NEOs, who become disabled after 10 years of service and remain disabled until retirement, receive service credit under the pension plan for their period of disability. All Salaried Plan participants, including NEOs, are entitled to the following benefits if they die before payments are scheduled to begin:

•	The spouse of an employee who is retirement-eligible is entitled to a pension equal to survivor benefit under the 50% joint and survivor annuity option.

•

The surviving spouse or estate of employees who are retirement-eligible are also entitled to a one-time payment equal to the lump sum benefit accrued at death, offset by the value of any surviving spouse’s pension that might be payable. (This special death benefit is paid by the Company; it is not an accrued benefit payable from the Salaried Plan.)

A participant with five or more years of service who terminates employment prior to attaining age 55 and completing 10 years of service is entitled to a deferred vested pension benefit. The deferred vested benefit is equal to the basic formula amount calculated using the potential years of credited service had the participant remained employed to age 65 pro-rated by a fraction, the numerator of which is the participant’s credited years of service at termination of employment and the denominator of which is the participant’s potential years of credited service had the participant remained employed to age 65. Deferred vested benefits are payable commencing at age 65. However, a participant may elect to commence benefits as early as age 55 on an actuarially reduced basis to reflect the longer payment period.

Eligible salaried employees hired on or after January 1, 2011, who are not eligible to participate in a defined benefit pension plan receive an ARC contribution under the PepsiCo Savings Plan between 2% and 9% of eligible pay based on age and years of service. Ms. Smith, who joined the Company after January 1, 2011, is not eligible to accrue benefits under the Salaried Plan or any other defined benefit pension plan maintained by the Company, and accordingly receives an ARC contribution under the PepsiCo Savings Plan. The amount of Ms. Smith’s ARC contribution is reported as compensation in the “All Other Compensation” column of the Summary Compensation Table.

Pension Equalization Plans

The PepsiCo Pension Equalization Plan (“PEP”) is an unfunded, non-qualified defined benefit pension plan that restores benefits that may not be paid from the Salaried Plan due to limitations imposed by the Internal Revenue Code on qualified plan compensation or benefits. PEP benefits are payable to any salaried employee whose Salaried Plan benefits are affected by these limits, other than certain employees who joined PepsiCo through various business transactions, such as Mr. Foss. The PEP benefit is equal to the Salaried Plan benefit (as determined without regard to the Internal Revenue Code’s limitations on compensation and benefits) less the actual benefit payable under the Salaried Plan. Generally, for benefits accrued and vested on or before December 31, 2004, a participant’s PEP benefit is payable under the same terms and conditions as the Salaried Plan. Benefits accrued and vested under the PEP after December 31, 2004 are paid in the form of a single lump sum distribution upon retirement. Deferred vested benefits accrued or vested under the PEP after December 31, 2004 are automatically paid in the form of an annuity at the later of age 55 or termination of employment. Distributions to specified employees are subject to a six-month delay under Section 409A of the Internal Revenue Code.

Prior to his retirement on December 9, 2011, Mr. Foss participated in the PBG Pension Equalization Plan, which was merged into PEP effective January 1, 2012. The PBG Pension Equalization Plan was an unfunded, non-qualified defined benefit pension plan assumed by PepsiCo in connection with the PBG acquisition. Similar to PEP, the PBG Pension Equalization Plan restored benefits that may not be paid from the Salaried Plan to legacy PBG employees due to limitations imposed by the Internal Revenue Code on qualified plan compensation or benefits. Generally, for benefits accrued and vested on or before December 31, 2004, a participant’s PBG Pension Equalization Plan benefit is payable under the same terms and conditions as the Salaried Plan. Benefits accrued and vested after December 31, 2004 are paid in the form of a single lump sum distribution upon retirement or termination of employment, subject to a six-month delay applicable to specified employees under Section 409A of the Internal Revenue Code. Because the PBG Pension Equalization Plan has been merged into PEP, Mr. Foss’s benefit will be paid under PEP.

Mr. Foss retired from the Company on December 9, 2011. Under his retention agreement, Mr. Foss, who is 53, will receive a special lump sum early retirement benefit based on the difference between the pension benefit determined by applying the Salaried Plan’s standard early retirement benefit formula and the pension benefit determined by applying the Salaried Plan’s standard deferred vested benefit formula otherwise applicable to participants who terminate prior to attaining age 55 and completing 10 years of service. This benefit will be paid from PEP in the form of a single lump sum distribution six months following the effective date of Mr. Foss’s retirement, in accordance with the requirements of Section 409A of the Internal Revenue Code applicable to specified employees.

The present value of the accumulated retirement benefits reported in column (d) of the following 2011 Pension Benefits table represents the accumulated benefit obligation for benefits earned to date, based on age, service and earnings through the plan’s measurement date of December 31, 2011. Ms. Smith is not included in the table below because she is not eligible to participate in any defined benefit pension plan maintained by the Company.

PepsiCo International Retirement Plan

Mr. Abdalla participates in the PepsiCo International Retirement Plan (“PIRP”), a separate international non-qualified defined benefit pension plan. The PIRP generally covers non-U.S. citizens who are on their second assignment outside their home country and are designated for participation by PepsiCo. The pension benefit provided under the PIRP is substantially the same as the basic formula under the Salaried Plan and the PEP, without the social security offset. The PIRP benefit is reduced by any pension or termination benefits paid to a participant by the Company including benefits paid under any other Company-provided retirement plan or pursuant to any government mandated retirement or severance plan.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($)(1) (d)	Payments During Last Fiscal Year ($) (e)
Indra K. Nooyi	PepsiCo Salaried Employees Retirement Plan	17.8	656,757	0
	PepsiCo Pension Equalization Plan		12,283,957	0

Hugh F. Johnston	PepsiCo Salaried Employees Retirement Plan	21.8	527,550	0
	PepsiCo Pension Equalization Plan		2,550,821	0

Zein Abdalla	PepsiCo International Retirement Plan	16.1	2,663,644	0

Mehmood Khan	PepsiCo Salaried Employees Retirement Plan	4.0	199,165	0
	PepsiCo Pension Equalization Plan		812,647	0

Eric J. Foss(2)	PepsiCo Salaried Employees Retirement Plan	27.8	683,229	0
	PBG Pension Equalization Plan	29.5	12,802,847	0

(1)

These amounts have been calculated using actuarial methods and assumptions (as shown below) in the fiscal year-end valuation under the guidance on employers’ accounting for pensions with the assumption, required by SEC rules, that each NEO remains in service until retirement at the earliest date when unreduced retirement benefits would be available (i.e., age 62 or older and still employed):

•	discount rate of 4.6%; and

•	benefits will be converted to lump sums based on an interest rate of 6% at retirement.

The amount reported for Mr. Foss, who retired on December 9, 2011, includes a pension-related severance payment of $5,966,335 to be paid from the PEP pursuant to his retention agreement with PepsiCo. This amount is not attributable to Mr. Foss’s 29.5 years of credited service under the PBG Pension Equalization Plan, which was merged into PEP effective January 1, 2012. For additional information regarding Mr. Foss’s severance benefits, see the Potential Payments on Termination or Change in Control section beginning on page 54 of this Proxy Statement.

(2)	Consistent with the treatment of all other legacy PBG employees, Mr. Foss’s years of credited service reflects his service with PBG prior to the acquisition.

2011 NON-QUALIFIED DEFERRED COMPENSATION

Executive Income Deferral Program

The executive income deferral program is a non-qualified and unfunded program. This means that PepsiCo does not set aside funds for the program in a trust or otherwise, and that a participant’s balances may be lost in the event of the Company’s bankruptcy. Under the current terms of the program, eligible executives may elect to defer up to 75% of their base salary and 100% of their annual incentive compensation. At the time of election to defer, executives are required to choose to receive future payments on either a specific date or upon separation from service. Executives earn a return based on investments in the phantom funds selected by the executives (listed in footnote (3) below) from a list of phantom funds made available by the Company. The Company does not provide a matching contribution on any deferrals or guarantee a return.

Payouts from the program are made in cash and may be received as a lump sum or in installments (quarterly, semi-annually or annually) over a period up to 20 years. Notwithstanding a participant’s payment election, deferrals made after 2000 are paid in a lump sum at the time of separation from service in cases in which separation (other than retirement) occurs prior to the elected payment date. Payments of deferrals made after 2004 to executives who are specified employees under Section 409A of the Internal Revenue Code that are triggered by a separation from service are delayed six months following separation. Executives have one opportunity to voluntarily delay their original payment date, provided payment of amounts subject to Section 409A of the Internal Revenue Code is delayed for at least five years. For additional detail on PepsiCo’s executive income deferral program, refer to the Executive Deferral section of the Compensation Discussion and Analysis beginning on page 35 of this Proxy Statement.

Supplemental Savings Program

The ARC Equalization Plan is a nonqualified, non-elective defined contribution deferred compensation plan sponsored by PepsiCo to provide benefits to employees whose participation in the ARC portion of the PepsiCo Savings Plan is limited because of the compensation limit imposed by Section 401(a)(17) of the Internal Revenue Code ($245,000 for 2011). The Company credits an amount equal to between 2% and 9% of eligible pay based on years of service, subject to a limit on aggregate annual ARC and ARC Equalization Plan contributions equal to the Internal Revenue Code Section 401(a)(17) limit. Only U.S. salaried employees who are not eligible to accrue defined benefit pension benefits are eligible for the ARC under the PepsiCo Savings Plan or the ARC Equalization Plan. Other than Ms. Smith, the NEOs are each eligible to accrue defined benefit pension benefits and, therefore, are not eligible for the ARC or the ARC Equalization Plan.

Each participant’s account, including hypothetical earnings, is vested after the participant has three years of service, but continues to be subject to forfeiture in the event of misconduct, as defined in the ARC Equalization Plan for up to two years following separation from service. The ARC Equalization Plan is unfunded and payments to participants are at all times subject to the claims of the Company’s general creditors.

Participants select phantom investment options from those available under the ARC Equalization Plan, which are a subset of the funds available under the 401(k) plan, and amounts credited to participants’ accounts are subject to investment gains and losses. A participant’s vested account balance is paid in a single lump sum as soon as practicable following the last day of the month in which the participant separates from service, provided that specified employees under Section 409A may not receive a distribution for at least six months following separation from service.

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($)(1) (c)	Aggregate Earnings in Last Fiscal Year ($)(2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($)(3) (f)

Indra K. Nooyi	0	0	504,342	0	10,935,863

Hugh F. Johnston	0	0	46,919	141,676	954,141

Zein Abdalla	0	0	0	0	0

Mehmood Khan	0	0	0	0	0

Maura A. Smith	0	17,177	309	0	17,486

Eric J. Foss	0	0	250,426	0	4,199,511

(1)

The amount for Ms. Smith represents Company contributions to the ARC Equalization Plan account and is reported as compensation in the “All Other Compensation” column of the Summary Compensation Table. Ms. Smith is not eligible to accrue a benefit under any defined benefit pension plan maintained by the Company. During 2011, these contributions were invested in the Blkrck Lifepath 2020 fund which earned an annual rate of return of 0.92%.

(2)

During 2011, 2010 and 2009, PepsiCo did not provide above-market or preferential rates. As a result, the earnings on non-qualified deferred compensation are not included in the Summary Compensation Table.

(3)

Except for the contributions reported in column (c) for Ms. Smith, none of the amounts reported in this column are reflected in the Summary Compensation Table. Deferral balances of NEOs under the Executive Income Deferral Program were invested in the following phantom funds in 2011 which earned the following rates of return: (i) PepsiCo Common Stock: 4.71%, (ii) Defined AFR Fund: 4.37%, and (iii) Blkrck LRG Eqty Indx: 2.1%.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

Termination of Employment/Retirement

None of our active NEOs have any arrangement that provides for severance payments or benefits.

In the event a NEO retires, terminates or resigns from PepsiCo for any reason as of the fiscal year end, he or she would be entitled to:

•	the pension benefit disclosed in column (d) of the 2011 Pension Benefits table on page 51 of this Proxy Statement; and

•	the non-qualified deferred compensation balance disclosed in column (f) of the 2011 Non-Qualified Deferred Compensation table on page 53 of this Proxy Statement.

Our NEOs’ unvested annual long-term incentive awards vest on a pro-rata basis upon retirement between ages 55 and 61 and fully vest upon death, disability or retirement on or after age 62. In order to be retirement eligible, an executive must be at least age 55 with 10 or more years of service. For retention awards, no accelerated vesting occurs upon retirement and only a pro-rata portion would have accelerated vesting in the event of death or long-term disability. Even after vesting, PSUs remain subject to achievement of pre-established performance targets.

The following table sets forth, for each active NEO, the value of the unvested options, PSUs, RSUs, accrued dividend equivalents on PSUs and RSUs that would vest and would be forfeited if his or her employment terminated on December 31, 2011, the last business day of the 2011 fiscal year, due to termination without cause, retirement, death or long-term disability:

	Termination/Retirement ($ in millions) (1)		Death/Long-Term Disability ($ in millions) (1)
Name	Vest	Forfeit	Vest	Forfeit
Indra K. Nooyi	19.8	8.4	8.4	0.0
Hugh F. Johnston	0.0	4.9	4.8	0.1
Zein Abdalla	0.0	9.7	5.2	4.5
Mehmood Khan	0.0	9.6	5.8	3.9
Maura A. Smith	0.0	3.5	2.5	1.0

(1)

The options, PSUs and RSUs were valued at a price of $66.35, PepsiCo’s closing stock price on December 30, 2011, the last trading day of the 2011 fiscal year. Amounts do not include the value of vested options that have already been earned or unvested options, PSUs and RSUs that an executive may have earned due to fulfilling the retirement eligibility criteria. Ms. Nooyi is currently retirement eligible and eligible for pro-rata vesting. For a list of vested options that have already been earned, see the 2011 Outstanding Equity Awards at Fiscal Year-End table on page 46 of this Proxy Statement.

Mr. Foss retired from the Company on December 9, 2011. Pursuant to the terms of his retention agreement, Mr. Foss received a cash lump sum severance payment equal to two times his 2011 base salary of $1,000,000 and target bonus of $1,500,000, and a pro-rated target bonus for 2011 of $1,434,247. Mr. Foss also vested in a special early retirement benefit of $5,966,335 to be paid from PEP in accordance with the requirements of Section 409A of the Internal Revenue Code. Mr. Foss is entitled to pro-rata vesting of his 2010 and 2011 annual stock option grants, reimbursement for outplacement services in amount of up to $50,000 and reimbursement of medical and other welfare benefits for 24 months following his retirement, with an approximate value of $43,404.

Pursuant to the terms of his retention agreement, on April 1, 2010 the Board granted a retention award of 37,594 PSUs to Mr. Foss to retain him through the successful integration of PBG into PepsiCo and achieve bottler acquisition synergies. 55% of the award (20,677 shares) vested in February 2011 based on achievement of PepsiCo’s publicly disclosed 2010 synergy target of $150 million (excluding European synergies, which were outside of Mr. Foss’s purview). The synergy targets for the remaining 45% of the award (16,917 shares) were exceeded. However, only 78% of the earned shares (13,255 shares) were paid out as the award was pro-rated based on the length of Mr. Foss’s active employment during the second year of the vesting period.

Pursuant to the terms of his retention agreement, on April 12, 2010 the Board of Directors granted an annual target award of 22,105 PSUs to Mr. Foss, subject to a two-year performance and vesting period. In connection with his retirement on December 9, 2011, Mr. Foss forfeited 2,393 of his target PSUs. In February 2012, the Compensation Committee certified that Mr. Foss earned 20,580 shares, with payment to be made on April 12, 2012 in accordance with the terms of his retention agreement. Mr. Foss also vested in a pro-rata portion of his 2011 PSU award, based on the length of his service relative to the vesting period. His pro-rated target award of 5,116 PSUs will be settled in shares of PepsiCo Common Stock in 2014, subject to achievement of the applicable performance targets.

Mr. Foss is subject to customary non-competition and non-solicitation restrictions for a two-year period following his retirement.

Change in Control

As described in the Change-in-Control Provisions section of the Compensation Discussion and Analysis beginning on page 35 of this Proxy Statement, all equity awards granted by PepsiCo prior to 2007 and all legacy PBG awards assumed by PepsiCo in connection with the PBG acquisition vest upon a change in control of PepsiCo, and, if the employee is terminated without cause within two years thereafter, the employee will receive a payment up to the present value of all outstanding options at the time of such event calculated using the Black-Scholes formula. For all grants beginning in 2007, PepsiCo implemented “double trigger” vesting. This means that unvested options and RSUs only vest if the participant is terminated without cause or resigns for good reason within two years following a change in control of PepsiCo or if the acquirer fails to assume or replace the outstanding awards.

For each NEO who was actively employed on December 31, 2011, the following table illustrates:

•	the value of stock options, PSUs, RSUs and accrued dividend equivalents on PSUs and RSUs that would vest upon a change in control of PepsiCo without termination of employment;

•

the incremental value of the stock options, PSUs, RSUs and accrued dividend equivalents on PSUs and RSUs that would vest upon a NEO’s termination without cause or resignation for good reason at the time of the change in control plus the excess of the Black-Scholes value above the intrinsic value of already vested options that would become payable at that time; and

•	the total change-in-control benefit that would result from a qualifying termination upon a change in control, which equals the sum of columns (i) and (ii).

	Change in Control ($ in millions)
	(i)	(ii)	(iii)
Name	Total Benefit: Change in Control Only (1)	Incremental Benefits: Qualifying Termination upon Change in Control (2)	Total Benefit: Qualifying Termination upon Change in Control ((i) plus (ii)) (2)
Indra K. Nooyi	0.0	8.4	8.4
Hugh F. Johnston	1.3	3.6	4.9
Zein Abdalla	0.0	9.7	9.7
Mehmood Khan	0.0	9.6	9.6
Maura A. Smith	0.0	3.5	3.5

(1)

The amounts reported in this column assume that the change in control occurred on December 31, 2011, the last business day of the 2011 fiscal year. The options, PSUs and RSUs were valued based on $66.35, PepsiCo’s closing stock price on December 30, 2011, the last trading day of the 2011 fiscal year. All PSU awards were valued at target in accordance with the terms of the long-term incentive plan. The amounts do not include vested options that have already been earned due to continued service or unvested options, PSUs and RSUs that an executive may have earned due to fulfilling the retirement eligibility criteria. Ms. Nooyi is currently retirement eligible and eligible for pro-rata vesting. For a list of vested options that have already been earned, please see the 2011 Outstanding Equity Awards at Fiscal Year-End table on page 46 of this Proxy Statement.

(2)

The amounts reported in this column assume that both the change in control and termination occurred on December 31, 2011, the last business day of the 2011 fiscal year. The options, PSUs and RSUs were valued based on PepsiCo’s $66.35 closing stock price on December 30, 2011, the last trading day of the 2011 fiscal year. In addition, vested and unvested options granted by PepsiCo prior to 2007 include the excess of the Black-Scholes value above the intrinsic value. The Black-Scholes value of the pre-2007 options is calculated in accordance with ASC Topic 718 as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Amounts do not include vested options that have already been earned due to continued service other than the excess of the Black-Scholes value above the intrinsic value on vested options granted prior to 2007. For a list of vested options that have already been earned, please see the 2011 Outstanding Equity Awards at Fiscal Year-End table on page 46 of this Proxy Statement.

2011 DIRECTOR COMPENSATION

Directors who are employees of the Company receive no additional compensation for serving as directors. Non-employee directors are compensated for their service on the Board as described below.

Annual Compensation.    On October 3, 2011, all active non-employee directors received an annual cash retainer of $100,000 and an annual equity award of $150,000. To reflect their additional responsibilities, the Nominating Committee Chair received an additional $30,000 annual cash retainer, the Audit Committee Chair and the Compensation Committee Chair each received an additional $40,000 annual cash retainer and the Presiding Director received an additional $50,000 annual cash retainer.

Directors may elect to defer their cash retainer into phantom units of PepsiCo Common Stock that are payable at the end of the deferral period selected by the directors. The $150,000 annual equity award consists of phantom units of PepsiCo Common Stock that are payable on the first day of the calendar quarter following the first anniversary of the director’s retirement or resignation from PepsiCo’s Board of Directors. The number of phantom units of PepsiCo Common Stock granted to each director on October 3, 2011 was determined by dividing the $150,000 equity award value by the closing price of PepsiCo Common Stock on the grant date, which was $60.29. As such, each active director was granted 2,488 phantom units. Each phantom unit represents the right to receive one share of PepsiCo Common Stock and dividend equivalents. Dividend equivalents are reinvested in additional phantom units.

Directors are reimbursed for expenses incurred to attend Board and Committee meetings. Directors do not receive any meeting fees. Directors do not have a retirement plan or receive any benefits such as life or medical insurance. Directors do receive business travel and accident insurance coverage. Directors are eligible for PepsiCo Foundation gifts to charity and matching of charitable contributions, both of which are generally available to all PepsiCo employees.

Initial Share Grant.    Each newly appointed non-employee director receives a one-time grant of 1,000 shares of PepsiCo Common Stock when he or she joins the Board of Directors. These shares are immediately vested but must be held until the director leaves the Board.

Governance Features.    Our compensation program for non-employee directors operates with the following governance features which are similar to programs for executive officers as described beginning on page 38 of the Compensation Discussion and Analysis section of this Proxy Statement:

•

Stock Ownership.    To reinforce our ownership philosophy, non-employee directors are currently required to own shares of PepsiCo stock equal to $500,000 (five times the annual cash retainer). Shares or phantom units of PepsiCo Common Stock held either directly by the non-employee director (or immediate family members), in the director’s deferred compensation account, or in a trust for the benefit of immediate family members, count towards satisfying the requirement. Unexercised stock options do not count towards satisfying the requirement. Non-employee directors have five years from their appointment to meet their ownership guideline requirement. All of our non-employee directors have met or are on track to meet their objectives within the five-year time requirement.

•

Exercise and Hold Policy.    To ensure that non-employee directors exhibit a strong commitment to PepsiCo share ownership, the Board of Directors adopted an Exercise and Hold Policy. This policy limits the aggregate amount of proceeds that a director may receive in cash upon exercise of options during each calendar year to 20% of the aggregate value of all the director’s in-the-money vested options as of February 1 of that year. Any proceeds in excess of this 20% limit must be held in PepsiCo shares for at least one year after the date of exercise. This 20% limit is applied to the proceeds remaining after payment of taxes and the exercise price for the option. The Exercise and Hold Policy for directors is waived once ownership guidelines are met.

•

Clawback Provision.    Under the terms of our long-term incentive plans, non-employee directors who violate PepsiCo’s Worldwide Code of Conduct, who violate our non-compete, non-solicitation and non-disclosure policies or who engage in gross misconduct may be subject to financial consequences. Our long-term incentive plans permit PepsiCo to cancel a non-employee director’s outstanding equity awards if PepsiCo determines that the non-employee director has committed any such violation. The long-term incentive plans also permit PepsiCo to claw back all gains from exercised stock options and vested RSUs received within the 12 months preceding the violation.

•

Hedging.    Our insider trading policy prohibits non-employee directors from using any strategies or products (e.g., derivative securities or short-selling techniques) to hedge against the potential changes in the value of PepsiCo stock.

•	Trading Windows. Non-employee directors can only purchase and sell PepsiCo stock and exercise stock options during approved trading windows.

2011 Non-Employee Director Compensation.    The following table summarizes the compensation of the non-employee directors for the fiscal year ended December 31, 2011.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2) (c)	Option Awards ($)(3) (d)	Non-Equity Incentive Plan Compen- sation ($) (e)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compen- sation ($)(4) (g)	Total($) (h)
Shona L. Brown	100,000	150,000	0	0	0	0	250,000
Ian M. Cook	100,000	150,000	0	0	0	0	250,000
Dina Dublon	140,000	150,000	0	0	0	20,000	310,000
Victor J. Dzau	100,000	150,000	0	0	0	20,000	270,000
Ray L. Hunt	130,000	150,000	0	0	0	0	280,000
Alberto Ibargüen	100,000	150,000	0	0	0	0	250,000
Arthur C. Martinez	140,000	150,000	0	0	0	20,000	310,000
Sharon P. Rockefeller	100,000	150,000	0	0	0	20,000	270,000
James J. Schiro	150,000	150,000	0	0	0	0	300,000
Lloyd G. Trotter	100,000	150,000	0	0	0	0	250,000
Daniel Vasella	100,000	150,000	0	0	0	0	250,000
Alberto Weisser (5)	125,000	249,080	0	0	0	0	374,080

(1)

The following directors elected to defer their 2011-2012 cash compensation into PepsiCo’s director deferral program: Mr. Trotter and Dr. Vasella deferred their $100,000 retainer into 1,659 phantom stock units; Mr. Hunt deferred his $130,000 retainer into 2,156 phantom stock units; and Mr. Schiro deferred his $150,000 retainer into 2,488 phantom stock units.

(2)	The amounts reported for stock awards in column (c) represent the full grant date fair value of the phantom stock units granted in 2011 calculated in accordance with ASC Topic 718.

(3)

Prior to 2007, the directors’ annual equity award included stock options and RSUs. Beginning in 2007, the directors’ annual equity award consisted solely of phantom stock units. The number of vested and unvested stock options held by each non-employee director at fiscal year-end 2011 is shown below:

Name	Number of Vested Options	Number of Unvested Options
Shona L. Brown	0	0
Ian M. Cook	0	0
Dina Dublon	7,958	0
Victor J. Dzau	6,588	0
Ray L. Hunt	0	0
Alberto Ibargüen	6,588	0
Arthur C. Martinez	13,040	0
Sharon P. Rockefeller	19,285	0
James J. Schiro	29,447	0
Lloyd G. Trotter	0	0
Daniel Vasella	19,707	0
Alberto Weisser	0	0

(4)

The amounts reported in this column include PepsiCo Foundation matching gift contributions. PepsiCo Foundation matching gift contributions are available to all full-time PepsiCo employees, PepsiCo retirees, PepsiCo non-employee directors and spouses of eligible individuals. Under the matching gift program, the PepsiCo Foundation matches cash or stock donations to recognized tax-exempt organizations, with PepsiCo Foundation annual contributions capped at $10,000, or $20,000 if an eligible individual provides significant and continuous ongoing volunteer services to a tax-exempt organization in addition to his or her financial contribution.

(5)

Upon joining the Board on September 14, 2011, Mr. Weisser received the one-time grant of 1,000 shares of PepsiCo Common Stock granted to all new directors. He also received a pro-rated annual retainer of $25,000 and a pro-rated annual equity award of $37,500 for serving as a director during the third quarter in 2011. Further, he also received the $100,000 annual cash retainer and $150,000 annual equity award on October 3, 2011 to compensate him for the upcoming period from October 1, 2011 through September 30, 2012.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2011 with respect to the shares of PepsiCo Common Stock that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders (1)	90,396,078	(2)	$57.76	(6)	135,748,608	(3)
Equity compensation plans not approved by security holders (4)	4,941,298		$45.45	(6)	—
Total (5)	95,337,376		$57.03	(6)	135,748,608

(1)	Includes the 2007 Long-Term Incentive Plan (the “2007 Plan”), the 2003 Long-Term Incentive Plan (the “2003 Plan”) and the 1994 Long-Term Incentive Plan.

(2)	This amount includes 11,581,887 PSUs and RSUs that, if and when vested, will be settled in shares of PepsiCo Common Stock.

(3)

The shareholder-approved 2007 Plan is the only equity compensation plan under which PepsiCo currently issues equity awards. As of May 2, 2007, the 2007 Plan superseded the Company’s prior plan, the shareholder-approved 2003 Plan, and no further awards were made under the 2003 Plan. The 2007 Plan permits the award of stock options, stock appreciation rights, restricted and unrestricted shares, restricted stock units and performance shares and units. The 2007 Plan authorizes a number of shares for issuance equal to 195,000,000 plus the number of shares underlying awards under the Company’s prior equity compensation plans that are cancelled or expire after May 2, 2007 without delivery of shares. Under the 2007 Plan, any stock option granted reduces the available number of shares on a one-to-one basis, any restricted stock unit or other full value award granted before May 5, 2010 reduces the available number of shares on a one-to-one basis and any restricted stock unit or other full value award granted on or after May 5, 2010 reduces the available number of shares on a one-to-three basis.

(4)	Includes the 1995 Stock Option Incentive Plan, the SharePower Stock Option Plan and the Director Stock Plan, each of which is described below.

(5)

The table does not include information for equity compensation plans assumed by PepsiCo in connection with PepsiCo’s merger with The Quaker Oats Company in 2001 and acquisitions of PBG and PepsiAmericas, Inc. (“PAS”) in 2010.

•

As of December 31, 2011, 20,078 shares of PepsiCo Common Stock, which are related to awards issued under the Quaker Oats plans prior to the merger, have been deferred and will be issued in the future. No additional options or other awards may be granted under the Quaker Oats plans.

•

As of December 31, 2011, 7,037,822 shares of PepsiCo Common Stock were issuable upon the exercise of outstanding options granted under the PBG plans prior to the acquisition of PBG at a weighted average exercise price of $43.68 and an additional 758,366 shares of PepsiCo Common Stock related to RSU awards issued under the PBG plans prior to the acquisition of PBG. No additional stock options or other awards may be granted under the PBG plans.

•

As of December 31, 2011, 281,419 shares of PepsiCo Common Stock were issuable upon the exercise of outstanding options granted under the PAS plans prior to the acquisition of PAS at a weighted average exercise price of $31.05. No additional stock options or other awards may be granted under the PAS plans.

(6)	Weighted average exercise price of outstanding options only.

Material Features of Plans Not Approved by Shareholders

1995 Stock Option Incentive Plan (the “1995 Plan”).    The 1995 Plan was adopted by the Board of Directors on July 27, 1995. Under the 1995 Plan, stock options were granted to middle management employees generally based on a multiple of base salary. 1995 Plan options were granted with an exercise price equal to the fair market value of PepsiCo Common Stock on the date of grant. 1995 Plan options generally become exercisable at the end of three years and have a ten-year term. At year-end 2011, options covering 1,789,655 shares of PepsiCo Common Stock were outstanding under the 1995 Plan. As of May 7, 2003, no further awards were made under the 1995 Plan. The 1995 Plan is included as Exhibit 10.14 in our 2002 Annual Report on Form 10-K, filed with the SEC on March 7, 2003.

SharePower Stock Option Plan (the “SharePower Plan”).    The SharePower Plan was adopted by the Board of Directors on July 1, 1989. Under the SharePower Plan, options were generally granted each year to virtually all of our full-time employees based on a formula tied to annual earnings and tenure. Each year, the Board of Directors authorized the number of shares required to grant options under the SharePower formula. SharePower options were granted with an exercise price equal to the fair market value of PepsiCo Common Stock on the date of grant. SharePower options generally become exercisable after three years and have a ten-year term. At year-end 2011, options covering 3,093,264 shares of PepsiCo Common Stock were outstanding under the SharePower Plan. As of May 7, 2003, no further awards were made under the SharePower Plan and it was superseded by the 2003 LTIP. SharePower awards are currently made under the 2007 LTIP. The SharePower Plan is included as Exhibit 10.13 in our 2002 Annual Report on Form 10-K, filed with the SEC on March 7, 2003.

Director Stock Plan.    The Director Stock Plan was adopted by the disinterested members of the Board of Directors on July 28, 1988. Under the Director Stock Plan, stock options were granted and shares of PepsiCo Common Stock were issued to non-management directors. Options granted under the Director Stock Plan were immediately exercisable and have a ten-year term. As of year-end 2011, options covering 58,379 shares of PepsiCo Common Stock were outstanding under the Director Stock Plan. As of May 7, 2003, no further awards were made under the Director Stock Plan and it was superseded by the 2003 LTIP. The Director Stock Plan is included as Exhibit 4.3 in Post-Effective Amendment No. 6 to the Form S-8 related to such plan, filed with the SEC on September 4, 2002.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(PROXY ITEM NO. 2)

The Audit Committee has appointed KPMG LLP as PepsiCo’s independent registered public accountants for fiscal year 2012. KPMG has served as PepsiCo’s independent registered public accountants since 1990. While we are not required to seek shareholder ratification of the selection of KPMG as our independent registered public accountants, we are doing so as a matter of good corporate governance. If the shareholders do not ratify the selection, the Audit Committee will take the vote into consideration when determining whether or not to retain KPMG.

Representatives of KPMG will be available to answer appropriate questions at the Annual Meeting and are free to make statements during the meeting.

Our Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of KPMG as PepsiCo’s independent registered public accountants for fiscal year 2012.

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

(PROXY ITEM NO. 3)

In response to the preference expressed by a majority of our shareholders at our 2011 Annual Meeting, PepsiCo’s Board of Directors determined in May 2011 that the Company would hold an annual vote on the compensation of its Named Executive Officers. Accordingly, pursuant to Section 14A of the Exchange Act, we are asking shareholders to cast an advisory vote to approve the compensation of our Named Executive Officers disclosed in the Executive Compensation section beginning on page 23 of this Proxy Statement. While this vote is non-binding, PepsiCo values the opinions of its shareholders and, consistent with our record of shareholder engagement, will consider the outcome of the vote when making future compensation decisions.

In considering your vote, we invite you to review the Compensation Discussion and Analysis beginning on page 23 of this Proxy Statement. As described in the Compensation Discussion and Analysis, we believe that PepsiCo’s executive compensation programs effectively align the interests of our executive officers with those of our shareholders by tying a significant portion of their compensation to PepsiCo’s performance and by providing a competitive level of compensation needed to recruit, retain and motivate talented executives critical to PepsiCo’s long-term success.

We are asking our shareholders to vote FOR, in a non-binding vote, the following resolution:

“Resolved, the shareholders of PepsiCo approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table, the other compensation tables and the related notes and narratives on pages 23 to 56 of this Proxy Statement for the 2012 Annual Meeting of Shareholders.”

The next advisory vote to approve our executive compensation will occur at the 2013 Annual Meeting of Shareholders, unless the Board of Directors modifies its policy on the frequency of holding such advisory votes.

Our Board of Directors recommends that shareholders vote “FOR” the compensation of our Named Executive Officers.

RE-APPROVAL OF THE PERFORMANCE MEASURES

AVAILABLE UNDER THE

PEPSICO, INC. 2007 LONG-TERM INCENTIVE PLAN

(PROXY ITEM NO. 4)

The Board of Directors recommends that you vote FOR the re-approval of the material terms of the performance measures under the PepsiCo, Inc. 2007 Long-Term Incentive Plan (as amended and restated March 12, 2010) (the “Plan”) for purposes of preserving the ability to grant awards to covered executives under the Plan that are intended to qualify as performance-based compensation that is deductible under Section 162(m) of the Internal Revenue Code (“Section 162(m)”); however, there can be no guarantee that awards granted under the Plan will be treated as qualified performance-based compensation under Section 162(m).

Section 162(m) limits to $1 million per year the deductibility of compensation paid to the Chief Executive Officer and the next three most highly compensated executive officers other than the Chief Financial Officer. This limit does not apply to compensation defined in Section 162(m) as “qualified performance-based compensation.”

One of the requirements of the qualified performance-based compensation exception under Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by shareholders at least once every five years. The material terms of the original Plan were approved by shareholders in 2007, and certain amendments to the Plan were approved by shareholders in 2010. For purposes of Section 162(m), the material terms include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal. Each of these aspects of the Plan is described below, and shareholder approval of this Item No. 4 is intended to constitute re-approval of each of these aspects of the Plan for purposes of the shareholder approval requirements of Section 162(m). If shareholders do not re-approve the material terms of the performance goals under the Plan, the awards granted to our Chief Executive Officer and the next three most highly compensated executive officers other than the Chief Financial Officer thereunder may not be fully deductible for tax purposes pursuant to Section 162(m).

Important Facts About This Proposal

•	This proposal does not seek to increase the number of shares of PepsiCo Common Stock that can be issued pursuant to awards granted under the Plan.

•	Approval of this proposal by the Company’s shareholders will not result in any additional cost to the Company.

Summary of the Plan

The principal features of the Plan are summarized below. This summary is qualified by reference to the complete text of the Plan set forth in Exhibit B to this Proxy Statement.

Plan Administration.    The Compensation Committee administers all aspects of the Plan, except for awards made to non-employee directors. The amount and terms of awards to non-employee directors are set forth in the Plan, and such awards are administered by the full Board. Each member of the Compensation Committee qualifies as a “non-employee director,” as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside director,” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Each member of the Compensation Committee also meets the director independence criteria under the New York Stock Exchange rules.

The Committee has the authority to, among other things:

•	construe and interpret the Plan;

•	make rules and regulations relating to the administration of the Plan;

•	select participants and make awards; and

•	establish the terms and conditions of awards.

The Committee may delegate its authority to employees of the Company including the authority to grant awards to employees who are not officers subject to Section 16 of the Exchange Act.

Awards.    The Plan provides for the grant of non-qualified stock options, incentive stock options (“ISOs”) that qualify under Section 422 of the Code, SARs, restricted shares, RSUs, performance shares, performance units and stock awards, each as defined in the Plan.

Eligibility.    Any officer, employee, consultant or advisor of PepsiCo or any of its subsidiaries, divisions or affiliated businesses is eligible for any type of award provided for under the Plan except that employees are not eligible for unrestricted stock awards. As of March 2011, there were approximately 290,000 worldwide employees of the Company. The selection of participants and the nature and size of grants and awards are within the discretion of the Committee. In addition, PepsiCo’s non-employee directors are eligible to receive awards upon their initial appointment to the Board and are eligible to receive shares in settlement of their phantom shares received under the director deferral program.

Authorized Shares.    The Plan authorizes the issuance of 195 million shares of PepsiCo Common Stock, plus any shares of PepsiCo Common Stock underlying awards previously granted under any prior plans that are cancelled or expired without the issuance of shares after the Plan initially became effective on May 2, 2007.

Each share subject to a stock option or stock appreciation award reduces the number of shares available for issuance under the Plan by one share. Each share subject to a full value award granted (i) on or prior to the date of the Company’s 2010 Annual Meeting reduces the number of shares available for issuance by one share and (ii) after the Company’s 2010 Annual Meeting reduces the number of shares available for issuance by three shares. Full value awards consist of restricted or unrestricted stock or stock unit awards.

If any award is forfeited or the award otherwise terminates without the issuance of shares of PepsiCo Common Stock, the shares associated with the award will no longer be charged against the maximum share limitation and will again be available for future grants. These shares will return to the available share pool at the same ratio at which they were granted. Notwithstanding the foregoing, shares withheld by or delivered to PepsiCo to satisfy the exercise or conversion price of an award or in payment of taxes will not again be available for future grants, and, upon the exercise of a stock-settled SAR, the number of shares subject to the SAR will not again be available for future grants regardless of the actual number of shares of PepsiCo Common Stock used to settle such SAR. In addition, awards that are settled in cash rather than shares of PepsiCo Common Stock and awards that may be granted in connection with the assumption or substitution of outstanding grants from an acquired or merged company do not count towards the total share limit.

The maximum number of shares of PepsiCo Common Stock subject to stock options and SARs that can be granted to any individual during a calendar year cannot exceed 2 million shares. The maximum amount of awards other than stock options and SARs that can be granted to any individual, in the aggregate, during a calendar year cannot exceed $15 million (converted into a number of shares of PepsiCo Common Stock based on the fair market value on the date of grant).

The shares of PepsiCo Common Stock issued may consist of authorized but unissued shares or repurchased shares.

Adjustments.    In the event of a corporate transaction that affects PepsiCo Common Stock, the Committee will make adjustments to the number of authorized shares and the individual limitations set forth above and to the outstanding awards as it deems appropriate and equitable.

Options.    A stock option permits the participant to purchase shares of PepsiCo Common Stock at a specified price. Options may be granted alone or together with SARs. A stock option may be granted in the form of a non-qualified stock option or an ISO. No more than 195 million shares are available for the grant of ISOs. The price at which a share may be purchased under an option (the exercise price) may not be less than 100% of the fair market value (the average of the high and low market prices) of a share of PepsiCo Common Stock on the date the option is granted. The average of the high and low market prices of a share of PepsiCo Common Stock on March 1, 2011 was $62.75 per share. Except in the case of an adjustment related to a corporate transaction, the exercise price of a stock option may not be decreased after the date of grant and no outstanding option may be surrendered as consideration for the grant of a new option with a lower exercise price without shareholder approval. No dividends or dividend equivalents will be paid on stock options.

The Committee may establish the term of each option, but no option will be exercisable after 10 years from the grant date; provided, however, that awards of non-qualified stock options or SARs covering up to 5 million shares, in the aggregate, may be issued with a term of up to 15 years.

The amount of ISOs that become exercisable for the first time in a particular year by an individual participant cannot exceed a face value of $100,000 or such other amount as may subsequently be specified by the Code, determined using the fair market value of the shares on the date of grant. Non-employees are not eligible for ISOs.

SARs.    A SAR entitles the participant to receive a payment in shares of PepsiCo Common Stock and/or cash equal to the excess of the fair market value of PepsiCo Common Stock on the date the SAR is exercised over the SAR exercise price. SARs may be granted either alone or in tandem with stock options. The exercise price of an SAR must be equal to or greater than 100% of the fair market value of PepsiCo Common Stock on the date of grant. The Committee may establish the term of each SAR, but no SAR will be exercisable after 10 years from the grant date; provided, however, that awards of non-qualified stock options or SARs covering up to 5 million shares, in the aggregate, may be issued with a term of up to 15 years. No dividends or dividend equivalents will be paid on SARs.

Restricted Shares and RSUs.    A restricted share is a share of PepsiCo Common Stock that is issued to a participant subject to vesting requirements. An RSU is the right granted to a participant to receive a share of PepsiCo Common Stock and/or a cash payment based on the value of a share of PepsiCo Common Stock subject to vesting requirements. The restrictions on such awards are determined by the Committee, and may include service-based or performance-based restrictions. The Committee may condition the vesting of any restricted share or RSU grant on the achievement of one or more performance goals specified below under Performance Awards and Performance Goals. RSUs may be settled in cash, shares of PepsiCo Common Stock or a combination thereof, as determined by the Committee. Holders of RSUs will have no ownership interest in the shares of PepsiCo Common Stock to which such RSUs relate unless and until payment with respect to such RSUs is actually made in shares of PepsiCo Common Stock. Except as otherwise determined by the Committee, participants who hold restricted shares will have voting rights and dividends accrued during the restriction period that will be distributed (without interest) only if and when the restricted shares vest. Except as otherwise determined by the Committee, RSUs will accrue dividend equivalents during the restriction period that will be distributed (without interest) only if and when the RSUs vest.

Performance Awards and Performance Goals.    Performance awards are awards conditioned on the achievement of performance goals set for a performance period. The Committee determines the performance goal and the length of the performance period. The performance goals may be based on one or more of the following performance measures: stock price, market share, sales revenue, cash flow, sales volume, earnings per share, return on equity, return on assets, return on sales, return on invested capital, economic value added, net earnings, total shareholder return, gross margin, costs, productivity, brand contribution, product quality, portfolio transformation, productivity improvement, corporate value measures (such as compliance, safety, environmental and personnel matters), or goals related to corporate initiatives, such as acquisitions, dispositions or customer satisfaction. The performance measures may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company and may be expressed in absolute terms or relative to the performance of other entities. Notwithstanding the attainment of any performance goal, the Committee has the discretion to reduce, but not increase, any award payment. Performance awards may be paid in cash, shares of PepsiCo Common Stock, or a combination thereof.

Stock Awards.    Stock awards consist of vested shares of PepsiCo Common Stock that are not subject to a risk of forfeiture. Stock awards may only be granted to eligible participants who are consultants or advisors (i.e., non-employees) and may be granted to non-employee directors as part of the initial grants, as described below.

Minimum Restriction and Performance Periods.    Under the Plan, awards subject to service-based restrictions generally may not vest in full prior to the third anniversary of the grant date (except in certain circumstances such as retirement, death or disability) and other full value awards must be subject to a restriction period of at least three years. Notwithstanding the foregoing, awards of restricted shares, RSUs and other full value awards covering up to 5% of the total shares available under the Plan may be issued with a restriction period less than three years but not less than one year. In addition, the performance period for performance awards will be a minimum of one year unless otherwise determined by the Committee.

Non-Employee Director Awards.    The amount and terms of awards to non-employee directors are set forth in the Plan, and such awards are administered by the Board of Directors.

Employee directors are not eligible to receive these awards and receive no additional pay for serving as directors. Newly appointed non-employee directors currently receive a one-time initial grant of 1,000 shares of PepsiCo Common Stock. In addition, a current or former non-employee director’s award of phantom shares of PepsiCo Common Stock awarded under the director deferral program are settled in shares of PepsiCo Common Stock issued under the Plan. The Board has the discretion to change the amount and terms of the initial grant and the types of awards provided to non-employee directors.

Change in Control.    In the event of a change in control of PepsiCo, all outstanding awards under the Plan that are assumed or replaced with equivalent awards by the successor corporation will remain outstanding and continue to be governed by their terms. If, within two years following a change in control, a participant is terminated without cause or the participant resigns for good reason, then all such assumed or replaced awards held by the participant will immediately vest, any performance goals will be deemed 100% achieved, the RSUs will become immediately payable, and the options and SARs will remain outstanding for their full term. If the surviving corporation fails to assume the outstanding awards under the Plan or substitute equivalent awards, then all such outstanding awards will vest, all restrictions will lapse and any performance goals will be deemed 100% achieved upon the change in control, and the Board may provide for the cancellation of such awards in exchange for a payment to the participants that is at least equal to the excess (if any) of the consideration that would be received in the change in control by the holders of PepsiCo Common Stock over the exercise or purchase price (if any) for such awards. “Change in control,” “cause” and “good reason” are defined in Section 11(b) of the Plan. Award agreements may provide different change-in-control treatment for awards.

Effective Date, Term, Amendment and Termination.    The Plan initially became effective upon shareholder approval on May 2, 2007 and has a term of ten years expiring on May 2, 2017. The Board or Committee may terminate or amend the Plan at any time, but no such amendment or termination may adversely affect awards granted prior to such termination or amendment except to the extent necessary or appropriate to comply with applicable law or stock exchange rules and regulations. Without the prior approval of PepsiCo’s shareholders, no amendment may (i) increase the number of authorized shares or the maximum individual award limitations, (ii) extend the maximum period during which awards may be granted, (iii) add to the types of awards that can be made, (iv) change the performance measures pursuant to which performance awards are earned, (v) modify the requirements as to eligibility for participation, (vi) decrease the exercise price of any option or SAR to less than the fair market value on the grant date, or (vii) amend the Plan in a manner that requires shareholder approval pursuant to the Plan, applicable law or the rules of the New York Stock Exchange.

Limitations on Transfer.    Unless otherwise determined by the Committee, awards granted under the Plan are nontransferable other than, upon a participant’s death, by will or the laws of descent and distribution. The Committee has the discretion to permit the transfer of an award only to a participant’s immediate family member without the payment of any consideration.

Other Provisions.    The Committee may determine that an award, whether made in cash, shares of PepsiCo Common Stock or a combination thereof, may be deferred and may approve deferral elections made by participants in compliance with Section 409A of the Code. No loans from PepsiCo to participants will be permitted under the Plan.

U.S. Federal Income Tax Consequences

The following is a general summary of certain U.S. federal income tax consequences of awards made under the Plan, based upon the laws in effect on the date hereof, and is intended for the information of shareholders considering how to vote with respect to the proposal. It is not intended as tax guidance to participants in the Plan. The discussion does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the Plan. The income tax consequences under applicable foreign, state and local tax laws may not be the same as under U.S. federal income tax laws.

Non-Qualified Stock Options (“NQSOs”) and SARs.    A participant will not recognize taxable income at the time of grant of a NQSO or SAR, and PepsiCo will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), upon exercise of a NQSO, equal to the excess of the fair market value of the shares of PepsiCo Common Stock purchased over their exercise price and, upon exercise of an SAR, equal to the fair market value of any shares of PepsiCo Common Stock delivered or cash paid. PepsiCo will generally be entitled to a corresponding U.S. federal income tax deduction at the same time the participant recognizes ordinary income.

ISOs.    A participant will not recognize taxable income at the time of grant of an ISO or (except for purposes of the alternative minimum tax) upon exercise of an ISO. If the shares of PepsiCo Common Stock acquired by exercise of an ISO are held for the longer of two years from the date the option was granted or one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and PepsiCo will not be entitled to any deduction. If, however, such shares are disposed of within two years from the date the option was granted or one year from the date the shares were transferred, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and PepsiCo generally will be entitled to a corresponding U.S. federal income tax deduction.

Other Awards.    For other awards authorized under the Plan, a participant will generally recognize compensation taxable as ordinary income (i) at the time restrictions on restricted shares lapse in an amount equal to the excess of the fair market value of the shares of PepsiCo Common Stock at such time over the amount, if any, paid for the shares; (ii) at the time of settlement of RSUs in an amount equal to the fair market value of any shares of PepsiCo Common Stock delivered or cash paid by PepsiCo and (iii) at the time of grant of a nonforfeitable stock award in an amount equal to the fair market value of the shares of PepsiCo Common Stock at such time. PepsiCo will generally be entitled to a corresponding U.S. federal income tax deduction at the same time the participant recognizes ordinary income, except to the extent the deduction limits of Section 162(m) of the Code apply.

Section 162(m) Limit.    The Plan is designed to enable PepsiCo to provide certain forms of performance-based compensation to executive officers that are intended to meet the requirements for tax deductibility under Section 162(m) of the Code. Please note, however, that the rules and regulations promulgated under Section 162(m) are complex and subject to change from time to time, sometimes with retroactive effect. As such, and as noted above, there can be no guarantee that awards granted under the Plan will be treated as qualified performance-based compensation under Section 162(m) and/or deductible by PepsiCo. Section 162(m) provides that PepsiCo may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year if such compensation is not performance-based or does not comply with other exceptions.

Section 409A.    Acceleration of income, additional taxes and interest apply to nonqualified deferred compensation that is not compliant with Section 409A of the Code. It is intended that awards granted under the Plan will be exempt from, or satisfy the requirements of, Section 409A and any regulations or guidance that may be adopted thereunder from time to time. The Company has adopted amendments to the Plan intended to ensure that awards will not be subject to adverse tax consequences applicable to nonqualified deferred compensation under Section 409A.

Plan Benefits

Future benefits under the Plan are not currently determinable. However, current benefits granted to executive officers, all other employees and non-employee directors would not have been increased if they had been made following re-approval of the Plan by shareholders. The 2011 Summary Compensation Table and the 2011 Grants of Plan-Based Awards Table on pages 41 and 44 this Proxy Statement, respectively, show the awards that were made to the Named Executive Officers in 2011. Options for a total of 1,130,706 shares and a total of 92,335 RSUs and 584,169 PSUs were awarded to all executive officers as a group in 2011 (consisting of 15 individuals, including each

Named Executive Officer). Options for a total of 6 million shares and a total of 4.4 million RSUs and 0.2 million PSUs were awarded to employees other than executive officers during 2011. During 2011, non-employee directors received the initial stock grants and the award of phantom units of PepsiCo Common Stock described in the 2011 Director Compensation section beginning on page 56 of this Proxy Statement. The phantom units are awarded to non-employee directors under the director deferral program and settled in shares of PepsiCo Common Stock under the Plan.

Approval

For purposes of Section 162(m), the material terms of a performance goal are approved by shareholders if, in a separate vote, a majority of the votes cast on the issue are cast in favor of approval.

Our Board of Directors recommends that shareholders vote “FOR” the re-approval of the performance measures available under the PepsiCo, Inc. 2007 Long-Term Incentive Plan.

SHAREHOLDER PROPOSALS

Shareholders have submitted the following resolutions for the reasons stated. We will provide the name, address and share ownership of the shareholder proponents promptly upon receiving an oral or written request to the Company’s Corporate Secretary at the address and phone number listed on page 74 of this Proxy Statement.

The shareholder proposals will be voted on at our 2012 Annual Meeting only if properly presented by or on behalf of the shareholder proponent. Some of the shareholder proposals contain assertions about PepsiCo that we believe are incorrect. We have not attempted to refute all these inaccuracies. However, our Board of Directors has recommended a vote against each of these proposals for the reasons set forth following each proposal.

DISCLOSURE OF POLITICAL SPENDING & LOBBYING

POLICIES AND PRACTICES

(PROXY ITEM NO. 5)

“Whereas, businesses have a recognized legal right to express opinions to legislators and regulators on public policy matters, it is important that our company’s lobbying positions, as well as processes to influence public policy, are transparent. Public opinion is skeptical of corporate influence on Congress and public policy and questionable lobbying activity may pose risks to our company’s reputation when controversial positions are embraced. Hence, we believe full disclosure of PepsiCo’s policies, procedures and oversight mechanisms is warranted.

Resolved, the shareholders of PepsiCo request the Board authorize the preparation of a report, updated annually, disclosing:

1.

Company policy and procedures governing the lobbying of legislators and regulators, including that done on our company’s behalf by trade associations. The disclosure should include both direct and indirect lobbying and grassroots lobbying communications.

2.

A listing of payments (both direct and indirect, including payments to trade associations) used for direct lobbying as well as grassroots lobbying communications, including the amount of the payment and the recipient.

3.	Membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of the decision making process and oversight by the management and Board for

a.	direct and indirect lobbying contribution or expenditure;

b.	payment for grassroots lobbying expenditure.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation, (b) reflects a view on the legislation and (c) encourages the recipient of the communication to take action with respect to the legislation.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee of the Board or other relevant oversight committees of the Board and posted on the company’s website.

Shareholder Supporting Statement

As shareholders, we encourage transparency and accountability on the use of staff time and corporate funds to influence legislation and regulation both directly and indirectly as well as grassroots lobbying initiatives. We believe such disclosure is in shareholder’s best interests. Absent a system of accountability, company assets could be used for policy objectives contrary to a company’s long-term interests posing risks to the company and shareholders.

For example, a company may lobby directly or through a trade association to weaken the Foreign Corrupt Practices Act, or stop the EPA from regulating climate change or trying to limit the Consumer Finance Protection Bureau.

Company funds of approximately $16,247,800 million from July 1, 2010 to June 30, 2011 supported direct federal lobbying activities, according to disclosure reports. (U.S. Senate Office of Public Records) This figure may not include grassroots lobbying to directly influence legislation by mobilizing public support or opposition. Also, not all states require disclosure of lobbying expenditures to influence legislation or regulation.

We encourage our Board to require comprehensive disclosure related to direct, indirect and grassroots lobbying.”

Recommendation of the Board of Directors:

The Board of Directors recommends that shareholders vote against this resolution for the following reasons.

PepsiCo’s Board of Directors recognizes that the Company’s engagement in the political process is an important issue for shareholders. As one of the world’s leading food and beverage companies, public policy affects PepsiCo’s ability to operate and to maintain a successful business and to continue to provide shareholder value. For this reason, we believe that active participation in public policy, including participation in lobbying activities on topics of relevance to our business and operations, is essential and appropriate for the Company.

Transparency and accountability are embedded into PepsiCo’s public policy, political spending and lobbying actions. PepsiCo has adopted a Political Contributions Policy, which is publicly posted on PepsiCo’s website at www.pepsico.com under “Company”—“Corporate Governance”—“Policies”. In addition, PepsiCo already publicly discloses relevant information regarding our lobbying and other public policy activities on our website at www.pepsico.com under “Company”—“Corporate Governance”—“Policies”—“Political Contributions and Public Policy: Process, Transparency, Trade Associations, and Priorities,” including:

•	the Company’s policy and procedures governing public policy matters, including lobbying activities;

•	the Company’s annual expenditures on federal lobbying-related activities, as well as a link to PepsiCo’s quarterly federal lobbying reports;

•	a link to PepsiCo’s key memberships in industry and trade groups and non-profit and non-governmental organizations; and

•	a description of Board and management oversight of the public policy process.

In addition, PepsiCo follows all applicable campaign finance, disclosure and other rules regarding both political giving and reporting on lobbying activities and has implemented internal controls to promote compliance with all such rules. Among these internal controls are the following:

•	All PepsiCo employees undergo Code of Conduct training.

•

Those employees who are most actively engaged with political efforts in the United States also participate in regular ethics training to provide that they are up to date regarding any regulatory changes.

•	All contributions from corporate funds must be approved by PepsiCo’s Senior Vice President of Public Policy & Government Affairs and reviewed by the legal department to ensure legal compliance.

•	Payments by PepsiCo’s political action committee, called the “Concerned Citizens Fund” (“CCF”), require approval by the CCF Executive Committee.

PepsiCo is a member of numerous industry and trade groups. We work with these groups because we believe they offer an appropriate forum where significant issues facing our industry can be discussed. Importantly, such organizations help to build consensus among varied interests. At times we do not share or agree with all of the views espoused by such organizations. For this reason, we specifically direct in writing each of our material trade associations to use PepsiCo dues payments for general approved operating expenses and not to apply such dues to any political event, organization or election activity without a specific approval from PepsiCo. We also require our trade associations to obtain specific consent from PepsiCo to use our dues or similar funds for the funding of exceptional political expenditures beyond regular dues and business matters. We regularly review the benefits and challenges from membership in our major trade associations.

The Board has delegated responsibility for oversight of certain public policy matters to the Nominating and Corporate Governance Committee. As described in its Charter, PepsiCo’s Nominating and Corporate Governance Committee oversees the Company’s Political Contributions Policy and annually reviews PepsiCo’s key public policy issues, its engagement in the public policy process and its political activities and expenditures.

The proposal seeks to impose on PepsiCo requirements that are not required by law and are not standard among other companies. PepsiCo already complies with existing regulations, imposes sufficient policies and procedures to prevent wrongdoing and provides its shareholders with substantial information relevant to its public policy activities. Given the amount of information PepsiCo already discloses on this matter, the creation of a report on these topics would be unnecessary.

Our Board of Directors recommends that shareholders vote “AGAINST” this resolution.

RISK OVERSIGHT COMMITTEE OF THE BOARD OF DIRECTORS

(PROXY ITEM NO. 6)

“WHEREAS: Our Company’s SEC form 10-K issued February 2011 identified a multitude of risks to shareholders, for instance:

•

Demand for our products may be adversely affected by changes in consumer preferences and tastes if we are unable to anticipate or react to such changes, eroding our competitive and financial position. The report notes that relevant trends include among other things increasing consumer focus on health and wellness, as well as product attributes and ingredients.

•

Any damage to our reputation could have an adverse effect on our business, financial condition and results of operations. This includes concerns about standards for product quality as well as recalls and product liabilities.

•	Changes in the legal and regulatory environment could reduce demand for our products or result in litigation.

•	Disruption of the supply chain could have an adverse effect on our business, financial condition and results of operations.

•	Our financial performance could suffer if we are unable to compete effectively.

These and other risks, such as problems regarding bottled water quality, could negatively impact our Company’s reputation and operations, including customer satisfaction and loyalty, our distribution network, market share, revenue, legal action, competitive position, and ability of our customers to pay.

At the management level, oversight of these risks is assigned to a management committee on risk management. However at the Board level, the oversight of these risks is virtually lost among the dozens of tasks that the Board’s Audit Committee must undertake. The four-page Audit Committee Charter, effective November 11, 2010, describes in detail the tasks of the committee with regard to overseeing the firm’s auditors. For instance:

“18. Establish and maintain hiring policies for employees or former employees of independent auditors.

19. Review the audit plans and activities of the independent auditors and the internal auditors, and the coordination of their audit efforts.

20. Review and approve the performance, appointment or replacement of the Corporation’s senior-most internal auditor.

21. Review the internal audit department’s staffing, budget and responsibilities.”

In contrast, risk management oversight merits a single line in the Audit Committee Charter to, “17. Discuss the guidelines and policies with respect to the Corporation’s risk assessment and risk management processes.”

The proponent believes that these issues of risk oversight are of equal importance to the Audit Committee’s work and therefore merit a separate Board committee, with focused attention and a detailed agenda of risk oversight.

RESOLVED: Shareholders request that the company establish a Risk Oversight Committee of the Board of Directors.”

Recommendation of the Board of Directors:

The Board of Directors has considered this proposal and recommends that shareholders vote against this resolution for the following reasons:

The Board of Directors believes that creating a separate risk oversight committee is unnecessary because the Board already has robust procedures in place to fulfill its responsibilities with respect to risk oversight. The Company leverages an integrated risk management framework to identify, assess, prioritize, address, manage, monitor and communicate risks across its operations. PepsiCo’s full Board has ultimate responsibility for risk oversight under this framework. Consistent with this approach, the Company’s Corporate Governance Guidelines describe one of the Board’s primary responsibilities is overseeing and interacting with senior management with respect to key aspects of PepsiCo’s business, including risk assessment and mitigation. In carrying out its oversight responsibility, the Board of Directors has delegated certain elements of its oversight function to committees of the Board. The Audit Committee assists the Board in overseeing the Company’s risk management processes as well as the Board’s oversight of strategic, financial, operating, business, compliance, safety, reputational and other risks facing the Company. This helps inform the Audit Committee’s oversight of PepsiCo’s financial statements, internal controls and compliance function. The Compensation Committee assists the Board in overseeing potential risks that may be associated with the Company’s compensation programs. The committees report to the Board regularly on matters relating to the specific areas of risk the committees oversee. In addition, throughout the year, the Board and the relevant committees receive updates from management with respect to various enterprise risk management issues and dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail.

PepsiCo’s risk management framework also includes:

•

The PepsiCo Risk Committee (PRC), comprised of a cross-functional, geographically diverse, senior management group which meets regularly to identify, assess, prioritize and address PepsiCo’s key risks;

•	Division Risk Committees (DRCs), comprised of cross-functional senior management teams which meet regularly to identify, assess, prioritize and address division-specific business risks;

•

PepsiCo’s Risk Management Office, which manages the overall risk management process, provides ongoing guidance, tools and analytical support to the PRC and the DRCs, identifies and assesses potential risks and facilitates ongoing communication between the parties, as well as to PepsiCo’s Audit Committee and Board of Directors;

•	PepsiCo Corporate Audit, which evaluates the ongoing effectiveness of our key internal controls through periodic audit and review procedures; and

•	PepsiCo’s Compliance Department, which leads and coordinates our compliance policies and practices.

PepsiCo has been recognized for its exemplary risk management practices. The 2011 Dow Jones Sustainability Index ranked PepsiCo’s risk and crisis management practices number one compared to the other 23 participating beverage companies, citing “responsibility for risk and crisis management assigned to highest corporate level” as a best practice. The Index also cited additional risk and crisis management strengths of PepsiCo.

Because the Board of Directors has already established a strong risk oversight structure at the Board and Board committee level, as well as developed comprehensive risk management processes, the Board of Directors believes that a separate risk oversight committee is unnecessary.

Our Board of Directors recommends that shareholders vote “AGAINST” this resolution.

INDEPENDENT BOARD CHAIRMAN

(PROXY ITEM NO. 7)

“RESOLVED: Shareholders request that our board of directors adopt a policy that, whenever possible, the chairman of our board of directors shall be an independent director (by the standard of the New York Stock Exchange), who has not previously served as an executive officer of our Company. This policy should be implemented so as not to violate any contractual obligations in effect when this resolution is adopted. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings.

To foster flexibility, this proposal gives the option of being phased in and implemented when our next CEO is chosen.

When a CEO serves as our board chairman, this arrangement may hinder our board’s ability to monitor our CEO’s performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at four major U.S. companies in 2011.

The merit of this Independent Board Chairman proposal should also be considered in the context of the opportunity for additional improvement in our company’s 2011 reported corporate governance in order to fully realize our company’s potential:

The Corporate Library, an independent investment research firm, rated our company to “D” with “High Governance Risk” and “Very High Concern” in executive pay—$21 million for our CEO Indra Nooyi. Our CEO was also potentially entitled to $17 million in the event of a change in control.

Ms. Nooyi realized more than $15 million from the exercise of stock options and vesting of pay in the form of stock and was given an additional 360,000 stock options. Market-priced stock options can provide rewards due to a rising market alone, regardless of an executive’s performance.

Ms. Nooyi had more than $2 million of pension increases and non-qualified deferred pay and $224,000 of “all other compensation,” including $182,000 for personal use of company aircraft. Because such payments are not directly tied to performance, they are difficult to justify in terms of shareholder benefit.

Annual incentive pay was 33%-based on individual performance, which typically means subjectively. Long-term incentives consisted of performance stock units (PSU) and time-based equity pay in the form of restricted stock units and market-priced stock options. Equity pay given for long-term incentives should include performance-vesting features. Executive pay policies such as these are not aligned with shareholder interests.

An independent Chairman policy can improve investor confidence in our Company and strengthen the integrity of our Board. Please encourage our board to respond positively to this proposal for an Independent Board Chairman—Yes on 7.”

Recommendation of the Board of Directors:

The Board of Directors recommends that shareholders vote against this resolution for the following reasons.

The Board Should Retain the Flexibility to Determine the Most Effective Leadership Structure for PepsiCo.    PepsiCo’s governing documents allow the roles of Chairman and Chief Executive Officer to be filled by the same or different individuals. Each year, the Board selects our Chairman by considering the best interests of PepsiCo and its shareholders. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. The

Board has deep knowledge of the strategic goals of the Company, the unique opportunities and challenges it faces, and the various capabilities of our directors and the Company’s senior management. Thus, rather than taking a “one-size fits all” approach to Board leadership, the Board is best positioned to determine the most effective leadership structure for PepsiCo.

PepsiCo and Its Shareholders Are Best Served by PepsiCo’s Current Leadership Structure.    In light of the current industry environment and the status of PepsiCo’s progress with respect to its productivity plan and other key strategic initiatives, the Board believes that the most effective leadership structure for PepsiCo at the present time is for our Chief Executive Officer to serve as Chairman of the Board. The Board believes the combined role of Chairman and Chief Executive Officer serves as a highly effective bridge between the Board and management and provides the leadership to execute the Company’s strategy and create shareholder value.

PepsiCo’s Strong Corporate Governance Practices Provide for Strong Independent Leadership and Effective Independent Oversight of PepsiCo.    The Board is committed to the highest standards of good governance and has adopted practices and procedures to provide for Board independence and effective management oversight:

•

Each of the standing Board committees is comprised solely of independent directors. This means the independent directors oversee critical matters such as the quality and integrity of PepsiCo’s financial statements; PepsiCo’s compliance with legal and regulatory requirements; the compensation of PepsiCo’s executive officers, including our Chairman and Chief Executive Officer; the nomination of directors; and the evaluation of the Board and its Committees.

•

The Compensation Committee is responsible for evaluating and discussing with the independent members of the Board the Chief Executive Officer’s performance. The independent members of the Board set the Chief Executive Officer’s compensation level based on the evaluation and recommendation of the Compensation Committee.

•	The Board and its committees each meet in executive session on a regular basis without the presence of management.

•	All Board members have complete access to management and the authority to retain legal, accounting and other outside consultants to advise the Board and the committees as they deem appropriate.

•

Whenever the Chairman of the Board is not an independent director, the independent members of the Board elect an independent director to act as Presiding Director based on the recommendation of our Nominating and Corporate Governance Committee. Mr. Schiro, who currently serves as the Presiding Director, presides at all Board meetings at which the Chairman is not present, including executive sessions of the independent directors; serves as a liaison between the Chairman and the independent directors; provides advice regarding information sent to the Board; approves meeting agendas for the Board; approves meeting schedules to assure that there is sufficient time for discussion of all agenda items; has the authority to call meetings of the independent directors; and if requested by major shareholders, ensures that he is available for consultation and direct communication. Thus, the Presiding Director provides independent oversight of management and meaningful coordination between the Chairman and our independent directors.

PepsiCo’s Executive Compensation Programs Incorporate Strong Governance Features and Are Approved by Shareholders.    The rationale offered for this shareholder proposal is largely focused on criticism of PepsiCo’s executive pay policies. However, we have enjoyed strong shareholder support of our executive compensation programs. At our 2011 Annual Meeting of Shareholders, 95% of the votes cast approved the compensation provided to our Named Executive Officers. As more fully described in the Compensation Discussion and Analysis beginning on page 23 of this Proxy Statement, the Compensation Committee of our Board of Directors, which is comprised solely of independent directors, continually evaluates PepsiCo’s executive compensation programs to ensure that our executive officers remain accountable for business results and take responsibility for the assets of the business and its employees. Consistent with these objectives, the Compensation Committee has incorporated the following key governance features into our executive compensation programs:

•

Emphasis on Long-term Shareholder Value Creation.    Long-term incentive awards are the most heavily weighted component of executive officer pay and focus executives on creating long-term shareholder value.

•

Clawback Provisions.    Under PepsiCo’s annual incentive, long-term incentive and executive deferral programs, the Company has the right to cancel and recoup awards and gains from an executive if he or she engages in prohibited conduct, including causing or contributing to the need for an accounting adjustment to the Company’s financial results through gross negligence or misconduct.

•

Stock Ownership Requirements.    Under PepsiCo’s stock ownership guidelines, executive officers are required to own shares of PepsiCo Common Stock equal to a specified multiple of their annual base salary.

The Board believes it is best-positioned to determine the most effective leadership structure for PepsiCo based on the best interests of the Company and its shareholders. Moreover, our combined Chairman and Chief Executive Officer role, together with the leadership of our independent Presiding Director and bolstered by the other governance practices outlined above, strikes the right balance between strong, balanced and consistent leadership, and effective independent oversight of PepsiCo’s business and affairs.

Our Board of Directors recommends that shareholders vote “AGAINST” this resolution.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

2013 SHAREHOLDER PROPOSALS

PepsiCo welcomes comments or suggestions from its shareholders. If a shareholder wants to have a proposal formally considered at the 2013 Annual Meeting, and included in the Proxy Statement for that meeting, we must receive the proposal in writing on or before the close of business on November 23, 2012 and the proposal must otherwise comply with Rule 14a-8 under the Exchange Act. Proposals must be addressed to the Corporate Secretary of PepsiCo at 700 Anderson Hill Road, Purchase, New York 10577.

Under our By-Laws, if a shareholder wishes to present other business at the 2013 Annual Meeting of Shareholders, or nominate a director candidate, we must receive proper written notice of any such business or nominations no earlier than January 2, 2013 and no later than February 1, 2013. Any notice must include the information specified in the By-Laws and must be addressed to the Corporate Secretary of PepsiCo at 700 Anderson Hill Road, Purchase, New York 10577.

GENERAL

The Annual Report to Shareholders for 2011, including financial statements, was delivered or made available with this Proxy Statement or was previously delivered to shareholders. If you have not received the Annual Report, please contact PepsiCo’s Manager of Shareholder Relations at PepsiCo, Inc., 700 Anderson Hill Road, Purchase, NY 10577 or (914) 253-3055 or investor@pepsico.com. The Annual Report can also be found on our website at www.pepsico.com under “Investors”—“Annual Reports.”

If you are a beneficial owner, your bank or broker may deliver a single Proxy Statement and Annual Report, along with individual proxy cards, or individual Notices to any household at which two or more shareholders reside unless contrary instructions have been received from you. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Alternatively, if you wish to receive a separate set of proxy materials for this year’s Annual Meeting, we will deliver them promptly upon request to PepsiCo’s Manager of Shareholder Relations at PepsiCo, Inc., 700 Anderson Hill Road, Purchase, NY 10577 or (914) 253-3055 or investor@pepsico.com.

A copy of PepsiCo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (including the financial statements, schedules and a list of exhibits) will be sent to any shareholder without charge by contacting the Company at the address or phone number listed above. You also may obtain our Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or at our website, www.pepsico.com under “Investors”—“SEC Filings.”

Your vote is very important. Please vote your shares promptly through any of the means described on the proxy card or the Notice of Annual Meeting.

By Order of the Board of Directors,

Maura Abeln Smith

Corporate Secretary

Exhibit A

PEPSICO, INC.

Reconciliation of GAAP and Non-GAAP Information

Ex A-1

Reconciliation of GAAP and Non-GAAP Information

($ in millions, unaudited)

Core results and core constant currency results are non-GAAP financial measures as they exclude certain items noted below. However, we believe investors should consider these measures as they are more indicative of our ongoing performance and with how management evaluates our operational results and trends. Additionally, management operating cash flow excluding certain items is the primary measure management uses to monitor cash flow performance. Management operating cash flow is not a measure defined by GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. See page 48-50 of PepsiCo’s 2011 Form 10-K for a more detailed description of the items excluded from the below non-GAAP financial measures.

Net Revenue Reconciliation

	Year Ended
	12/31/11	12/25/10	Growth
Reported Net Revenue	$66,504	$57,838	15%
53rd Week	(623)	—

Core Net Revenue	$65,881	$57,838	14%

Impact of Foreign Currency Translation			(1)

Core Constant Currency Net Revenue			13%

Net Income Attributable to PepsiCo Reconciliation

	Year Ended
	12/31/11	12/25/10	Growth
Reported Net Income Attributable to PepsiCo	$6,443	$6,320	2%
53rd Week	(64)	—
Mark-to-Market Net Losses/(Gains)	71	(58)
Merger and Integration Charges	271	648
Restructuring Charges	286	—
Gain on Previously Held Equity Interests	—	(958)
Inventory Fair Value Adjustments	28	333
Venezuela Currency Devaluation	—	120
Asset Write-Off	—	92
Foundation Contribution	—	64
Debt Repurchase	—	114

Core Net Income Attributable to PepsiCo	$7,035	$6,675	5%

Impact of Foreign Currency Translation			(1)

Core Constant Currency Net Income Attributable to PepsiCo			4%

Ex A-2

Reconciliation of GAAP and Non-GAAP Information (cont.)

($ in millions, except per share amounts, unaudited)

Diluted EPS Reconciliation

	Year Ended
	12/31/11	12/25/10	Growth
Reported Diluted EPS	$4.03	$3.91	3%
53rd Week	(0.04)	—
Mark-to-Market Net Losses/(Gains)	0.04	(0.04)
Gain on Previously Held Equity Interests	—	(0.60)
Merger and Integration Charges	0.17	0.40
Restructuring Charges	0.18	—
Inventory Fair Value Adjustments	0.02	0.21
Venezuela Currency Devaluation	—	0.07
Asset Write-Off	—	0.06
Foundation Contribution	—	0.04
Debt Repurchase	—	0.07

Core Diluted EPS	4.40	$4.13 *	7%

Impact of Foreign Currency Translation	(0.05)		(1)

Core Constant Currency Diluted EPS	$4.35		5%*

*Does not sum due to rounding.

Net Cash Provided by Operating Activities Reconciliation

	Year Ended
	12/31/11	12/25/10	Growth
Net Cash Provided by Operating Activities	$8,944	$8,448	6%
Capital Spending	(3,339)	(3,253)
Sales of Property, Plant and Equipment	84	81

Management Operating Cash Flow	5,689	5,276	8%
Discretionary Pension and Retiree Medical Contributions (after-tax)	44	983
Payments Related to Restructuring Charges (after-tax)	21	20
Merger and Integration Payments (after-tax)	283	299
Foundation Contribution (after-tax)	—	64
Debt Repurchase (after-tax)	—	112
Capital Investments Related to the PBG/PAS Integration	108	138

Management Operating Cash Flow Excluding above Items	$6,145	$6,892	(11)%

Ex A-3

Exhibit B

PEPSICO, INC.

2007 LONG-TERM INCENTIVE PLAN

(as amended and restated March 12, 2010)

Ex B-1

PEPSICO, INC.

2007 LONG-TERM INCENTIVE PLAN

(as amended and restated March 12, 2010)

1.	Purposes.

The purposes of the Plan are to provide long-term incentives to those persons with significant responsibility for the success and growth of PepsiCo and its subsidiaries, divisions and affiliated businesses, to associate the interests of such persons with those of PepsiCo’s shareholders, to assist PepsiCo in recruiting, retaining and motivating a diverse group of employees and outside directors on a competitive basis, and to ensure a pay-for-performance linkage for such employees and outside directors.

2.	Definitions.

For purposes of the Plan, the following capitalized terms shall have the meanings specified below:

(a)

“Award” means a grant of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Shares, Performance Units, Stock Awards, or any or all of them (but a Stock Award may not be granted to employees or officers).

(b)	“Board” means the Board of Directors of PepsiCo.

(c)	“Cause” has the meaning set forth in Section 11(b)(ii).

(d)	“Change in Control” has the meaning set forth in Section 11(b)(i).

(e)	“Change-in-Control Treatment” has the meaning set forth in Section 11(a)(ii).

(f)	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall also be a reference to any successor section of the Code (or a successor code).

(g)

“Committee” means, with respect to any matter relating to Section 8 of the Plan, the Board, and with respect to all other matters under the Plan, the Compensation Committee of the Board. The Compensation Committee shall be appointed by the Board and shall consist of two or more independent, outside members of the Board. In the judgment of the Board, the Compensation Committee shall be qualified to administer the Plan as contemplated by (a) Rule 16b-3 of the Exchange Act, (b) Code Section 162(m) and the regulations thereunder, and (c) any rules and regulations of a stock exchange on which Common Stock is traded. Any member of the Compensation Committee of the Board who does not satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by the Compensation Committee of the Board.

(h)	“Common Stock” means the common stock, par value 1-2/3 cents per share, of PepsiCo.

(i)	“Company” means PepsiCo, its subsidiaries, divisions and affiliated businesses.

(j)	“Covered Employee” means any PepsiCo employee for whom PepsiCo is subject to the deductibility limitation imposed by Code Section 162(m).

(k)	“Director Deferral Program” means the PepsiCo Director Deferral Program, as amended from time to time, and any successor program.

(l)	“Effective Date” means the date on which the Plan as amended and restated as of March 12, 2010 is approved by PepsiCo’s shareholders.

(m)

“Eligible Person” means any of the following individuals who is designated by the Committee as eligible to receive Awards, subject to the conditions set forth in the Plan: (i) any employee of the Company (including any officer of the Company and any Employee Director) provided that the term employee does not include any individual who is not, as of

Ex B-2

the grant date of an Award, classified by the Company as an employee on its corporate books and records even if that individual is later reclassified (by the Company, any court, any governmental agency or otherwise) as an employee as of the grant date; (ii) any consultant or advisor of the Company; and (iii) any Non-Employee Director who is eligible to receive an Award in accordance with Section 8 hereof.

(n)	“Employee Director” means a member of the Board who is also an employee of the Company.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(p)

“Fair Market Value” on any date means the average of the high and low market prices at which a share of Common Stock shall have been sold on such date, or the immediately preceding trading day if such date was not a trading day, as reported on the New York Stock Exchange Composite Transactions Listing and, in the case of an ISO, means fair market value as determined by the Committee in accordance with Code Section 422 and, in the case of an Option or SAR that is intended to be exempt from Code Section 409A, fair market value as determined by the Committee in accordance with Code Section 409A.

(q)	“Full-Value Award” means any Restricted Shares, Restricted Stock Units, Performance Shares, Performance Units or Stock Awards.

(r)	“Good Reason” has the meaning set forth in Section 11(b)(iii).

(s)	“Initial Grant” has the meaning set forth in Section 8(b).

(t)	“ISO” means an Option satisfying the requirements of Code Section 422 and designated as an ISO by the Committee.

(u)	“Non-Employee Director” means a member of the Board who is not an employee of the Company.

(v)	“NQSO” or “Non-Qualified Stock Option” means an Option that does not satisfy the requirements of Code Section 422 or that is not designated as an ISO by the Committee.

(w)	“Option Exercise Price” means the purchase price per share of Common Stock covered by an Option granted pursuant to the Plan.

(x)	“Options” means the right to purchase shares of Common Stock at a specified price for a specified period of time.

(y)	“Participant” means an Eligible Person who has received an Award under the Plan.

(z)	“Payment Shares” has the meaning set forth in Section 8(d).

(aa)	“PepsiCo” means PepsiCo, Inc., a North Carolina corporation, and its successors and assigns.

(bb)

“Performance Awards” means an Award of Options, Performance Shares, Performance Units, Restricted Shares, Restricted Stock Units or SARs conditioned on the achievement of Performance Goals during a Performance Period.

(cc)	“Performance-Based Exception” means the performance-based exception to the deductibility limitations of Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

(dd)	“Performance Goals” means the goals established by the Committee under Section 7(d).

(ee)	“Performance Measures” means the criteria set out in Section 7(d) that may be used by the Committee as the basis for a Performance Goal.

(ff)

“Performance Period” means the period established by the Committee during which the achievement of Performance Goals is assessed in order to determine whether and to what extent an Award that is conditioned on attaining Performance Goals has been earned.

Ex B-3

(gg)	“Performance Shares” means an Award of shares of Common Stock awarded to a Participant based on the achievement of Performance Goals during a Performance Period.

(hh)

“Performance Units” means an Award denominated in shares of Common Stock, cash or a combination thereof, as determined by the Committee, awarded to a Participant based on the achievement of Performance Goals during a Performance Period.

(ii)	“Plan” means this PepsiCo, Inc. 2007 Long-Term Incentive Plan, as amended and restated from time to time.

(jj)

“Prior Plans” means the PepsiCo, Inc. 2003 Long-Term Incentive Plan, the PepsiCo, Inc. 1994 Long-Term Incentive Plan, the PepsiCo, Inc. 1995 Stock Option Incentive Plan, the PepsiCo SharePower Stock Option Plan, the Director Stock Plan, the PepsiCo 1987 Incentive Plan, PBG 2004 Long-term incentive Plan, PBG 2002 Long-term incentive Plan, PBG Long-term incentive Plan, The Pepsi Bottling Group, Inc. 1999 Long-term incentive Plan, PBG Directors’ Stock Plan, PBG Stock Incentive Plan, PepsiAmericas, Inc. 2000 Stock Incentive Plan, Quaker Long-term incentive Plan of 1990, Quaker Long-term incentive Plan of 1999 and Quaker Stock Compensation Plan for Outside Directors, each as amended and restated from time to time.

(kk)	“Restricted Shares” means shares of Common Stock that are subject to such restrictions and such other terms and conditions as the Committee may establish.

(ll)

“Restricted Stock Units” means the right, as described in Section 7(c), to receive an amount, payable in either cash, shares of Common Stock or a combination thereof, equal to the value of a specified number of shares of Common Stock, subject to such terms and conditions as the Committee may establish.

(mm)

“Restriction Period” means, with respect to Performance Shares, Performance Units, Restricted Shares, Restricted Stock Units or Stock Awards, the period during which any risk of forfeiture or other restrictions set by the Committee remain in effect. Such restrictions remain in effect until such time as they have lapsed under the terms and conditions of the Performance Shares, Performance Units, Restricted Shares or Restricted Stock Units or as otherwise determined by the Committee.

(nn)

“Stock Appreciation Rights” or “SARs” means the right to receive a payment equal to the excess of the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Rights are exercised over the exercise price per share of Common Stock established for those Stock Appreciation Rights at the time of grant, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are exercised.

(oo)

“Stock Award” means an Award of shares of Common Stock, including Payment Shares, that are subject to such terms, conditions and restrictions (if any) as determined by the Committee in accordance with Section 7(e).

3.	Administration of the Plan.

(a)

Authority of Committee.    The Plan shall be administered by the Committee, which shall have all the powers vested in it by the terms of the Plan, such powers to include the authority (within the limitations described in the Plan):

•	to select the persons to be granted Awards under the Plan;

•	to determine the type, size and terms of Awards to be made to each Participant;

•	to determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;

•	to establish objectives and conditions for earning Awards;

Ex B-4

•

to determine whether an Award shall be evidenced by an agreement and, if so, to determine the terms and conditions of such agreement (which shall not be inconsistent with the Plan) and who must sign such agreement;

•	to determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of an applicable Performance Period;

•	except as otherwise provided in Section 7(d) and Section 13(b), to modify the terms of Awards made under the Plan;

•	to determine if, when and under what conditions payment of all or any part of an Award may be deferred;

•	to determine whether the amount or payment of an Award should be reduced or eliminated;

•	to determine the guidelines and/or procedures for the payment or exercise of Awards; and

•

to determine whether an Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether any Awards granted to Covered Employees or any other employee should comply with the Performance-Based Exception.

(b)

Interpretation of Plan.    The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or advisable for the administration and operation of the Plan. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including PepsiCo, its shareholders and all Eligible Persons and Participants.

(c)

Delegation of Authority.    To the extent not prohibited by law, the Committee (i) may delegate its authority hereunder to one or more of its members or other persons (except that no such delegation shall be permitted with respect to Awards to Eligible Persons who are subject to Section 16 of the Exchange Act and Awards intended to comply with the Performance-Based Exception) and (ii) may grant authority to employees or designate employees of the Company to execute documents on behalf of the Committee or to otherwise assist the Committee in the administration and operation of the Plan.

4.	Eligibility.

(a)

General.    Subject to the terms and conditions of the Plan, the Committee may, from time to time, select from all Eligible Persons those to whom Awards shall be granted under Section 7 and shall determine the nature and amount of each Award. Non-Employee Directors shall be eligible to receive Awards only pursuant to Section 8.

(b)

International Participants.    Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of the laws in countries outside the United States in which the Company operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Eligible Persons (if any) employed by the Company outside the United States should participate in the Plan, (ii) modify the terms and conditions of any Awards made to such Eligible Persons, and (iii) establish sub-plans, modified Option exercise procedures and other Award terms, conditions and procedures to the extent such actions may be necessary or advisable to comply with provisions of the laws in such countries outside the United States in order to assure the lawfulness, validity and effectiveness of Awards granted under the Plan and

Ex B-5

to the extent such actions are consistent with the Committee’s authority to amend the Plan absent shareholder approval pursuant to Section 13(b).

5.	Shares of Common Stock Subject to the Plan.

(a)

Authorized Number of Shares.    Unless otherwise authorized by PepsiCo’s shareholders and subject to the provisions of this Section 5 and Section 10, the maximum aggregate number of shares of Common Stock available for issuance under the Plan shall be the total of (i) 195 million shares plus (ii) the total number of shares of Common Stock underlying awards under the Prior Plans that are cancelled or expire after May 2, 2007 without delivery of shares.

(b)	Share Counting. The following rules shall apply in determining the number of shares of Common Stock remaining available for grant under the Plan:

(i)

Any shares of Common Stock subject to (A) Options or SARs, whether granted before or after the Effective Date or (B) Full-Value Awards granted before the Effective Date shall be counted against the maximum share limitation of Section 5(a) as one (1) share of Common Stock for every share of Common Stock subject thereto. Any shares of Common Stock subject to Full-Value Awards granted on or after the Effective Date shall be counted against the maximum share limitation of Section 5(a) as three (3) shares of Common Stock for every share of Common Stock subject thereto. Awards that by their terms do not permit settlement in shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under the Plan.

(ii)

(A) To the extent that any Award of Options or SARs, whether granted before, on or after the Effective Date, is forfeited, cancelled, settled in cash rather than shares (pursuant to the terms of an Award that permits but does not require cash settlement), returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the maximum share limitation of Section 5(a) shall be credited with one (1) share of Common Stock for each share of Common Stock subject to such Award of Options or SARs, and such number of credited shares of Common Stock may again be made subject to Awards under the Plan, subject to the foregoing maximum share limitation.

(B) To the extent that any Full-Value Award granted on or after the Effective Date is forfeited, cancelled, settled in cash rather than shares (pursuant to the terms of an Award that permits but does not require cash settlement), returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the maximum share limitation of Section 5(a) shall be credited with three (3) shares of Common Stock for each share of Common Stock subject to such Full-Value Award and such number of credited shares of Common Stock may again be made subject to Awards under the Plan, subject to the foregoing maximum share limitation.

(C) To the extent that any Full-Value Award granted before the Effective Date is forfeited, cancelled, settled in cash rather than shares (pursuant to the terms of an Award that permits but does not require cash settlement), returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the maximum share limitation of Section 5(a) shall be credited with one (1) share of Common Stock for each share of Common Stock subject to such Full-Value Award, and such number of credited shares of Common Stock may again be made subject to Awards under the Plan subject to the foregoing maximum share limitation.

Ex B-6

(iii)

Any shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award under the Plan shall not be added back to the number of shares of Common Stock available for issuance under the Plan. Upon exercise of a stock-settled Stock Appreciation Right, the number of shares subject to the Award that are then being exercised shall be counted against the maximum aggregate number of shares of Common Stock that may be issued under the Plan as provided above, on the basis of one share for every share subject thereto, regardless of the actual number of shares used to settle the Stock Appreciation Right upon exercise.

(iv)

Any shares of Common Stock underlying Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company shall not, unless required by law or regulation, count against the reserve of available shares of Common Stock under the Plan.

(c)

Share Limitation.    No more than five percent (5%) of the shares of Common Stock authorized under Section 5(a) may be issued in connection with the following Awards whether granted before or after the Effective Date:

(i) Restricted Shares or Restricted Stock Units having a time-based Restriction Period less than three years (but in no event less than one year), subject to (A) pro rata vesting prior to the expiration of any Restriction Period and (B) acceleration due to the Participant’s death, total disability or retirement;

(ii) Restricted Shares or Restricted Stock Units having a time-based Restriction Period that is actually accelerated due to a Participant’s transfer to an affiliated business; or

(iii) Stock Awards having a Restriction Period of less than three (3) years (not including transfers to satisfy required tax withholding or intra-family transfers permitted by the Committee), subject to acceleration due to the Participant’s death or total disability, in each case described in (i), (ii) or (iii) above, as specified in the applicable Award agreement; provided that such limitations shall not be applicable to Payment Shares to Non-Employee Directors.

(d)

Shares to be Delivered.    The source of shares of Common Stock to be delivered by the Company under the Plan shall be determined by the Company and may consist in whole or in part of authorized but unissued shares or repurchased shares.

6.	Award Limitations.

The maximum number of shares of Common Stock subject to Options and SARs that can be granted to any Eligible Person during a single calendar year shall not exceed two (2) million shares. The maximum amount of Awards other than Options and SARs that can be granted to any Eligible Person during a single calendar year shall not exceed $15 million; provided that the foregoing limitation shall be applied to an Award that is denominated in shares of Common Stock on the basis of the Fair Market Value of such shares on the date the Award is granted. Notwithstanding the limitation set forth in the preceding sentence, the maximum Award that may be granted to any Eligible Person for a Performance Period longer than one calendar year shall not exceed the foregoing annual maximum multiplied by the number of full calendar years in the Performance Period.

7.	Awards to Eligible Persons.

(a)	Options.

(i)

Grants.    Subject to the terms and conditions of the Plan, Options may be granted to Eligible Persons. Options may consist of ISOs or NQSOs, as the Committee shall determine. Options may be granted alone or in tandem with

Ex B-7

SARs. With respect to Options granted in tandem with SARs, the exercise of either such Options or such SARs will result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.

(ii)

Option Exercise Price.    The Option Exercise Price shall be equal to or, at the Committee’s discretion, greater than the Fair Market Value on the date the Option is granted, unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company (in which case the assumption or substitution shall be accomplished in a manner that permits the Option to be exempt from Code Section 409A).

(iii)

Term.    The term of Options shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten (10) years from the date of grant; provided, however, that Awards of NQSOs and SARs covering up to five (5) million shares of Common Stock, in the aggregate, may be issued with a term of up to fifteen (15) years.

(iv)

ISO Limits.    ISOs may be granted only to Eligible Persons who are employees of PepsiCo or of any parent or subsidiary corporation (within the meaning of Code Section 424) on the date of grant, and may only be granted to an employee who, at the time the Option is granted, does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of PepsiCo or of any parent or subsidiary corporation (within the meaning of Code Section 424). The aggregate Fair Market Value of all shares of Common Stock with respect to which ISOs are exercisable by a Participant for the first time during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code and/or applicable regulations. The aggregate Fair Market Value of such shares shall be determined at the time the Option is granted. ISOs shall contain such other provisions as the Committee shall deem advisable but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Code Section 422. No more than 195 million of the shares of Common Stock authorized for issuance under the Plan may be issued in the form of ISOs.

(v)

No Repricing.    Subject to the anti-dilution adjustment provisions set forth in Section 10, without the approval of PepsiCo’s shareholders, (A) the Option Exercise Price for any outstanding Option granted under the Plan may not be decreased after the date of grant, (B) no outstanding Option granted under the Plan may be surrendered to the Company as consideration for the grant of a new Option with a lower Option Exercise Price, and (C) no other modifications to any outstanding Option may be made that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange.

(vi)	Form of Payment. The Option Exercise Price shall be paid to the Company at the time of such exercise, subject to any applicable rules or regulations adopted by the Committee:

(A)	to the extent permitted by applicable law, pursuant to cashless exercise procedures that are, from time to time, approved by the Committee;

(B)

through the tender of shares of Common Stock owned by the Participant (or by delivering a certification or attestation of ownership of such shares) valued at their Fair Market Value on the date of exercise;

(C)	in cash or its equivalent; or

(D)	by any combination of (A), (B), and (C) above.

Ex B-8

(vii)

No Dividend Equivalents.    No dividends or dividend equivalents may be paid on Options. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Stock with respect to shares of Common Stock covered by an Option unless and until such shares of Common Stock have been registered to the Participant as the owner.

(b)	Stock Appreciation Rights.

(i)

Grants.    Subject to the terms and provisions of the Plan, SARs may be granted to Eligible Persons. SARs may be granted alone or in tandem with Options. With respect to SARs granted in tandem with Options, the exercise of either such Options or such SARs will result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.

(ii)

Exercise Price.    The exercise price per share of Common Stock covered by a SAR granted pursuant to the Plan shall be equal to or, at the Committee’s discretion, greater than Fair Market Value on the date the SAR is granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company (in which case the assumption or substitution shall be accomplished in a manner that permits the SAR to be exempt from Code Section 409A).

(iii)	Term. The term of a SAR shall be determined by the Committee in its sole discretion, but, subject to Section 7(a)(iii), in no event shall the term exceed ten (10) years from the date of grant.

(iv)

No Repricing.    Except for anti-dilution adjustments made pursuant to Section 10, without the approval of PepsiCo’s shareholders, (A) the exercise price for any outstanding SAR granted under the Plan may not be decreased after the date of grant, (B) no outstanding SAR granted under the Plan may be surrendered to the Company as consideration for the grant of a new SAR with a lower exercise price, and (C) no other modifications to any outstanding SAR may be made that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange.

(v)

Form of Payment.    The Committee may authorize payment of a SAR in the form of cash, Common Stock valued at its Fair Market Value on the date of the exercise, a combination thereof, or by any other method as the Committee may determine.

(vi)	No Dividend Equivalents. No dividends or dividend equivalents may be paid on SARs.

(c)	Restricted Shares / Restricted Stock Units.

(i)	Grants. Subject to the terms and provisions of the Plan, Restricted Shares or Restricted Stock Units may be granted to Eligible Persons.

(ii)

Restrictions.    The Committee shall impose such terms, conditions and/or restrictions on any Restricted Shares or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation: a requirement that Participants pay a stipulated purchase price for each Restricted Share or each Restricted Stock Unit; forfeiture conditions; transfer restrictions; restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual); time-based restrictions on vesting; and/or restrictions under applicable federal or state securities laws. Except in the case of Awards covered by Section 5(c), any time-based Restriction Period shall be for a minimum of three years (subject to (A) pro

Ex B-9

rata vesting prior to the expiration of any Restriction Period and (B) acceleration due to the Participant’s death, total disability or retirement, in each case as specified in the applicable Award agreement). To the extent the Restricted Shares or Restricted Stock Units are intended to be deductible under Code Section 162(m), the applicable restrictions shall be based on the achievement of Performance Goals over a Performance Period, as described in Section 7(d) below.

(iii)

Payment of Restricted Stock Units.    Restricted Stock Units that become payable in accordance with their terms and conditions shall be settled in cash, shares of Common Stock, or a combination of cash and shares, as determined by the Committee. Any person who holds Restricted Stock Units shall have no ownership interest in the shares of Common Stock to which the Restricted Stock Units relate unless and until payment with respect to such Restricted Stock Units is actually made in shares of Common Stock. The payment date shall be as soon as practicable after the earliest of (A) any vesting date that can be pre-determined at grant under the terms of an Award agreement, and (B) the occurrence date of an applicable vesting event (e.g., death, total disability, approved transfer or retirement) specified in the applicable Award agreement.

(iv)

Transfer Restrictions.    During the Restriction Period, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon the Restricted Shares, the Committee may (A) cause a legend or legends to be placed on any certificates evidencing such Restricted Shares, and/or (B) cause “stop transfer” instructions to be issued, as it deems necessary or appropriate. Restricted Stock Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged, or otherwise encumbered at any time.

(v)

Dividend and Voting Rights.    Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Shares shall have the right to receive dividends in cash or other property or other distribution or rights in respect of such shares and shall have the right to vote such shares as the record owners thereof; provided that, unless otherwise determined by the Committee, any dividends or other property payable to a Participant during the Restriction Period shall be distributed to the Participant only if and when the restrictions imposed on the applicable Restricted Shares lapse. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Stock Units shall be credited with dividend equivalents in respect of such Restricted Stock Units; provided that, unless otherwise determined by the Committee, such dividend equivalents shall be distributed (without interest) to the Participant only if and when the restrictions imposed on the applicable Restricted Stock Units lapse.

(vi)

Ownership of Restricted Shares.    Restricted Shares issued under the Plan shall be registered in the name of the Participant on the books and records of the Company or its designee (or by one or more physical certificates if physical certificates are issued with respect to such Restricted Shares) subject to the applicable restrictions imposed by the Plan. If a Restricted Share is forfeited in accordance with the restrictions that apply to such Restricted Shares, such interest or certificate, as the case may be, shall be cancelled. At the end of the Restriction Period that applies to Restricted Shares, the number of shares to which the Participant is then entitled shall be delivered to the Participant free and clear of the restrictions, either in certificated or uncertificated form. No shares of Common Stock shall be registered in the name of the Participant with respect to a Restricted Stock Unit unless and until such unit is paid in shares of Common Stock.

Ex B-10

(d)	Performance Awards.

(i)	Grants. Subject to the provisions of the Plan, Performance Awards may be granted to Eligible Persons. Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

(ii)

Performance Goals.    Unless otherwise determined by the Committee, Performance Awards shall be conditioned on the achievement of Performance Goals (which shall be based on one or more Performance Measures, as determined by the Committee) over a Performance Period. The Performance Period shall be one year, unless otherwise determined by the Committee, provided that the Restriction Period for Performance Awards (not including Options, SARs or Awards covered by Section 5(c)) shall be for a minimum of three years, subject to (A) pro rata vesting prior to the expiration of any Restriction Period and (B) acceleration due to the Participant’s death or total disability, in each case as specified in the applicable Award agreement.

(iii)

Performance Measures.    The Performance Measure(s) to be used for purposes of Performance Awards may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company, and may consist of one or more or any combination of the following criteria: stock price, market share, sales revenue, cash flow, sales volume, earnings per share, return on equity, return on assets, return on sales, return on invested capital, economic value added, net earnings, total shareholder return, gross margin, costs, productivity, brand contribution, product quality, portfolio transformation, productivity improvement, corporate value measures (such as compliance, safety, environmental and personnel matters), or goals related to corporate initiatives, such as acquisitions, dispositions or customer satisfaction. The Performance Goals based on these Performance Measures may be expressed in absolute terms or relative to the performance of other entities.

(iv)

Negative Discretion.    Notwithstanding the achievement of any Performance Goal established under the Plan, the Committee has the discretion to reduce, but not increase, some or all of a Performance Award that would otherwise be paid to a Participant.

(v)

Extraordinary Events.    At, or at any time after, the time an Award is granted, and to the extent permitted under Code Section 162(m) and the regulations thereunder without adversely affecting the treatment of the Award under the Performance-Based Exception, the Committee, in its sole discretion, may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specific corporate transactions, accounting or tax law changes and other extraordinary and nonrecurring events.

(vi)

Performance-Based Exception.    With respect to any Award that is intended to satisfy the conditions for the Performance-Based Exception under Code Section 162(m): (A) the Committee shall interpret the Plan and this Section 7(d) in light of Code Section 162(m) and the regulations thereunder; (B) the Committee shall not amend the Award in any way that would adversely affect the treatment of the Award under Code Section 162(m) and the regulations thereunder; and (C) such Award shall not be paid until the Committee shall first have certified that the Performance Goals have been achieved.

(e)	Stock Awards.

(i)	Grants. Subject to the provisions of the Plan, Stock Awards consisting of shares of Common Stock may be granted pursuant to this Section 7(e) only to

Ex B-11

Eligible Persons who are consultants or advisors to the Company and may not be granted to employees of the Company (including Employee Directors). Non-Employee Directors are eligible to receive Stock Awards only pursuant to Section 8. Stock Awards may be granted either alone or in addition to other Awards made under the Plan.

(ii)

Terms and Conditions.    The shares of Common Stock subject to a Stock Award shall be immediately vested at the time of grant and nonforfeitable at all times but shall be subject to such other terms and conditions, including restrictions on transferability, as determined by the Committee in its discretion subject to Section 5(c) and the other provisions of the Plan. The shares of Common Stock subject to a Stock Award shall be registered in the name of the Participant.

8.	Awards to Non-Employee Directors.

(a)

Sole Awards.    Notwithstanding anything in the other sections of the Plan to the contrary, Non-Employee Directors are eligible to receive only Awards authorized by this Section 8. The terms applicable under Section 7 for each such category of Award shall apply under this Section 8 to the extent not inconsistent with the provisions of this Section 8. The Committee retains the discretion to change the amount and terms of the Initial Grant or the types of Awards to Non-Employee Directors notwithstanding paragraphs (a), (b) and (c) of this Section 8.

(b)

Initial Grants.    Each newly appointed Non-Employee Director shall, as soon as practicable after initially becoming a member of the Board, be granted an Award (the “Initial Grant”) of a Stock Award consisting of 1,000 shares of Common Stock subject to the transfer restrictions in Section 8(c)(i) below.

(c)	Terms of Initial Grants to Non-Employee Directors.

(i)

Shares of Common Stock subject to a Stock Award granted to a Non-Employee Director shall be immediately vested at the time of grant and nonforfeitable at all times. However, such shares of Common Stock may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered, until the date the Non-Employee Director’s membership on the Board ceases (except that this transfer restriction shall not prohibit: (A) PepsiCo’s retaining shares to satisfy any required tax withholding under Section 12(e) to the extent applicable, and (B) intra-family transfers permitted by the Committee). In order to enforce the limitations imposed upon such shares of Common Stock, the Committee may (a) cause a legend or legends to be placed on any certificates evidencing such shares, and/or (b) cause “stop transfer” instructions to be issued, as it deems necessary or appropriate.

(ii)

Non-Employee Directors who hold shares of Common Stock pursuant to a Stock Award granted under this Section 8 shall have the right to receive dividends in cash or other property and shall have the right to vote such shares as the record owners thereof; provided that any securities of the Company that are distributed to a Non-Employee Director shall be subject to the same transfer restrictions that apply to such shares of Common Stock.

(d)

Payment Shares.    A current or former Non-Employee Director’s interest in phantom shares of Common Stock under the Director Deferral Program, which results from an elective or mandatory deferral of cash payments, shall be paid in shares of Common Stock (“Payment Shares”) pursuant to the Plan while the Plan remains in effect, to the extent the Director Deferral Program provides for the stock settlement of such phantom shares. The number of Payment Shares a current or former Non-Employee Director is entitled to receive shall be equal to the number of the Non-Employee Director’s phantom shares of Common Stock under the Director Deferral Program on the applicable distribution valuation date, and such Payment Shares shall be

Ex B-12

distributed on the same date such Non-Employee Director would otherwise be entitled to receive the cash payment under the Director Deferral Program in lieu of which the Payment Shares are being distributed.

9.	Deferred Payments.

Subject to the terms of the Plan, the Committee may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, shares of Common Stock or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Participants. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, which terms shall be designed to comply with Code Section 409A.

10.	Dilution and Other Adjustments.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in corporate structure affecting any class of Common Stock, the Committee shall make such adjustments in the class and aggregate number of shares which may be delivered under the Plan as described in Section 5, the individual award maximums under Section 6, the class, number, and Option Exercise Price of outstanding Options, the class number and exercise price of outstanding SARs and the class and number of shares subject to any other Awards granted under the Plan (provided the number of shares of any class subject to any Award shall always be a whole number), as may be, and to such extent (if any), determined to be appropriate and equitable by the Committee, and any such adjustment may, in the sole discretion of the Committee, take the form of Options covering more than one class of Common Stock. Such adjustment shall be conclusive and binding for all purposes of the Plan. Any adjustment of an Option or SAR under this Section 10 shall be accomplished in a manner that permits the Option or SAR to be exempt from Code Section 409A.

11.	Change in Control.

(a)

Impact of Event.    Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, the following provisions of this Section 11 shall apply except to the extent an Award agreement provides for a different treatment (in which case the Award agreement shall govern and this Section 11 shall not be applicable):

(i)

If and to the extent that outstanding Awards under the Plan (A) are assumed by the successor corporation (or affiliate thereto) or continued or (B) are replaced with equity awards that preserve the existing value of the Awards at the time of the Change in Control and provide for subsequent payout in accordance with a vesting schedule and Performance Goals, as applicable, that are the same or more favorable to the Participants than the vesting schedule and Performance Goals applicable to the Awards, then all such Awards or such substitutes thereof shall remain outstanding and be governed by their respective terms and the provisions of the Plan subject to Section 11(a)(iv) below.

(ii)

If and to the extent that outstanding Awards under the Plan are not assumed, continued or replaced in accordance with Section 11(a)(i) above, then upon the Change in Control the following treatment (referred to as “Change-in-Control Treatment”) shall apply to such Awards: (A) outstanding Options and SARs shall immediately vest and become exercisable; (B) the restrictions and other conditions applicable to outstanding Restricted Shares, Restricted Stock Units and Stock Awards, including vesting requirements, shall immediately lapse; such Awards shall be free of all restrictions and fully vested; and, with respect to Restricted Stock Units, shall be payable immediately in accordance with their terms or, if later, as of the earliest permissible date under Code Section 409A; and (C) outstanding Performance Awards granted under the Plan shall immediately vest and shall become immediately payable in accordance with their terms as if the Performance Goals have been achieved at the target performance level.

Ex B-13

(iii)

If and to the extent that outstanding Awards under the Plan are not assumed, continued or replaced in accordance with Section 11(a)(i) above, then in connection with the application of the Change-in-Control Treatment set forth in Section 11(a)(ii) above, the Board may, in its sole discretion, provide for cancellation of such outstanding Awards at the time of the Change in Control in which case a payment of cash, property or a combination thereof shall be made to each such Participant upon the consummation of the Change in Control that is determined by the Board in its sole discretion and that is at least equal to the excess (if any) of the value of the consideration that would be received in such Change in Control by the holders of PepsiCo’s securities relating to such Awards over the exercise or purchase price (if any) for such Awards (except that, in the case of an Option or SAR, such payment shall be limited as necessary to prevent the Option or SAR from being subject to Code Section 409A).

(iv)

If and to the extent that (A) outstanding Awards are assumed, continued or replaced in accordance with Section 11(a)(i) above and (B) a Participant’s employment with, or performance of services for, the Company is terminated by the Company for any reasons other than Cause or by such Participant for Good Reason, in each case, within the two-year period commencing on the Change in Control, then, as of the date of such Participant’s termination, the Change-in-Control Treatment set forth in Section 11(a)(ii) above shall apply to all assumed or replaced Awards of such Participant then outstanding.

(v)

Outstanding Options or SARs that are assumed, continued or replaced in accordance with Section 11(a)(i) may be exercised by the Participant in accordance with the applicable terms and conditions of such Award as set forth in the applicable Award agreement or elsewhere; provided, however, that Options or SARs that become exercisable in accordance with Section 11(a)(iv) may be exercised until the expiration of the original full term of such Option or SAR notwithstanding the other original terms and conditions of such Award.

(b)	Definitions.

(i)	For purposes of this Section 11, “Change in Control” means the occurrence of any of the following events:

(A) acquisition of 20% or more of the outstanding voting securities of PepsiCo by another entity or group; excluding, however, the following (1) any acquisition by PepsiCo or (2) any acquisition by an employee benefit plan or related trust sponsored or maintained by PepsiCo;

(B) during any consecutive two-year period, persons who constitute the Board at the beginning of the period cease to constitute at least 50% of the Board (unless the election of each new Board member was approved by a majority of directors who began the two-year period);

(C) (1) with respect to Awards granted prior to September 11, 2008, PepsiCo shareholders approve a merger or consolidation of PepsiCo with another company, and PepsiCo is not the surviving company; or, if after such transaction, the other entity owns, directly or indirectly, 50% or more of the outstanding voting securities of PepsiCo and (2) with respect to Awards granted on or after September 11, 2008, consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting shares of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

Ex B-14

(D) PepsiCo shareholders approve a plan of complete liquidation of PepsiCo or the sale or disposition of all or substantially all of PepsiCo’s assets; or

(E) any other event, circumstance, offer or proposal occurs or is made, which is intended to effect a change in the control of PepsiCo, and which results in the occurrence of one or more of the events set forth in clauses (A) through (D) of this Section 11(b)(i).

(ii)

For purposes of this Section 11, “Cause” means with respect to any Participant, unless otherwise provided in the applicable Award agreement, (A) the Participant’s willful misconduct that materially injures the Company; (B) the Participant’s conviction of a felony or a plea of nolo contendere by Participant with respect to a felony; or (C) the Participant’s continued failure to substantially perform his or her duties with the Company (other than by reason of the Participant’s disability) after written demand by the Company that identifies the manner in which the Company believes that the Participant has not performed his or her duties. A termination for Cause must be communicated to the Participant by written notice that specifies the event or events claimed to provide a basis for termination for Cause.

(iii)

For purposes of this Section 11, “Good Reason” means with respect to any Participant, unless otherwise provided in the applicable Award agreement, without the Participant’s written consent, (A) the Company’s requiring a material change in the Participant’s principal place of employment as it existed immediately prior to the Change in Control, except for reasonably required travel on the Company’s business that is not materially greater than such travel requirements prior to the Change in Control (for this purpose, a change of 35 or fewer miles shall not be considered a material change in the Participant’s principal place of employment); (B) a material reduction in the Participant’s compensation (within the meaning of Treasury Regulation § 1.409A-1(n)(2)(ii)(A)(2)) as in effect immediately prior to the Change in Control; or (C) a material reduction in the Participant’s job responsibilities, authority or duties with the Company as in effect immediately prior to the Change in Control. A termination for Good Reason must be communicated by the Participant to the Company by written notice that specifies the event or events claimed to provide a basis for termination for Good Reason; provided that the Participant’s written notice must be tendered within ninety (90) days of the occurrence of such event or events and provided further that the Company shall have failed to remedy such act or omission within thirty (30) days following its receipt of such notice. A Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder if the Participant actually terminates employment within fourteen (14) days after the Company’s failure to timely remedy or, if earlier, prior to the second anniversary of the Change in Control.

12.	Miscellaneous Provisions.

(a)	Misconduct.

(i) Except as otherwise provided in agreements covering Awards hereunder, a Participant shall forfeit all rights in his or her outstanding Awards under the Plan, and all such outstanding Awards shall automatically terminate and lapse, if the Committee determines that such Participant has (A) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company, (B) breached any contract with or violated any obligation to the Company, including without limitation, a violation of any Company code of conduct, (C) engaged in unlawful trading in the securities of PepsiCo or of another company based on information gained as a result of that Participant’s employment or other relationship with the Company,

Ex B-15

(D) committed a felony or other serious crime or engaged in any activity which constitutes gross misconduct, (E) breached the non-compete, non-solicitation or other restrictive covenants as provided in the applicable Award agreement, or (F) violated any PepsiCo compensation clawback policy applicable to the Participant.

(ii) In addition, to the extent provided in the applicable Award agreement, in the event any accounting adjustment is required to be made to the Company’s financial results and the Committee determines that an Executive Officer’s gross negligence or misconduct caused or contributed to the need for the accounting adjustment, the Committee may, to the extent determined appropriate by the Committee in its sole discretion to reflect the impact of the accounting adjustment on the Company’s financial results, (A) require such Executive Officer to reimburse the Company for all or a portion of any Award previously paid to such Executive Officer, (B) cause the cancellation of all or a portion of any outstanding Awards held by such Executive Officer or payable to such Executive Officer, and/or (C) require such Executive Officer to reimburse the Company for all or a portion of the gains from the exercise of the Executive Officer’s Options or settlement of any of the Executive Officer’s other Awards realized during the twelve (12)-month period following the first issuance or filing of the financial results required to be adjusted. For purposes of this Section 12(a)(ii), “Executive Officer” means an executive officer of the Company for purposes of Section 16 of the Exchange Act.

(iii) The remedies set forth in this Section 12(a) are in addition to any other remedies available under applicable law in the event of misconduct described above.

(b)

Rights as Shareholder.    Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until the shares of Common Stock have been registered to the Participant as the owner.

(c)	No Loans. No loans from the Company to Participants shall be permitted in connection with the Plan.

(d)

Assignment or Transfer.    Except as otherwise provided under the Plan, no Award under the Plan or any rights or interests therein shall be transferable other than by will or the laws of descent and distribution. The Committee may, in its discretion, provide that an Award (other than an ISO) is transferable without the payment of any consideration to a Participant’s family member, whether directly or by means of a trust or otherwise, subject to such terms and conditions as the Committee may impose. For this purpose, “family member” has the meaning given to such term in the General Instructions to the Form S-8 registration statement under the Securities Act of 1933. All Awards under the Plan shall be exercisable, during the Participant’s lifetime, only by the Participant or a person who is a permitted transferee pursuant to this Section 12(d). Once awarded, the shares of Common Stock (other than Restricted Shares) received by Participants may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to: (i) the transfer restrictions in Sections 7(e)(ii) and 8(c)(i) above; and (ii) the restrictions imposed by the Securities Act of 1933, Section 16 of the Exchange Act and PepsiCo’s Insider Trading Policy, each as amended from time to time.

(e)

Withholding Taxes.    PepsiCo shall have the right to deduct from all Awards paid in cash to a Participant any taxes required by law to be withheld with respect to such Awards. All statutory minimum applicable withholding taxes arising with respect to Awards paid in shares of Common Stock to a Participant shall be satisfied by PepsiCo retaining shares of Common Stock having a Fair Market Value on the date the tax is to be determined that is equal to the amount of such statutory minimum applicable withholding tax (rounded, if necessary, to the next highest whole number of shares of Common Stock); provided, however, that, subject to any restrictions or limitations that the Committee deems appropriate, a Participant may elect to satisfy such statutory minimum applicable withholding tax through cash or cash proceeds.

Ex B-16

(f)

Currency and Other Restrictions.    The obligations of the Company to make delivery of Awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any governmental authority or regulatory body having jurisdiction over such Awards.

(g)

No Rights to Awards.    Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ or service of the Company, and the Plan shall not interfere with or limit in any way the right of the Company to terminate any person’s employment or service at any time. Except as set forth herein, no employee or other person shall have any claim or right to be granted an Award under the Plan. By accepting an Award, the Participant acknowledges and agrees that (i) the Award will be exclusively governed by the terms of the Plan, including the right reserved by the Company to amend or cancel the Plan at any time without the Company incurring liability to the Participant (except, to the extent the terms of the Award so provide, for Awards already granted under the Plan), (ii) Awards are not a constituent part of salary and the Participant is not entitled, under the terms and conditions of employment, or by accepting or being granted Awards under the Plan to require Awards to be granted to him or her in the future under the Plan or any other plan, (iii) the value of Awards received under the Plan shall be excluded from the calculation of termination indemnities or other severance payments or benefits, and (iv) the Participant shall seek all necessary approval under, make all required notifications under, and comply with all laws, rules and regulations applicable to the ownership of Options and shares of Common Stock and the exercise of Options, including, without limitation, currency and exchange laws, rules and regulations.

(h)

Beneficiary Designation.    To the extent allowed by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named on a contingent or successive basis) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Unless the Committee determines otherwise, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

(i)	Costs and Expenses. The cost and expenses of administering the Plan shall be borne by PepsiCo and not charged to any Award or to any Participant.

(j)

Fractional Shares.    Fractional shares of Common Stock shall not be issued or transferred under an Award, but the Committee may direct that cash be paid in lieu of fractional shares or may round off fractional shares, in its discretion.

(k)

Funding of Plan.    The Plan shall be unfunded and any benefits under the Plan shall represent an unsecured promise to pay by the Company. PepsiCo shall not be required to establish or fund any special or separate account or to make any other segregation of assets to assure the payment of any Award under the Plan and the existence of any such account or other segregation of assets shall be consistent with the “unfunded” status of the Plan.

(l)

Indemnification.    Provisions for the indemnification of officers and directors of the Company in connection with the administration of the Plan shall be as set forth in PepsiCo’s Certificate of Incorporation and Bylaws as in effect from time to time.

(m)

Successors.    All obligations of PepsiCo under the Plan with respect to Awards granted hereunder shall be binding on any successor to PepsiCo, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of PepsiCo.

Ex B-17

(n)

Compliance with Code Section 409A. The Plan is intended to satisfy the requirements of Code Section 409A and any regulations or guidance that may be adopted thereunder from time to time, including any transition relief available under applicable guidance related to Code Section 409A. Accordingly, to ensure the exemption from Code Section 409A of potentially exempt Awards and the compliance with Code Section 409A of other Awards, any payment that under the terms of the Plan or an agreement is to be made as soon as practicable relative to a date shall be made not later than 60 days after such date, and the Participant may not determine the time of payment. Pursuant to Section 13(b), the Plan may be amended or interpreted by the Committee as it determines necessary or appropriate in accordance with Code Section 409A and to avoid a plan failure under Code Section 409A(a)(1). If a Participant is a “specified employee” as defined in Code Section 409A at the time of the Participant’s separation from service with the Company, then solely to the extent necessary to avoid the imposition of any additional tax under Code Section 409A, the commencement of any payments or benefits under an Award shall be deferred until the date that is six months following the Participant’s separation from service (or such other period as required to comply with Code Section 409A).

13.	Effective Date, Governing Law, Amendments and Termination.

(a)

Effective Date.    The Plan in its original form became effective on May 2, 2007, the date on which it was initially approved by PepsiCo’s shareholders, and was subsequently amended by the Board on September 13, 2007 and September 12, 2008. The Plan as amended and restated herein was approved by the Board on March 12, 2010 and shall become effective in its amended form upon its approval by PepsiCo’s shareholders.

(b)

Amendments.    The Committee or the Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards granted prior to the date of such termination or amendment without the consent of the affected Participant except to the extent that the Committee reasonably determines that such termination or amendment is necessary or appropriate to comply with applicable law (including the provisions of Code Section 409A and the regulations thereunder pertaining to the deferral of compensation) or the rules and regulations of any stock exchange on which Common Stock is listed or quoted. Notwithstanding the foregoing, unless PepsiCo’s shareholders shall have first approved the amendment, no amendment of the Plan shall be effective if the amendment would (i) increase the maximum number of shares of Common Stock that may be delivered under the Plan or to any one individual (except to the extent such amendment is made pursuant to Section 10 hereof), (ii) extend the maximum period during which Awards may be granted under the Plan, (iii) add to the types of awards that can be made under the Plan, (iv) change the Performance Measures pursuant to which Performance Awards are earned, (v) modify the requirements as to eligibility for participation in the Plan, (vi) decrease the grant or exercise price of any Option or SAR to less than the Fair Market Value on the date of grant except for anti-dilution adjustments made pursuant to Section 10; or (vii) require shareholder approval pursuant to the Plan or applicable law or the rules of the principal securities exchange on which shares of Common Stock are traded in order to be effective.

(c)

Governing Law.    Except as otherwise provided in agreements covering Awards hereunder, all questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of North Carolina without giving effect to conflict of laws principles.

(d)	Termination. No Awards shall be made under the Plan after the tenth anniversary of the date on which PepsiCo’s shareholders initially approve the Plan.

Ex B-18

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. The Internet and telephone voting facilities will close at 5:00 P.M. E.D.T. on May 1, 2012. INTERNET http://www.proxyvoting.com/pep Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. WO# Fulfillment# 19136-1 Fulfillment# 19136-1 19809-1 FOLD AND DETACH HERE WHERE NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEMS NO. 1, 2, 3 AND 4, AND VOTED AGAINST ITEMS NO. 5, 6 AND 7. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS NO. 1, 2, 3 AND 4. 1. Election of Directors: Nominees: FOR AGAINST ABSTAIN 1.1-S.L. Brown 1.2-I.M. Cook 1.3-D. Dublon 1.4-V.J. Dzau 1.5-R.L. Hunt 1.6-A. Ibargüen FOR AGAINST ABSTAIN 1.7-I.K. Nooyi 1.8-S.P. Rockefeller 1.9-J.J. Schiro 1.10-L.G. Trotter 1.11-D. Vasella 1.12-A. Weisser FOR AGAINST ABSTAIN 2. Ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year 2012. 3. Approval, by non-binding vote, of executive compensation. 4. Re-approval of the performance measures under our 2007 Long-Term Incentive Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEMS NO. 5, 6 AND 7. 5. Shareholder Proposal – Lobbying Practices Report 6. Shareholder Proposal – Formation of Risk Oversight Committee 7. Shareholder Proposal – Chairman of the Board shall be an Independent Director I will attend the Annual Meeting Mark Here for Address Change or Comments SEE REVERSE Receipt is hereby acknowledged of the PepsiCo Notice of Meeting and Proxy Statement. IMPORTANT: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign.When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the holder is a corporation, execute in full corporate name by authorized officer. Signature Name/Title Date

PEPSICO 2012 ANNUAL MEETING OF SHAREHOLDERS Dear Shareholder(s): The Annual Meeting of Shareholders of PepsiCo, Inc. will be held at the North Carolina History Center at Tryon Palace, 529 South Front Street, New Bern, North Carolina 28562, on Wednesday, May 2, 2012, at 9 A.M., Eastern Daylight Time. Admission to the meeting will be on a first-come, first-served basis. This admission ticket and a government-issued photo identification card, such as a driver’s license, state identification card or passport, will be required to enter the meeting. If you are a shareholder of record and plan to attend the meeting, please bring this admission ticket to the meeting. Do not write in the area. For office use only. Name(s) of Shareholder(s) Attending Admitted by (initials) Driver’s License State ID Other Name of Guest Attending Misc. Notes ADMISSION TICKET FROM THE SOUTH (Wilmington, Jacksonville): Take Highway 17 North into New Bern. Stay on the same road (also called ML King Blvd.) and pass Twin Rivers Mall. Go under Route 70 overpass (Hwy 17 becomes Business 17) - stay in middle lane. Road will veer right at Palace Motel and name will change to Neuse Blvd. Shortly after fire station name will change again to Broad Street. Continue on Broad Street to Hancock Street. Turn right on Hancock Street. Cross Pollock Street. Make a right onto Front Street. The North Carolina History Center will be immediately on your left. FROM THE SOUTHWEST (Fayetteville): Take I-95 North to Highway 70 East to New Bern. Take the Trent Road/Pembroke exit and turn left at the light. Turn right at the third light (Broad Street), and then turn right on Hancock Street. Cross Pollock Street. Make a right onto Front Street. The North Carolina History Center will be immediately on your left. FROM THE NORTHWEST (Raleigh, Goldsboro): Take Highway 70 East to New Bern. Take the Trent Road/Pembroke exit and turn left at the light. Turn right at the third light (Broad Street), and then turn right on Hancock Street. Cross Pollock Street. Make a right onto Front Street. The North Carolina History Center will be immediately on your left. FROM THE NORTH (Greenville): Take Highway 17 South from Washington, NC. Cross the Neuse River Bridge, take the ramp straight to US 70 and cross the Freedom Memorial Bridge. Take the Trent Road/Pembroke exit and turn right at the light. Turn right at the third light (Broad Street) then turn right on Hancock Street. Cross Pollock Street. Make a right onto Front Street. The North Carolina History Center will be immediately on your left. Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. * Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at: http://www.proxyvoting.com/pep FOLD AND DETACH HERE PEPSICO PROXY FOR ANNUAL MEETING OF SHAREHOLDERS MAY 2, 2012 THIS PROXY IS SOLICITED ON BEHALF OF PEPSICO’S BOARD OF DIRECTORS The undersigned hereby appoints Indra K. Nooyi, Maura A. Smith and Cynthia Nastanski, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock and/or Convertible Preferred Stock of PepsiCo, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of PepsiCo, Inc. in New Bern, NC, on Wednesday, May 2, 2012 at 9:00 A.M., Eastern Daylight Time, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and any other matter that may properly come before the meeting. Please mark this proxy as indicated on the reverse side to vote on any item. Shares represented by this proxy will be voted in accordance with your specifications. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign the reverse side; no boxes need to be checked. Address Change/Comments (Mark the corresponding box on the reverse side) SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side) WO# Fulfillment# 19136-1 19809-1

PepsiCo, Inc. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on Wednesday, May 2, 2012 The Proxy Statement, Annual Report and other proxy materials are available at: http://www.proxyvoting.com/pep This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. PEPSICO If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 16, 2012 to facilitate timely delivery. TO REQUEST PAPER COPIES OF PROXY MATERIALS: (please reference your 11-digit control number when requesting materials) By opting to receive printed materials, your preference for future proxy mailings will be kept on our file. Telephone: 1-888-313-0164 (outside of the U.S and Canada call 201-680-6688) Email: shrrelations@bnymellon.com (you must reference your 11-digit control number in your email) Internet: http://www.proxyvoting.com/pep TO VOTE YOUR SHARES SEE INSTRUCTIONS ON REVERSE SIDE This is not a proxy card. You cannot use this notice to vote your shares. Dear PepsiCo, Inc. Shareholder: The 2012 Annual Meeting of Shareholders of PepsiCo, Inc. (the “Company”) will be held at the North Carolina History Center at Tryon Palace, 529 South Front Street, New Bern, North Carolina 28562, on Wednesday, May 2, 2012, at 9 A.M., Eastern Daylight Time. Proposals to be considered at the Annual Meeting: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS NO. 1, 2, 3 AND 4. (1) Election of 12 Directors; (2) Ratify the appointment of KPMG LLP as our independent registered public accountants for fiscal year 2012; (3) Approval, by non-binding vote, of executive compensation; (4) Re-approval of the performance measures under our 2007 Long-Term Incentive Plan; THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEMS NO. 5, 6 AND 7. (5) Shareholder Proposal – Lobbying Practices Report; (6) Shareholder Proposal – Formation of Risk Oversight Committee; and (7) Shareholder Proposal – Chairman of the Board shall be an Independent Director. The Board of Directors has fixed the close of business on March 2, 2012 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof. CONTROL NUMBER YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY. 19136-1

Shareholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. Directions to attend the Annual Meeting where you may vote in person can be found below. Meeting Location: North Carolina History Center at Tryon Palace 529 South Front Street New Bern, North Carolina 28562 The following Proxy Materials are available for you to review online: the Company’s 2012 Proxy Statement (including all attachments thereto); the Company’s Annual Report for the year ended December 31, 2011 (which is not deemed to be part of the official proxy soliciting materials); and any amendments to the foregoing materials that are required to be furnished to shareholders. To request a paper copy of the Proxy Materials: (you must reference your 11-digit control number located on the reverse side of this form) Telephone: 1-888-313-0164 (outside of the U.S and Canada call 201-680-6688) Email: shrrelations@bnymellon.com (you must reference your 11-digit control number in your email) Internet: http://www.proxyvoting.com/pep The Proxy Materials for PepsiCo, Inc. are available to review at: http://www.proxyvoting.com/pep Have this notice available when you request a PAPER copy of the Proxy Materials, when you want to view your proxy materials online, OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY. HOW TO VOTE BY INTERNET We encourage you to review the proxy materials online before voting. Use the Internet to vote your shares. On the landing page of the above website in the box labeled “To Vote Your Shares by Internet” click on “Vote Now” to access the electronic proxy card and vote your shares until 5:00 P.M. E.D.T. on May 1, 2012. Have this letter in hand when you access the website. You will need to reference the 11-digit control number located on the reverse side. PEPSICO 2012 ANNUAL MEETING OF SHAREHOLDERS Dear Shareholder(s): The Annual Meeting of Shareholders of PepsiCo, Inc. will be held at the North Carolina History Center at Tryon Palace, 529 South Front Street, New Bern, North Carolina 28562, on Wednesday, May 2, 2012, at 9 A.M., Eastern Daylight Time. Admission to the meeting will be on a first-come, first-served basis. This admission ticket and a government-issued photo identification card, such as a driver’s license, state identification card or passport, will be required to enter the meeting. If you are a shareholder of record and plan to attend the meeting, please bring this admission ticket to the meeting. Do not write in the area. For office use only. Name(s) of Shareholder(s) Attending Admitted by (initials) Driver’s License State ID Other Name of Guest Attending Misc. Notes ADMISSION TICKET FROM THE SOUTH (Wilmington, Jacksonville): Take Highway 17 North into New Bern. Stay on the same road (also called ML King Blvd.) and pass Twin Rivers Mall. Go under Route 70 overpass (Hwy 17 becomes Business 17) - stay in middle lane. Road will veer right at Palace Motel and name will change to Neuse Blvd. Shortly after fire station name will change again to Broad Street. Continue on Broad Street to Hancock Street. Turn right on Hancock Street. Cross Pollock Street. Make a right onto Front Street. The North Carolina History Center will be immediately on your left. FROM THE SOUTHWEST (Fayetteville): Take I-95 North to Highway 70 East to New Bern. Take the Trent Road/Pembroke exit and turn left at the light. Turn right at the third light (Broad Street), and then turn right on Hancock Street. Cross Pollock Street. Make a right onto Front Street. The North Carolina History Center will be immediately on your left. FROM THE NORTHWEST (Raleigh, Goldsboro): Take Highway 70 East to New Bern. Take the Trent Road/Pembroke exit and turn left at the light. Turn right at the third light (Broad Street), and then turn right on Hancock Street. Cross Pollock Street. Make a right onto Front Street. The North Carolina History Center will be immediately on your left. FROM THE NORTH (Greenville): Take Highway 17 South from Washington, NC. Cross the Neuse River Bridge, take the ramp straight to US 70 and cross the Freedom Memorial Bridge. Take the Trent Road/Pembroke exit and turn right at the light. Turn right at the third light (Broad Street) then turn right on Hancock Street. Cross Pollock Street. Make a right onto Front Street. The North Carolina History Center will be immediately on your left. 19136-1